As filed with the Securities and Exchange Commission on July 21, 2020.

Registration No. 333-236563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Investview, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7389	87-0369205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

234 Industrial Way West, Ste. A202, Eatontown, New Jersey 07224

Telephone 732-889-4300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joseph Cammarata, Chief Executive Officer

Investview, Inc.

234 Industrial Way West, Ste. A202, Eatontown, New Jersey 07724

Telephone: 732-889-4300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

The Lonergan Law Firm, LLC

Lawrence R. Lonergan, Esq.

96 Park Street

Montclair, NJ 07042

Telephone: 973-641-4012

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Units consisting of shares of Series B Preferred Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share	2,000,000	$25.00	$50,000,000

Shares of Series B Preferred Stock, included as part of the Units	2,000,000

Common Stock Purchase Warrants to purchase common stock, included as part of the Units (2)	10,000,000

Shares of Common Stock, par value $0.001 per share, issuable upon exercise of the Warrants (3)(4)	10,000,000	$0.10	$1,000,000

Total			$51,000,000	$6,619.80

(1)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate Offering price.
(2)	In accordance with Rule 457(i) promulgated under the Securities Act, because the shares of our common stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(3)	We are issuing five (5) Common Stock Purchase Warrants (the “Warrants”) each exercisable to purchase one (1) share of our common stock, par value $0.001 (“Common Stock”) as part of the units offered hereunder (the “Units”). Each Unit consists of: (i) one (1) share of 13% Series B Preferred Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred”); and (ii) five (5) Warrants. The Warrants are exercisable for a period of five (5) years from the date of issuance to purchase one (1) additional share of Common Stock at a price of $0.10 per share.
(4)	No additional registration fee is payable pursuant to Rule 457(g) promulgated under the Securities Act. The registration fee was paid upon the filing of the registrant’s initial S-1 on February 21, 2020, Registration No. 333-236563 which was declared effective by the SEC on March 6, 2020 (the “Registration Statement”).

The registrant is filing this post-effective amendment no. 2 to amend the registration statement (declared effective by the SEC on March 6, 2020) on such date or dates as may be necessary to delay its effective date of this post-effective amendment no. 1 until the registrant shall file a further amendment, if any, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note: The purpose of this Post-Effective Amendment No. 2 to the Registration Statement filed on February 21, 2020, Registration No. 333-236563, which was declared effective by the SEC on March 6, 2020, is to: (i) file an amendment to the Certificate of Designations, Preferences and Rights of 13% Series B Cumulative Redeemable Perpetual Preferred Stock, filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020 (the “Series B Amended Certificate of Designation”), specifically related to Sections 7 and 8 of the Series B Certificate of Designation, which has been consented to by the holders of two-thirds of the outstanding shares of Series B. Convertible Stock, which consent is filed as Exhibit 10.64 and attached to the POS AM as filed with the SEC on June 2, 2020; (ii) the change in a majority of the Board of Directors effective April 27, 2020 and the entry into a Securities Purchase Agreement with DBR Capital, LLC, dated April 27, 2020 and the related transaction documents (Reference is made to the registrant’s Form 8-K and 8-K/A filed on April 30, 2020); (iii) update the Executive Compensation table to include compensation paid in fiscal 2020; and (iii) other revisions to the Registration Statement as a result of the foregoing.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS

Subject to completion, dated July __, 2020

The information in this prospectus related to this post-effective amendment no.1 to the Registration Statement is not complete and may be changed. These securities included in this Registration Statement, of which this prospectus, are subject to an effective Registration Statement. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

INVESTVIEW, INC.

2,000,000 Units

Each Unit Consisting of

One Share of 13% Series B Cumulative Redeemable Perpetual Preferred Stock and

Five Warrants Each Exercisable to Purchase One Share of Common Stock

Pursuant to this Registration Statement, of which this prospectus is a part, we are offering (the “Offering”) a total of 2,000,000 units (each a “Unit” and collectively, the “Units”), each Unit consisting of: (i) one share of our newly authorized 13% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred”); and (ii) five (5) warrants (the “Warrants”) each exercisable to purchase one (1) share of common stock, par value $0.001 per share (“Common Stock” or “Warrant Shares”), at an exercise price of $0.10 (the “Exercise Price”) per Warrant Share. Each Warrant offered hereby as part of the Units is immediately exercisable on the date of issuance and will expire on March [__], 2025 the date that is five (5) years from the date(s) of issuance (the “Warrant Expiration Date(s)”). Since the March 6, 2020, the Effective Date of the Registration Statement, the Registrant has sold a total of ___ Units.

Dividends on the Series B Preferred, having a stated value of $25 per share (“Stated Value”), which are offered hereby as part of the Units, are cumulative from the first day of the calendar month in which they are issued, and will be payable on the 15th day of each calendar month, when, as and if declared by our Board of Directors (“Board”). Dividends will be payable out of amounts legally available therefor at a rate equal to 13% per annum per $25, the Stated Value per share, or $3.25 per share of Series B Preferred per year. We will reserve the amount equal to the first three years of dividend payments, or $9.75 per share of Series B Preferred, from the proceeds from this Offering (the “Dividend Reserve”) in an escrow account (the “Escrow Account”) maintained by International Financial Enterprise Bank (“IFEB Bank”), with offices in Dallas, TX, also referred to hereinafter as the “Escrow Agent.”

Commencing on three years from the dates of issuance, we may redeem, at our option, the shares of Series B Preferred, in whole or in part, at a cash redemption price equal to: (i) of $25 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. The Series B Preferred has no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series B Preferred will have no voting rights, except as set forth below in section “Voting Rights” under subheading “Description of Offered Securities” and Section 8 of the Series B Amended Certificate of Designation, filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020.

Prior to this Offering, there has been no public market for the Units, the Series B Preferred or the Warrants. We anticipate that upon FINRA approving the symbols we request for the Units, shares of Series B Preferred, and the Warrants, that these securities will initially be subject to quotation and trading on the OTC Market including, possibly, the OTCQB or OTCQX, of which there can be no assurance, under the symbols “INVUU,” “INVUB” and “INVUW,” respectively. Our Common Stock is currently quoted on the OTCQB market under the symbol “INVU.”

We may use broker-dealers, referred to as placement agents to use their best efforts to solicit offers to purchase the Units in this Offering. If any placement agents sell Units, they will be deemed “underwriters” as that term is defined by Section 2(a)(11) of the Securities Exchange Act of 1933 (the “Securities Act”). We will pay any placement agent’s cash commissions equal to 9% of the gross proceeds from any Units they sell and issued Placement Agent Warrants exercisable for a period of 5 years to purchase a number of Units sold by participating Placement Agreements equal to 9% of the Units the respective Placement Agents sell at an exercise price of $25.00 per Placement Agent Warrant. Referenced is made to the Form of Placement Agent Agreement, as Amended, attached as Exhibit 10.56.1 to the registration statement, declared effective on March 6, 2020.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Unit	Total
Public Offering price	$25.00	$50,000,000
Placement agent fees (1)(2)	$2.25	$4,500,000
Proceeds, before expenses, to the Company	$22.75	$45,500,000

(1) See “Plan of Distribution” for a description of cash commissions payable to the placement agent equal to 9% of the number of Units sold by each respective Placement Agent. In addition, the Company will issue a number of Placement Agent Warrants equal to 9% of the number of Units sold by each Placement Agent. We estimate our other expenses to be $100,000.

(2) Assumes all Units will be sold by Placement Agents.

[______________]

The date of this prospectus is July [  ], 2020

You should rely only on the information contained in this prospectus. We have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Additional Information.”

Unless the context otherwise requires, we use the terms “we,” “us,” “the Company” and “our” to refer to Investview, Inc. and its consolidated subsidiaries.

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CAUTIONARY Note Regarding Forward-Looking Statements

This prospectus contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic goals, plans, objectives, and predictions are also forward-looking statements. This prospectus contains forward-looking statements relating to future products or product development; future selling, general and administrative costs and research and development spending; future performance of our network marketing efforts; our expectations regarding ongoing litigation; international growth; and future financial performance, results of operations, capital expenditures, and sufficiency of capital resources to fund our operating requirements.

This forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to:

●	noncompliance by our independent distributors with applicable legal requirements or our policies and procedures;
●	potential adverse effects on our business and stock price due to ineffective internal controls over financial reporting;
●	inability to manage financial reporting and internal control systems and processes;
●	inability to properly motivate and manage our independent distributors;
●	inability to manage existing markets, open new international markets, or expand our operations;
●	inability of new products to gain distributor or market acceptance;
●	inability to execute our product launch process due to increased pressure on our supply chain, information systems, and management;
●	disruptions in our information technology systems;
●	inability to protect against cybersecurity risks and to maintain the integrity of data;
●	international trade or foreign exchange restrictions, increased tariffs, foreign currency exchange fluctuations;
●	deterioration of global economic conditions;
●	inability to raise additional capital if needed;
●	inability to retain independent distributors or to attract new independent distributors on an ongoing basis;
●	government regulations on direct selling activities in our various markets prohibiting or severely restricting our business;
●	unfavourable publicity on our business or products;
●	a finding that our direct selling program is not in compliance with current or newly adopted laws or regulations in various markets;
●	expensive and time-consuming legal proceedings;
●	potential for investigatory and enforcement action by the Federal Trade Commission;
●	failure to comply with anti-corruption laws;
●	inability to build and integrate our management team;
●	loss of, or inability to attract, key personnel;
●	unexpected tax or other assessments relating to the activity of our independent distributors;
●	economic, political, foreign exchange, and other risks associated with international operations; and
●	volatility of the market price of our common stock.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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Prospectus Summary

This prospectus summary, which is a part of the Registration Statement declared effective by the SEC on March 6, 2020, contains an overview of the information from this prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the “Risk Factors” section beginning on page 8, in its entirety before making an investing decision. You should read this prospectus together with additional information described below under the heading “Where You Can Find Additional Information.” As used in this prospectus, the terms “we,” “us,” and “our” refer to Investview, Inc., a corporation organized under the laws of the state of Nevada, including our subsidiaries, and our predecessors, unless the context indicates a different meaning.

Our Business

Nature of Business

Investview owns a number of companies that each operate independently but are accretive to one another. Investview is establishing a portfolio of wholly owned subsidiaries delivering leading edge technologies, services and research, dedicated primarily to the individual consumer. Following is a description of each of our companies.

Kuvera, LLC provides research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, crowdfunding and cryptocurrency sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Different packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

Kuvera France S.A.S. is our entity in France that will distribute Kuvera products and services throughout the European Union.

S.A.F.E. Management, LLC is a Registered Investment Adviser and Commodity Trading Adviser that has been established to deliver automated trading strategies to individuals who find they lack the time to trade for themselves.

United League, LLC owns a number of proprietary technologies including FIREFAN a social app for sports enthusiasts. Technologies created to support any of the Investview companies are held under the United League structure.

United Games, LLC is the distribution network for United League technologies. Since the acquisition of United Games in July of 2018, we are working to combine the distributors of Kuvera and United Games. This is an on-going process that is not yet complete.

SAFETek, LLC (formerly WealthGen Global, LLC) is a new addition that we are currently establishing for expansion plans in the high-speed processing and cloud computing environment.

Apex Tek, LLC (formerly Razor Data, LLC) is the sales and distribution company for APEX packages and technology. It offers a unique passive income model for those interested in earning through the purchase and leaseback of high-speed specialized data processing equipment. This model has drawn considerable institutional interest.

Investment Tools & Training, LLC currently has no operations or activities

Our Address

Our principal executive offices are located at 234 Industrial Way West, Ste. A202, Eatontown, New Jersey 07224, and our telephone number is 732-889-4300.

Before you invest in our Units, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyse the Company’s results of operations and financial prospects.

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The Offering

The following summary contains basic terms about this Unit Offering including the Series B Preferred and the Warrants and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 8. For a more complete description of the terms of the Units, see “Description of the Securities Offered.” Reference is also made to the “Series B Amended Certificate of Designations, Preferences and Rights of 13% Series B Cumulative Redeemable Perpetual Preferred Stock,” filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020 (the “Amended Series B Certificate of Designation.”

Issuer	Investview, Inc.
Securities Offered	2,000,000 Units, each Unit consisting of: (i) one share of 13% Series B Preferred, having a Stated Value of $25; and (ii) five Warrants each exercisable to purchase one share of our Common Stock (the “Warrant Shares”) at an exercise price of $0.10 (the “Exercise Price”). The shares of Series B Preferred and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately upon the closing of this Offering.

Shares of Series B Preferred Offered	2,000,000

Warrants Offered	Warrants to purchase up to 10,000,000 shares of Common Stock (the “Warrant Shares”), which will be exercisable during the period commencing on the date of their issuance and ending five years from such date (the “Warrant Expiration Date”) at an exercise price of $0.10 per Warrant Share (the “Exercise Price”). This Prospectus also relates to the Offering of the shares of Common Stock issuable upon exercise of the Warrants, referred to herein as the Warrant Shares. There is no established public trading market for the Warrants, and we cannot assure you an active trading market will develop or be sustained, if at all. In addition, the exercise price of the Warrants is subject to adjustment in the event during the five year exercise period from the original issuance of the Warrants, if we sell any shares of our Common Stock or securities exchangeable or exercisable or convertible into our Common Stock, subject to certain exceptions, at a price per share less than the exercise price of the Warrants then in effect or without consideration. Reference is made to Exhibit 10.57, Form of Common Stock Purchase Warrant.

Series B Preferred to be Outstanding after this Offering	2,000,000 shares

Offering Price	$25 per Unit

Dividends

Holders of the Series B Preferred will be entitled to receive cumulative cash dividends at a rate of 13% per annum on the stated value, $25 per share, of the Series B Preferred (equivalent to $3.25 per annum per share).

Dividends will be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date”), provided that if any Dividend Payment Date is not a business day, then the dividend that would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day without adjustment in the amount of the dividend. Dividends will be payable to holders of record as they appear on our stock records for the Series B Preferred at the close of business on the corresponding record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”). As a result, holders of shares of Series B Preferred will not be entitled to receive dividends on a Dividend Payment Date if such shares were not issued and outstanding on the applicable dividend record date.

Any dividend payable on the Series B Preferred, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series B Preferred offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.

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Dividend Escrow	We will allocate and pay from the proceeds from this Offering an amount equal to the first three years of dividend payments, or $9.75 per share of Series B Preferred, which monies will be deposited in an escrow account at IFEB Bank (the “Escrow Agent”). The dividends on the Series B Preferred paid by the Company from the proceeds of the Offering into the Escrow Account and will be held by the Escrow Agent and will be transmitted by the Escrow Agent into an account at Vstock Transfer, LLC, a licensed transfer agent and the Company’s transfer agent for its securities (“Vstock”), which will act as the dividend payment agent for the monthly payment of the cash dividends to investors. Vstock may also be referred to as the Dividend Payment Agent These funds for the payment of the monthly cash dividends will be the sole property, and for the sole benefit, of the investors and will not be deemed for any purposes whatsoever the property of the Company. For three years after issuance, without further authorization from our Board, the Escrow Agent will transfer the funds for payment of the dividends through Vstock, as Dividend Payment Agent, for payment directly to investors on a monthly basis as set forth above. Although, dividends will accrue separately for each investor, the Dividend Payment Agent will not pay dividend payments to any investor unless it pays all investors who are listed as Series B Preferred stockholders on our transfer records as of each Dividend Record Date. See “Description of Offered Securities - Dividends.”

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them as provided under Optional Redemption and Special Optional Redemption below. We are not required to set aside funds to redeem the Series B Preferred.

Optional Redemption

The Series B Preferred is not redeemable by us prior to the three-year anniversary of each issuance of Series B Preferred. We may, at our option, redeem the Series B Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price equal to the Stated Value of $25 per share of Series B Preferred, plus any accumulated and unpaid dividends to, but not including, the redemption date. See “Description of the Series B Preferred - Redemption - Optional Redemption” for further details. If we redeem any Series B Preferred, we will only do so by treating all investors equally. In order to do that, we will deposit all redemption proceeds in an escrow account, since we expect the three-year periods to vary. The only exception to escrowing funds will be if the redemption date is more than three years after issuance of all Series B Preferred in which case, we will simply pay all investors at the same time.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price equal to the Stated Value of $25 per share of Series B Preferred, plus any accumulated and unpaid dividends to, but not including, the redemption date.

A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

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Ranking	The Series B Preferred will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to all classes or series of our Common Stock or our issued and outstanding Series A Preferred Stock and to all other equity securities issued by us other than equity securities on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B Preferred with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including any other series of Preferred Stock; and effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. See “Description of the Series B Preferred–Ranking” for further information.

Limited Voting Rights	Holders of Series B Preferred will have no voting rights except for the limited instance where the Series B Preferred may vote. See the section entitled “Description of the Series B Preferred—Voting Rights,” and Section 8 of the Amended Series B Certificate of Designation, filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020.

Use of Proceeds	After escrowing proceeds equal to $9.75 per share of Series B Preferred with the Escrow Agent for the payment of the initial three years of dividends utilizing the services of Vstock as Dividend Payment Agent, we plan to use the net proceeds from this Offering to repay our outstanding debt to repay our loans which we estimate is $2,190,000 as of the date of this Prospectus. And the balance for working capital, general corporate purposes and growth initiatives, including potential future acquisitions, although the Company has no present plans, arrangements or agreements for any such acquisitions other than as contemplated in the registrant’s Form 8-K filed with the SEC on April 30, 2020 and the exhibits thereto. See the disclosure under “Use of Proceeds” below.

Risk Factors	Please read the disclosure under the section entitled “Risk Factors” beginning on page 8 for a discussion of some of the factors you should carefully consider before deciding to invest in our Units consisting of Series B Preferred and Warrants.

Trading Market	Our Common Stock is quoted on the OTCQB under the INVU symbol. We expect the Units, the Series B Preferred, and the Warrants will be quoted under the symbols “INVUU,” “INVUB” and “INVUW,” respectively, pending assignment by FINRA of trading symbols. We intend to initially apply to the OTCQB Market (“OTCQB”) to make these securities become subject to quotation although we may determine to apply for quotation on the OTCQX although there can be no assurance that we will qualify for quotation of these securities on the OTCQX. See “Description of Offered Securities - Trading Market.”

Transfer Agent	Vstock Transfer LLC is the transfer agent for the Company’s common stock and will act as the registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Units, Series B Preferred and Warrants.

Certain U.S. Federal Income Tax Considerations

For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series B Preferred, please see the section entitled “Certain U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series B Preferred in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form	The Units, the Series B Preferred and the Warrants will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

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Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase the Units. The risks and uncertainties described in this prospectus are not the only ones we may face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, business prospects, results of operations or financial condition. Any of the risks and uncertainties set forth herein, could materially and adversely affect our business, results of operations and financial condition. This could cause the market price of the Units, the Series B Preferred and the Warrants to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to our Financial Condition

Because this is a best effort Offering, investors who invest initially will be subject to more risk than later investors.

We are seeking to raise up to $50,000,000 from the sale of the Units. Since March 6, 2020, the date the Registration Statement was declared effective by the SEC (the “Effective Date”), we have escrowed and will continue to escrow approximately 39% of the gross proceeds in order to provide investors a 13% return through dividend payments for three years from the date of issuance to each investor. There is no minimum to the Offering and, as a result, we will be able to use the Offering Proceeds, as received, for our operations, excluding 39% of the Offering Proceeds that will be deposited with the Escrow Agent for the payment of monthly dividends through our Dividend Payment Agent. The Offering Proceeds will be first used to pay our indebtedness which is expected to be approximately $2,050,000 as of the date of this prospectus and we intend to use the remaining proceeds for working capital, general corporate purposes and growth initiatives, including potential future acquisitions, although the Company has no present plans, arrangements or agreements for any such acquisitions. See “Description of Offered Securities – Series B Preferred” and the Amended Series B Certificate of Designation, filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020. Because this is a best effort Offering, the earlier investors invest in this Offering, the greater degree of risk they will incur. For example, if the Company raises an immaterial amount, investors will be subject to more risk than if all or substantially all of the $50,000,000 is raised, excluding any proceeds from the exercise of Warrants. This is because there is no minimum amount of proceeds we must raise. If we do not raise a substantial amount of proceeds, we may not have sufficient working capital to be able to carry out our business since we are continuing to lose money. In that event, we will be required to seek other financing which, if available, may be very dilutive and expensive. In that event, your investment will be adversely affected. In order to qualify our shares of Series B Preferred Stock for quotation on the OTCQB, of which there can be no assurance, we will need to generate net proceeds of $1.7 million from the sale of 68,000 Units. We will continue the Offering of Units until all of the units are sold or we terminate the Offering. There can be no assurance that we will be successful in selling 68,000 Units and securing quotation of our Series B Preferred Stock on the OTCQB.

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that to continue as a going concern we will need approximately $1,000,000 per year simply to cover the administrative, legal and accounting fees. We plan to fund these expenses primarily through cash flow from operations, if and when we generate positive cash flow, of which there can be no assurance, the sale of restricted shares of our Common Stock, and the issuance of convertible notes, as well as funds raised from this Offering, if it is successful, of which there can be no assurance

Based on our financial statements for the years ended March 31, 2010 and 2019, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this Prospectus before deciding to purchase the Units subject of this Offering or of our Common Stock in the open market or otherwise. Our business, financial condition or results of operations could be affected materially and adversely by any or all the risks set forth under “Risk Factors” and elsewhere in this Prospectus.

Our operations and financial condition may be adversely impacted by the COVID-19 pandemic.

In December 2019, a strain of novel coronavirus, or COVID-19, was first reported in Wuhan, China, resulting in thousands of confirmed cases of the disease in China. By January, the Chinese government implemented a quarantine protocol for Wuhan and implemented other restrictions for other major Chinese cities, including mandatory business closures, social distancing measures, and various travel restrictions, all of which have subsequently been adopted in countries throughout the world. On March 11, 2020, as COVID-19 spread outside of China, the World Health Organization designated the outbreak as a global pandemic. This pandemic could affect our business, employees, operating results, ability to obtain additional funding, product development programs, research and development programs, suppliers and third-party manufacturers.

We anticipate that COVID-19 and a prolonged public health crisis may negatively impact our financial condition and operating results; however, given the evolving health, economic, social, and governmental environments, the breadth and duration of the impact remains uncertain. Given the dynamic nature of these circumstances, the duration of any business disruption or potential impact to our business resulting from the COVID-19 coronavirus is difficult to predict, but it may increase our costs or expenses.

We may need to raise additional capital to fund continuing operations and an inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

To date, our operations have been funded entirely from the proceeds from equity and debt financings or loans from our management. We currently anticipate that our available capital resources will be insufficient to meet our expected working capital and capital expenditure requirements for the near future. We anticipate that we will require an additional $1.5 million during the next twelve months to fulfil our business plan. However, such resources may not be sufficient to fund the long-term growth of our business. If we determine that it is necessary to raise additional funds, we may choose to do so through strategic collaborations, licensing arrangements through our “White Labelling” strategy, public or private equity or debt financing, a bank line of credit, or other arrangements.

We cannot be sure that any additional funding will be available on terms favourable to us or at all. Any additional equity financing may be dilutive to our shareholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of Common stock. Debt or equity financing may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

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We have a history of net losses; we may never achieve or sustain profitability or positive cash flow from operations.

We have incurred net losses in each fiscal year since our inception, including net losses of $5,011,036 for the year ended March 31, 2019 and $14,913,016 for the year ended March 31, 2018, and a net loss of $8,587,449 for the nine months ended December 31, 2019. As of December 31, 2019, we had an accumulated deficit of approximately $33,684,432. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow for the foreseeable future. We may never achieve profitability or positive cash flow in the future, and even if we do, we may not be able to continue being profitable.

We have a limited operating history; it is difficult to evaluate our business and future prospects and increases the risks associated with investment in our securities.

We have only limited prior business operations. Because of our limited operating history, investors may not have adequate information on which they can base an evaluation of our business and prospects. Investors should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its early stage, many of which are beyond our control, including unanticipated research and development expenses, employment costs, and administrative expenses. We cannot assure our investors that our proposed business plans as described herein will materialize or prove successful, or that we will be able to finalize development of our products or operate profitably. We may not be successful in addressing these and other challenges we may face in the future, and our business and future prospects may be materially and adversely affected if we do not manage these and other risks successfully. Given our limited operating history, we may be unable to effectively implement our business plan which could materially harm our business or cause us to scale down or cease our operations.

Risks Related to our Business

We may not be able to manage our growth effectively, which could slow or prevent our ability to achieve profitability.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources and delay or prevent our efforts to achieve profitability. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure, and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain, and manage new employees and continue to update and improve our operational, financial, and management controls and procedures. If we do not manage our growth effectively, slower growth is likely to occur, thereby slowing or negating our ability to achieve and sustain profitability.

We may not be able to fully protect our proprietary rights and we may infringe the proprietary rights of others, which could result in costly litigation.

Our future success depends on our ability to protect and preserve the proprietary rights related to our products. We cannot assure that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We also rely on trade secrets, common law trademark rights, and trademark registrations, as well as confidentiality and work for hire, development, assignment, and license agreements with employees, consultants, third-party developers, licensees, and customers. Our protective measures for these intangible assets afford only limited protection and may be flawed or inadequate.

Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressures defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the intellectual property in question or obtain a license to use those rights or develop non-infringing alternatives.

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Our business could be negatively affected by any adverse economic developments in the securities markets or the economy in general.

We depend on the interest of individuals in obtaining financial information and securities trading strategies to assist them in making their own investment decisions. Significant downturns in the securities markets or in general economic and political conditions may cause individuals to be reluctant to make their own investment decisions and, thus, decrease the demand for our products. Significant upturns in the securities markets or in general economic and political conditions may cause individuals to be less proactive in seeking ways to improve the returns on their trading or investment decisions and, thus, decrease the demand for our products.

We may encounter risks relating to security or other system disruptions and failures that could reduce the attractiveness of our sites and that could harm our business.

Although we have implemented various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, or loss of data. For instance, because a portion of our revenue is based on individuals using credit cards to purchase subscriptions over the Internet and a portion from advertisers that seek to encourage people to use the Internet to purchase goods or services, our business could be adversely affected by these break-ins or disruptions.

Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website may experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures, or significant increases in traffic when there have been important business or financial news stories. These strains on our systems could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. Our websites could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of information from us. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, may not be fully covered by our insurance, could damage our reputation, and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

We will need to introduce new products and services and enhance existing products and services to remain competitive.

Our future success depends in part on our ability to develop and enhance our products and services. In addition, the adoption of new Internet, networking, or telecommunications technologies or other technological changes could require us to incur substantial expenditures to enhance or adapt our services or infrastructure. There are significant technical and financial costs and risks in the development of new or enhanced products and services, including the risk that we might be unable to effectively use new technologies, adapt our services to emerging industry standards, or develop, introduce, and market enhanced or new products and services. An inability to develop new products and services, or enhance existing offerings, could have a material adverse effect on our profitability.

We rely on external service providers to perform certain key functions.

We rely on a number of external service providers for certain key technology, processing, service, and support functions. External content providers provide us with financial information, market news, charts, option and stock quotes, research reports, and other fundamental data that we offer to clients. These service providers face technological and operational risks of their own. Any significant failures by them, including improper use or disclosure of our confidential client, employee, or company information, could cause us to incur losses and could harm our reputation.

We cannot assure that any external service providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs. An interruption in or the cessation of service by any external service provider as a result of systems failures, capacity constraints, financial constraints or problems, unanticipated trading market closures, or for any other reason, and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations, and financial condition.

We could face liability and other costs relating to storage and use of personal information about its users.

Users provide us with personal information, including credit card information, which we do not share without the user’s consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users’ personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. New privacy legislation may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

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Our business could be negatively affected if we are required to defend allegations of unfair competition and unfair false or deceptive acts or practices in or affecting commerce.

Advertising and marketing of our products in the United States are also subject to regulation by the Federal Trade Commission (“FTC”) under the Federal Trade Commission Act, or FTC Act. Among other things, the FTC Act prohibits unfair methods of competition and unfair false or deceptive acts or practices in or affecting commerce. The FTC Act also makes it illegal to disseminate or cause to be disseminated any false advertisement. The FTC routinely reviews websites to identify questionable advertising claims and practices. Competitors sometimes inform the FTC when they believe other competitors are violating the FTC Act and consumers also notify the FTC of what they believe may be wrongful advertising. The FTC may initiate a non-public investigation that focuses on our advertising claims, which usually involves non-public, pre-lawsuit, extensive formal discovery. Such an investigation may be lengthy and expensive to defend and result in a publicly disclosed consent decree or settlement agreement. If no settlement can be reached, the FTC may start an administrative proceeding or a federal court lawsuit against us or our principal officers. The FTC often seeks to recover from the defendants, whether in a consent decree or a proceeding, any or all of the following: (i) consumer redress in the form of monetary relief or disgorgement of profits; (ii) significant reporting requirements for several years; and (iii) injunctive relief. In addition, most, if not all, states have statutes prohibiting deceptive and unfair acts and practices. The requirements under these state statutes are similar to those of the FTC Act.

We accept and hold cryptocurrencies, which may subject us to exchange risk and additional tax and regulatory requirements.

We have recently begun accepting cryptocurrencies, bitcoin and etherium as a form of payment. Cryptocurrencies are not considered legal tender or backed by any government and have experienced significant price volatility, technological glitches, and various law enforcement and regulatory interventions. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. We also hold cryptocurrencies directly, subjecting us to exchange rate risk as well as the risk that regulatory or other developments and the recent price volatility may adversely affect the value of the cryptocurrencies we hold. The uncertainties regarding legal and regulatory requirements relating to cryptocurrencies or transactions using cryptocurrencies, as well as potential accounting and tax issues or other requirements relating to cryptocurrencies, could have a material adverse effect on our business.

Our business could be negatively affected if we are required to defend allegations that our direct selling activities are fraudulent or deceptive schemes, are against public interest, or are the sale of unregistered securities.

Direct selling activities are regulated by the FTC, as well as various federal, state, and local governmental agencies in the United States and foreign countries. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, which compensate participants primarily for recruiting additional participants without significant emphasis on product sales. Regulators may take the position that some or all of our products are deemed to be securities, the sale of which has not been registered. The laws and regulations governing direct selling are modified from time to time, and like other direct selling companies, we may be subject from time to time to government investigations related to our direct selling activities. This may require us to make changes to our business model and our compensation plan.

Our independent distributors could fail to comply with applicable legal requirements or our distributor policies and procedures, which could result in claims against us that could harm our business.

Our independent distributors are independent contractors and, accordingly, we are not in a position to directly provide the same oversight, direction, and motivation as we could if they were our employees. As a result, we cannot assure that our independent distributors will comply with applicable laws or regulations or our distributor policies and procedures.

Extensive federal, state, local, and international laws regulate our business, products, and direct selling activities. Because we have expanded into foreign countries, our policies and procedures for our independent distributors differ slightly in some countries due to the different legal requirements of each country in which we do business.

Our proprietary systems may be compromised by hackers.

Our current products and other products and services that we may develop in the future will be based on proprietary software and customer-specific data that we protect by routine measures such as password protection, confidentiality and nondisclosure agreements with employees, and similar measures. Any unauthorized access to our software or data could materially disrupt our business and result in financial loss and damages to our business reputation.

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Our future success is largely dependent on our current management.

Our business was built by the vision, dedication, and expertise of our executive officers, who are responsible for our day-to-day operations and creative development. Our success is dependent upon the continued efforts of these people. If it became necessary to replace them, it is unlikely new management could be found that would have the same level of knowledge and dedication to our success. The loss of the services of these professionals, especially in the development of future proprietary software, patents, or applications, would adversely affect our business.

Risks Related to this Offering and Ownership of the Units, Series B Preferred and the Warrants.

The Series B Preferred ranks junior to all of our indebtedness and other liabilities

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series B Preferred to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors, existing preferred stock and Common Stock, and any future series or class of preferred stock we may issue that ranks senior to the Series B Preferred. Also, the Series B Preferred effectively ranks junior to all our existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series B Preferred. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred then outstanding. We may in the future incur debt and other obligations that will rank senior to the Series B Preferred. At December 31, 2019, we had total liabilities of $17,465,617. Nevertheless, the three years of dividends on the Series B Preferred, which total $9.75 per share of Series B Preferred, that will be paid by the Company from the proceeds of the Offering into the Escrow Account, will not be the property of the Company but rather will be for the sole benefit of the investors, payable to the investors on a monthly basis. As a result, these dividends will not, in the ordinary course, be accessible to third-party creditors of the Company.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favourable than those of the Series B Preferred and may result in dilution to owners of the Series B Preferred. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future Offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future Offerings. The holders of the Series B Preferred will bear the risk of our future Offerings, which may reduce the market price of the Series B Preferred and will dilute the value of their holdings in us.

We may not be able to declare and pay dividends on the Series B Preferred if we fail to comply with the conditions imposed by the applicable Nevada law requirements.

Section 78.288 “Distributions to stockholders” of the Nevada Revised Statute provide that we may only declare and pay cash dividends on the Series B Preferred if (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. There can be no assurance that we will satisfy such requirements in any given year.

There is no established market for the Units, the Series B Preferred or the Warrants and no assurance that a market will develop and be sustained.

There is no established trading market for the Units, the Series B Preferred or the Warrants and we do not know if a market will develop on the OTCQB for the Series B Preferred Stock or, if it does, how active it will be or whether it will be sustained. Further, if in the future we believe we meet the quantitative requirements for listing our Common Stock on Nasdaq, we intend to apply to have the Common Stock, the Units, the Series B Preferred and the Warrants listed. We cannot assure you that we will meet the quantitative listing requirements or that any application will be approved. The liquidity of the market for the Units, the Series B Preferred, and the Warrants depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of these securities, the market for similar securities and the interest of securities dealers in making a market in these securities. The market for the Warrants will be linked to the price and the liquidity of our Common Stock. We cannot predict with certainty the extent of investor interest in the Units, the Series B Preferred, and the Warrants, or how liquid that market will be. Without an active trading market, the liquidity of these securities will be limited.

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We may issue additional shares of Series B Preferred and additional series of preferred stock that rank on parity with or senior to the Series B Preferred as to dividend rights, rights upon liquidation or voting rights.

We are allowed to issue additional shares of Series B Preferred and additional series of preferred stock that would rank on parity with or junior to the Series B Preferred as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our Certificate of Incorporation, including the Certificate of Designations relating to the Series B Preferred without any vote of the holders of the Series B Preferred. Upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred (voting together as a class with all other series of parity preferred stock we may issue upon which like voting rights have been conferred and are exercisable), we are allowed to issue additional series of preferred stock that would rank senior to the Series B Preferred as to dividend payments and rights upon our liquidation, dissolution or the winding up pursuant to our Certificate of Incorporation and the Certificate of Designations relating to the Series B Preferred. The issuance of additional shares of Series B Preferred and additional series of preferred stock could have the effect of reducing the amounts available to the holders of Series B Preferred upon our liquidation or dissolution or the winding up of our affairs.

Also, although holders of Series B Preferred are entitled to limited voting rights, as described in this prospectus under “Description of the Series B Preferred - Voting Rights,” and in Section 8 of the Amended Series B Certificate of Designation, filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020, with respect to the circumstances under which the holders of Series B Preferred are entitled to vote, the Series B Preferred votes separately as a class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of the holders of Series B Preferred may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of senior or parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred and our Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favourable to us.

Holders of the Units may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Dividends paid to corporate U.S. holders of the Series B Preferred, which is being offered in this Offering as part of the Units, may be eligible for the dividends-received deduction, and dividends paid to non-corporate U.S. holders of the Series B Preferred may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series B Preferred to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” If any distributions on the Series B Preferred with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the Units and the Series B Preferred could decline.

If we redeem the Series B Preferred, investors will no longer be entitled to dividends.

On or after three years after the first sale of Series B Preferred in or about March 2023, we may, at our option, redeem the Series B Preferred, in whole or in part, at any time or from time-to-time, based upon the payment of the Stated Value of $25 per share of Series B Preferred plus accrued dividends. Also, upon the occurrence of a Change of Control (as defined below under “Description of the Series B Preferred – Redemption”), we may, at our option, upon not less than 30 and nor more than 60 days’ written notice, redeem the Series B Preferred, in whole or in part, within 120 days after the date of such written notice. We may have an incentive to redeem the Series B Preferred voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series B Preferred. If we redeem the Series B Preferred, then from and after the redemption date, dividends will cease to accrue on the shares of Series B Preferred, that have been redeemed, such shares of Series B Preferred shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

The market price of the Units, the Series B Preferred and the Warrants could be substantially affected by various factors.

The market price of the Units, the Series B Preferred and the Warrants could be subject to wide fluctuations in response to numerous factors. The price of the Units and the Series B Preferred that will prevail in the market after this Offering may be higher or lower than the Offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

These factors include, but are not limited to, the following:

●	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series B Preferred;
●	trading prices of similar securities;
●	our history of timely dividend payments;
●	the annual yield from dividends on the Series B Preferred as compared to yields on other financial instruments;
●	general economic and financial market conditions;
●	government action or regulation;
●	the financial condition, performance and prospects of us and our competitors;

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●	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;
●	our issuance of additional equity or debt securities; and
●	actual or anticipated variations in quarterly operating results of us and our competitors.

The Warrants are likely to trade in the same manner as our Common Stock.

As a result of these and other factors, investors who purchase the Units in this Offering may experience a decrease, which could be substantial and rapid, in the market price of the Units, the Series B Preferred and the Warrants, including decreases unrelated to our operating performance or prospects.

If you purchase the Units, you will have no voting rights except for extremely limited voting rights for the Series B Preferred.

The voting rights of a holder of Series B Preferred are limited. Our shares of Common Stock are the only classes of our securities that carry full voting rights.

The holders of Series B Preferred have no voting rights except with respect to voting on amendments to our Series B Preferred Certificate of Designation that materially and adversely affect the rights of the holders of Series B Preferred or authorize, increase or create additional classes or series of our capital stock that are senior to the Series B Preferred. Other than the limited circumstances described in the Prospectus and except to the extent required by law, holders of Series B Preferred do not have any voting rights. See “Description of the Series B Preferred—Voting Rights.”

The Series B Preferred is not convertible into our common stock, investors will not benefit if the price of our common stock increases.

The Series B Preferred is not convertible into our Common Stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our Common Stock will not necessarily result in an increase in the market price of our Series B Preferred. The market value of the Series B Preferred may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series B Preferred.

Management will have broad discretion in using the proceeds of this Offering.

We intend to use the net proceeds of this Offering (after putting the dividends for the initial three years into an escrow account) to pay our indebtedness and thereafter for working capital and general corporate purposes to support our growth. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this Offering. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this Offering.

Risks Relating to Our Common Stock

We have a history of operating losses and expect to report future losses that may cause our stock price to decline.

We have incurred net losses in each fiscal year since our inception, including net losses of $5,011,036 for the year ended March 31, 2019 and $14,913,016 for the year ended March 31, 2018, and a net loss of $8,587,449 for the nine months ended December 31, 2019. As of December 31, 2019, we had an accumulated deficit of approximately $33,684,432. We cannot be certain whether we will ever be profitable, or if we do, that we will be able to continue to be profitable. Also, any economic weakness or global recession may limit our ability to market our products. Any of these factors could cause our stock price to decline and result in our stockholders losing a portion or all of their investments.

We will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

Because our revenues are not yet sufficient to cover expenses or fund our growth, we need to secure ongoing funding. If we are unable to obtain adequate additional financing, we may not be able to successfully market and sell our products, our business operations will most likely be discontinued, and we will cease to be a going concern. To secure additional financing, we may need to borrow money or sell more securities. Under these circumstances, we may be unable to secure additional financing on favourable terms or at all. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

14

Our common stock price has been and may continue to be extremely volatile.

Our common stock has closed as low as $0.006 per share and as high as $.036 per share during the fiscal year preceding the date of this prospectus. We believe this volatility may be caused, in part, by variations in our quarterly operating results, delays in development of our technologies, changes in market valuations of similar companies, and the volume of our stock in the market.

Additionally, in recent years the stock market in general, and the OTC Markets and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price regardless of our operating performance. The historical trading of our common stock is not necessarily an indicator of how it will trade in the future and our trading price as of the date of this prospectus is not necessarily an indicator of what the trading price of our common stock might be in the future.

In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on our stock price.

Shares of our common stock may never become eligible for trading on Nasdaq or a national securities exchange.

We cannot assure that we will ever be listed on the Nasdaq Stock Market or on another national securities exchange. Listing on one of the Nasdaq markets or one of the national securities exchanges is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements. There are also continuing eligibility requirements for companies listed on national securities exchanges. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit the ability of our stockholders to sell their shares, which could result in a loss of some or all of their investments.

If we fail to file periodic reports with the U.S. Securities and Exchange Commission, our common stock will not be able to be traded on the OTCQB.

Although our common stock trades on the OTCQB, a regular trading market for our common stock may not be sustained in the future. OTC Markets limits quotation on the OTCQB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. If we fail to remain current in the filing of our reports with the Securities and Exchange Commission, our common stock will not be able to be traded on the OTCQB. The OTCQB is an inter-dealer market that provides significantly less liquidity than a national securities exchange or automated quotation system.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

Certain provisions of Nevada law and of our corporate charter may inhibit a potential acquisition of our Company, and this could depress our stock price.

Nevada corporate law includes provisions that could delay, defer, or prevent a change in control of our company or our management. These provisions could discourage information contests and make it more difficult for our stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

(i)	without prior stockholder approval, our board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of our common stock and to determine the rights, privileges, and inference of that preferred stock;
(ii)	there is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and
(iii)	stockholders cannot call a special meeting of stockholders.

15

Our indemnification of our directors and officers may limit the rights of our stockholders.

While our board of directors and officers are generally accountable to our stockholders and us, the liability of our directors and officers to all parties is limited in certain respects under applicable state law and our articles of incorporation and bylaws, as in effect. Further, we have agreed or may agree to indemnify our directors and officers against liabilities not attributable to certain limited circumstances. This limitation of liability and indemnity may limit rights that our stockholders would otherwise have to seek redress against our directors and officers.

Additional issuances of stock options and warrants, convertible notes, and stock grants will cause additional substantial dilution to our stockholders.

Given our limited cash, liquidity, and revenues, it is likely that in the future, as in the past, we will issue additional warrants, stock grants, and convertible debt to finance our future business operations and acquisitions and strategic relationships. The issuance of additional shares of common stock, the exercise of warrants, and the conversion of debt to stock could cause additional dilution to our stockholders and could have further adverse effects on the market price for our securities or on our ability to obtain future financing. The 2018 increase in our authorized shares from two billion to ten billion increased the magnitude of this risk substantially.

The amount of authorized common stock may result in management implementing anti-takeover procedures by issuing new securities.

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity. Although, we have no current plans to issue additional stock for this purpose, management could use the additional shares that are now available or that may be available after a possible further recapitalization to resist or frustrate a third-party transaction. Generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which we are subject.

Depending upon the consideration per share for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership—for voting, distributions, and all other purposes—represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of us. Although our board has no present intention of doing so, our authorized but unissued common stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely. Holders of our common stock do not have any pre-emptive rights to acquire any additional securities issued by us.

Our stockholders may not recoup all or any portion of their investment upon our dissolution.

In the event of a liquidation, dissolution, or winding-up of our company, whether voluntary or involuntary, our net remaining proceeds and/or assets, after paying all of our debts and liabilities, will be distributed to the holders of common stock on a pro-rata basis. We cannot assure that we will have available assets to pay to the holders of common stock any amounts upon such a liquidation, dissolution, or winding-up of our company. In this event, our stockholders could lose some or all of their investment.

The sale of any additional shares of our common stock to Triton may cause dilution, and the sale of the shares of common stock acquired by Triton, or the perception that such sales may occur, could cause the price of our common stock to fall.

On December 29, 2018, we entered into certain agreements with Triton Funds, which agreements were amended April 11, 2019. Under these agreements we have the ability to require Triton to purchase up to $1.0 million of our common stock between the date that the effective registration statement. Up to 100,000,000 shares of our common stock are being offered for resale under the respective prospectus. The shares will be purchased at 85% of the lowest closing price of the common stock in the five consecutive trading days immediately preceding the delivery of a purchase notice to Triton from us. The purchase of shares by Triton is subject to certain limitations, including that Investor cannot purchase any shares that would result in it owning more than 4.9% of our common stock.

After Triton has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to Triton by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Triton, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. In addition, the per-share purchase price for these shares will be equal to 85% of the lowest closing price of the common stock for the five consecutive trading days immediately preceding our delivery of a purchase notice to Investor. Depending on market liquidity at the time, sales of these shares may cause the trading price of our common stock to fall. To date, Triton has purchased 39,215,648 shares of our common stock for $325,000.

As of June 27, 2019, the Company has ceased selling additional shares of our common stock to Triton by mutual agreement between the Company and Triton.

16

There is a limited market for our Common Stock, and there may never be an active and sustained market for our common stock and we cannot assure you that the common stock will remain liquid or that it will continue to be listed on a securities exchange.

Our Common Stock is subject to quotation on the OTCQB under the trading symbol “INVU”. An investor may find it difficult to obtain accurate quotations as to the market value of the Common Stock and trading of our Common Stock may be limited and sporadic from time to time. A more active market for the Common Stock may never develop and, if developed, may not be sustained. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Until our Common Stock is listed on the NASDAQ or another stock exchange, we expect that our Common Stock will continue to be eligible to trade on the OTCQB market where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our Common Stock. Furthermore, in order to remain subject to quotation on the OTCQB, the trading price of our Common Stock must maintain certain trading levels, which, in not maintained, could result in our Common Stock being relegated to the OTC Pink. In such event, we will have to again qualify and make applications for quotation on the OTCQB, and there can be no assurance that our Common Stock will be accepted for the OTCQB.

Our Common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common stock and cause a decline in the market value of our stock.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Our common stock may be thinly traded, sale of your common stock may take a considerable amount of time.

The shares of our Common Stock, from time-to-time, may be thinly-traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. To date, there were 121,345,168 shares reserved underlying outstanding convertible notes, which represent a significant multiple of from 4 to 10 times the number of shares actually subject to conversion under the terms of the outstanding convertible notes. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavourable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the Offering. We have not received a legal opinion to the effect that any of our prior Offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A comparable situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

18

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 10,000,000,000 shares of Common Stock, $0.001 par value per share. To date, there were 3,013,490,408 shares of Common Stock outstanding. Additional shares may be issued upon the conversion of any outstanding convertible notes or convertible notes issued in the future, or otherwise authorized for issuance by our board of directors, from time-to-time, without further stockholder approval. The issuance of large numbers of shares of Common Stock, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common stock.

Our Articles of Incorporation, as amended, authorize 50,000,000 shares of preferred stock, $0.001 par value. The Board of Directors is authorized to provide for the issuance of unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which may convert into large numbers of shares of Common Stock and consequently lead to further dilution of other shareholders.

As of the date of this prospectus, we had 2,000,000 authorized but unissued shares of Series B Preferred. The Series B Preferred offered hereby will be fully paid and nonassessable. Our Board may, without the approval of holders of the Series B Preferred or our Common Stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series B Preferred will require approval of the holders of Series B Preferred, as described below in “Voting Rights.”

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our Common Stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends on our Common Stock. Nevertheless, we are required to pay cash dividends of 13% on our Series B Preferred, based upon the Stated Value of $25 per share. Payments of any cash dividends in the future, other than on our shares of Series B Preferred, will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favourable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of “blank check” preferred stock. As a result, without further stockholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of the Company’s common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of the Company’s Common Stock.

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Use of Proceeds

We estimate that the net proceeds to us from the sale of all of the 2 million Units in this Offering will be approximately $45,500,000, based on the public Unit Offering Price of $25 per Unit, after deducting our estimated Offering expenses, including placement agent commissions of 9%, or approximately $4,500,000, assuming all of the Units are sold as a direct result of the selling efforts and introductions of placement agents. As we receive and accept subscriptions from investors, we will immediately pay the Escrow Agent an amount equal to 39% of the gross proceeds (or $9.75 per Unit), to be held by the Escrow Agent for timely transmittal to Vstock Transfer, the Dividend Payment Agent, which amount is equal to the dividends of 13% per annum of $3.25 per share of Series B Preferred, for a period of three years, for the purpose of ensuring a fund will be available to pay investors the monthly dividends of 13% during the first three years from the date of issuance on the shares of Series B Preferred.

We plan to use the remaining net proceeds to pay our indebtedness of approximately $2,190,000 as of the date of this Prospectus and any balance will be used for working capital and other general corporate purposes, which may include platform development, general and administrative matters, and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions, or businesses that complement our business. Other than as disclosed in Item 1.01 of our Form 8-K filed on April 30, 2020, as of the date of this prospectus, we do not have any understandings to acquire any businesses. Because this is a best effort Offering with no minimum, we cannot predict how much money we will ultimately raise.

We anticipate an approximate allocation of the use of net proceeds assuming we raise 25%, 50%, 75% or 100% of the maximum offering amount as follows:

	25%	50%	75%	100%	%(1)(2)
Dividend Reserves (3 Years)	$4,875,000	$9,750,000	$14,625,000	$19,500,000	39%
Repay existing indebtedness, including interest thereon	$2,190,000	$2,190,000	$2,190,000	$2,190,000	5%
Fund working capital and general corporate purposes	$4,085,000	$10,460,000	$16,385,000	$33,210,000	56%
Offering Expenses	$100,000	$100,000	$100,000	$100,000	0%
Subtotal – net proceeds	$11,150,000	$22,400,000	$33,650,000	$44,900,000	90%
Total – gross proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000	100.00%

Other than as discussed above, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have broad discretion in the allocation of the net proceeds. Furthermore, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the level of our expected sales and marketing activities and the attractiveness of any additional acquisitions or investments. Pending these uses, we intend to invest the net proceeds that we receive from this Offering in short-term, investment-grade interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government.

If in the future we receive proceeds from the exercise of the Warrants, we expect such proceeds will be contributed to working capital and will be used for general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock or any other shares of capital stock. Except for the 13% cash dividends payable on a monthly basis to the holders of Series B Preferred by the dividend Payment Agent from the funds held in Escrow Account, equal to $3.25 per share on an annual basis, we currently intend to retain any future earnings and do not expect to pay any dividends on any other securities, including Common Stock for the foreseeable future. Any future determination to declare cash dividends (other than on the Series B Preferred) will be made at the discretion of our Board, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board may deem relevant. Further Nevada law limits when we can pay dividends on our securities. Further our continuing losses require us to use funds we receive in financings to meet our working capital needs. See “Description of Offered Securities – Dividends.”

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Capitalization

Set forth below is our cash and capitalization as of December 31, 2019:

● on an actual basis;

● on a pro forma as adjusted basis, reflecting the issuance of 2,000,000 shares of Series B Preferred and 10,000,000 Warrants offered by this prospectus, at $25 per share, assuming net proceeds of approximately $45,500,000 million, after deducting our estimated Offering expenses payable by us.

You should read the information in the below table together with our consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus.

	As of December 31, 2019
	Actual	Pro Forma as Adjusted

Cash	263,600	25,763,600
Restricted cash	$-	$19,500,000
Total cash	$263,500	$45,263,600

Derivative liability	$383,670	—
Total liabilities	17,465,617	17,465,619

Stockholders’ Equity (Deficit):
Preferred stock, Series B Preferred, par value $0.001 per share; no shares authorized, issued and outstanding, actual; 2,000,000 shares issued and outstanding, pro forma as adjusted;	-	2,000
Common stock, par value $0.001 per share; 10,000,000,000 shares authorized; actual 3,003,490,408 shares issued and outstanding, as of 12-31-2019	3,003,490	3,003,490
Additional paid-in capital	24,618,312	69,116,312
Accumulated deficit	(33,684,432)	(38,684,432)
Total stockholders’ equity (deficit)	(6,059,200)	33,937,370
Total liabilities and stockholders’ equity (deficit)	$11,406,417	51,402,989

The table above is based on 3,003,490,408 shares of common stock outstanding as of December 31, 2019, and excludes, as of such date:

10,043,480 shares of our common stock issuable upon conversion of convertible debt, with a weighted-average exercise price of $0.023 per share;

100,000,000 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”).

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PART I – FINANCIAL INFORMATION

ITEM 1 – FINANCIAL STATEMENTS

INVESTVIEW, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2019	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,600	$133,644
Prepaid assets	3,619,317	6,685,970
Receivables	623,203	724,995
Short-term advances	145,000	10,000
Short-term advances - related party	7,500	500
Other current assets	156,448	142,061
Total current assets	4,815,068	7,697,170

Fixed assets, net	3,864,341	13,528

Other assets:
Intangible assets, net	736,051	1,576,685
Long term license agreement, net	1,869,905	1,983,220
Operating lease right-of-use asset	112,564	-
Deposits	8,488	4,500
Total other assets	2,727,008	3,564,405

Total assets	$11,406,417	$11,275,103

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$2,543,328	$3,008,836
Payroll liabilities	23,575	888,177
Customer advance	607,205	265,000
Deferred revenue	731,578	1,876,727
Derivative liability	383,670	1,358,901
Operating lease liability, current	59,064	-
Other current liabilities	7,576,800	-
Related party payables, net of discounts	1,646,893	545,489
Debt, net of discounts	2,181,578	1,977,030
Total current liabilities	15,753,691	9,920,160

Operating lease liability, long term	59,333	-
Other long term liabilities, net	1,652,593	-
Total long term liabilities	1,711,926	-

Total liabilities	17,465,617	9,920,160

Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Preferred stock, par value: $0.001; 10,000,000 shares authorized, none issued and outstanding as of December 31, 2019 and March 31, 2019	-	-
Common stock, par value $0.001; 10,000,000,000 shares authorized; 3,003,490,408 and 2,640,161,318 shares issued and outstanding as of December 31, 2019 and March 31, 2019, respectively	3,003,490	2,640,161
Additional paid in capital	24,618,312	23,758,917
Accumulated other comprehensive income (loss)	3,430	1,363
Accumulated deficit	(33,684,432)	(25,096,983)
Total Investview stockholders’ equity (deficit)	(6,059,200)	1,303,458
Noncontrolling interest	-	51,485
Total stockholders equity (deficit)	6,059,200	1,353,943

Total liabilities and stockholders’ equity (deficit)	$11,406,417	$11,275,103

The accompanying notes are an integral part of these condensed consolidated financial statements

F-1

INVESTVIEW, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018

Revenue:
Subscription revenue, net of refunds, incentives, credits, and chargebacks	$4,578,623	$7,003,802	$19,327,091	$20,835,048
Equipment sales, net of refunds	-	694,954	-	694,954
Cryptocurrency mining service revenue, net of refunds and amounts paid to supplier	-	34,278	-	1,812,601
Mining revenue	380,871	-	380,871	-
Fee revenue	4,117	-	9,486	-
Total revenue, net	4,963,611	7,733,034	19,717,448	23,342,603

Operating costs and expenses:
Cost of sales and service	560,145	493,591	1,092,643	924,588
Commissions	1,605,925	5,087,053	10,822,072	17,316,319
Selling and marketing	575,199	109,265	1,389,666	634,671
Salary and related	1,721,970	1,059,660	5,433,416	3,075,862
Professional fees	474,287	284,586	1,130,070	1,355,182
General and administrative	1,765,381	940,767	4,487,137	2,921,073
Total operating costs and expenses	6,702,907	7,974,922	24,355,004	26,227,695

Net loss from operations	(1,739,296)	(241,888)	(4,637,556)	(2,885,092)

Other income (expense):
Gain (loss) on debt extinguishment	443,907	-	1,725,384	19,387
Gain (loss) on fair value of derivative liability	(94,622)	-	504,635	-
Gain (loss) on bargain purchase	-	-	-	2,005,282
Gain (loss) on deconsolidation	-	-	53,739	-
Realized gain (loss) on cryptocurrency	10	(1,091)	(657)	16,363
Unrealized gain (loss) on cryptocurrency	(16,885)	(116)	8,445	95,810
Impairment expense	(627,452)	-	(627,452)	-
Interest expense	(1,427,433)	(206,007)	(3,918,070)	(210,154)
Interest expense, related parties	(367,190)	-	(1,618,284)	(5,000)
Other income (expense)	3,231	(606)	(68,053)	(2,449)
Total other income (expense)	(2,086,434)	(207,820)	(3,940,313)	1,919,239

Income (loss) before income taxes	(3,825,730)	(449,708)	(8,577,869)	(965,853)
Income tax expense	(2,198)	(2,655)	(9,580)	(44,844)

Net income (loss)	(3,827,928)	(452,363)	(8,587,449)	(1,010,697)
Less: net income (loss) attributable to the noncontrolling interest	-	27,613	-	(5,399)

Net income (loss) attributable to Investview stockholders	$(3,827,928)	$(479,976)	$(8,587,449)	$(1,005,298)

Income (loss) per common share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	2,840,281,449	2,213,661,318	2,748,911,300	2,197,588,591

Other comprehensive income, net of tax:
Foreign currency translation adjustments	$22,627	$3,470	$2,067	$7,211
Total other comprehensive income	22,627	3,470	2,067	7,211
Comprehensive income (loss)	(3,805,301)	(448,893)	(8,585,382)	(1,003,486)
Less: comprehensive income attributable to the noncontrolling interest	(22,627)	(3,470)	-	(7,211)
Comprehensive income (loss) attributable to Investview shareholders	$(3,827,928)	$(452,363)	$(8,585,382)	$(1,010,697)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

INVESTVIEW, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

				Accumulated
			Additional	Other
	Common stock		Paid in	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Capital	Income	Deficit	Interest	Total
Balance, March 31, 2018	2,169,661,318	$2,169,661	$16,137,945	$(2,483)	$(20,085,947)	$18,544	$(1,762,280)
Foreign currency translation adjustment	-	-	-	3,618	-	-	3,618
Net income (loss)	-	-	-	-	(1,375,113)	(16,224)	(1,391,337)
Balance, June 30, 2018	2,169,661,318	2,169,661	16,137,945	1,135	(21,461,060)	2,320	(3,149,999)
Common stock issued for acquisition	50,000,000	50,000	1,050,000	-	-	-	1,100,000
Common stock issued for services and compensation	1,000,000	1,000	9,000	-	-	-	10,000
Common stock repurchase	(7,000,000)	(7,000)	(84,000)	-	-	-	(91,000)
Foreign currency translation adjustment	-	-	-	123	-	-	123
Net income (loss)	-	-	-	-	849,791	(16,788)	833,003
Balance, September 30, 2018	2,213,661,318	2,213,661	17,112,945	1,258	(20,611,269)	(14,468)	(1,297,873)
Foreign currency translation adjustment	-	-	-	3,470	-	-	3,470
Net income (loss)	-	-	-	-	(479,976)	27,613	(452,363)
Balance, December 31, 2018	2,213,661,318	$2,213,661	$17,112,945	$4,728	$(21,091,245)	$13,145	$(1,746,766)

Balance, March 31, 2019	2,640,161,318	$2,640,161	$23,758,917	$1,363	$(25,096,983)	$51,485	$1,354,943
Common stock issued for cash	39,215,648	39,216	285,784	-	-	-	325,000
Offering costs	-	-	101,387	-	-	-	101,387
Deconsolidation of Kuvera LATAM	-	-	-	-	-	(51,485)	(51,485)
Foreign currency translation adjustment	-	-	-	(18,975)	-	-	(18,975)
Net income (loss)	-	-	-	-	(3,005,955)	-	(3,005,955)
Balance, June 30, 2019	2,679,376,966	2,679,377	24,146,088	(17,612)	(28,102,938)	-	(1,295,085)
Common stock issued for cash	13,000,000	13,000	312,000	-	-	-	325,000
Common stock issued for services and compensation	241,000,000	241,000	1,274,915	-	-	-	1,515,915
Common stock repurchase	(5,150)	(5)	(97)	-	-	-	(102)
Common stock cancelled	(222,500,000)	(222,500)	(3,157,500)	-	-	-	(3,380,000)
Beneficial conversion feature	-	-	1,000,000	-	-	-	1,000,000
Foreign currency translation adjustment	-	-	-	(1,585)	-	-	(1,585)
Net income (loss)	-	-	-	-	(1,753,566)	-	(1,753,566)
Balance, September 30, 2019	2,710,871,816	2,710,872	23,575,406	(19,197)	(29,856,504)	-	(3,589,423)
Common stock issued for cash	7,000,000	7,000	168,000	-	-	-	175,000
Common stock issued for services and compensation	285,618,592	285,618	874,906	-	-	-	1,160,524
Foreign currency translation adjustment	-	-	-	22,627	-	-	22,627
Net income (loss)	-	-	-	-	(3,827,928)	-	(3,827,928)
Balance, December 31, 2019	3,003,490,408	$3,003,490	$24,618,312	$3,430	$(33,684,432)	$-	$(6,059,200)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

INVESTVIEW INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,587,449)	$(1,010,697)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	320,528	4,126
Amortization of debt discount	2,916,917	161,154
Amortization of long-term license agreement	113,315	113,315
Amortization of intangible assets	213,182	256,509
Stock issued for services and compensation	2,676,439	8,333
Loan fees on new borrowings	841,139	-
Lease cost, net of repayment	5,833	-
Impairment	627,452	-
(Gain) loss on bargain purchase	-	(2,005,282)
(Gain) loss on deconsolidation	(53,739)	-
(Gain) loss on debt extinguishment	(1,725,384)	(19,387)
(Gain) loss on fair value of derivative liability	(504,635)	-
Realized (gain) loss on cryptocurrency	657	(16,363)
Unrealized (gain) loss on cryptocurrency	(8,445)	(95,810)
Changes in operating assets and liabilities:
Receivables	101,792	316,455
Prepaid assets	(313,347)	(4,762)
Short-term advances	(135,000)	-
Short-term advances from related parties	(7,000)	36,010
Other current assets	40,170	585,158
Deposits	(3,988)	(11,603)
Accounts payable and accrued liabilities	(284,836)	(1,375,229)
Payroll liabilities	(864,602)	-
Customer advance	342,205	265,000
Deferred revenue	(1,145,149)	181,255
Other liabilities	9,229,393	-
Accrued interest	180,026	26,000
Accrued interest, related parties	714,999	5,000
Net cash provided by (used in) operating activities	4,690,473	(2,580,818)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received in acquisition	-	3,740
Cash paid for fixed assets	(4,171,341)	-
Net cash provided by (used in) investing activities	(4,171,341)	3,740

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	2,164,500	1,480,777
Repayments for related party payables	(1,754,500)	(996,169)
Proceeds from debt	2,177,452	1,955,000
Repayments for debt	(3,801,562)	(1,164,396)
Payments for share repurchase	(102)	(91,000)
Proceeds from the sale of stock	825,000	-
Net cash provided by (used in) financing activities	(389,212)	1,184,212

Effect of exchange rate translation on cash	36	(4,251)

Net increase (decrease) in cash and cash equivalents	129,956	(1,397,117)
Cash and cash equivalents-beginning of period	133,644	1,490,686
Cash and cash equivalents-end of period	$263,600	$93,569

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$51,000	$-
Income taxes	$9,580	$44,844
Non cash investing and financing activities:
Common stock issued for acquisition	$-	$1,100,000
Beneficial conversion feature	$1,000,000	$-
Stock issued for prepaid services	$-	$1,667
Cancellation of shares	$3,380,000	$-
Changes in equity for offering costs accrued	$101,387	$-
Accounts payable reclassified to related party debt	$75,000	$-
Derivative liability recorded as a debt discount	$365,000	$-
Recognition of lease liability and ROU asset at lease commencement	$131,244	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

Investview, Inc. was incorporated on January 30, 1946, under the laws of the state of Utah as the Uintah Mountain Copper Mining Company. In January 2005 the Company changed domicile to Nevada, and changed its name to Voxpath Holding, Inc. In September of 2006 the Company merged The Retirement Solution Inc. through a Share Purchase Agreement into Voxpath Holdings, Inc. and then changed its name to TheRetirementSolution.Com, Inc. In October 2008 the Company changed its name to Global Investor Services, Inc., before changing its name to Investview, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. The closing of the Contribution Agreement was effective April 1, 2017, and Wealth Generators became our wholly owned subsidiary and the former members of Wealth Generators became our stockholders and control the majority of our outstanding common stock.

On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies’ assumption of $419,139 in pre-merger liabilities.

On February 28, 2018, we filed a name change for Wealth Generators, LLC to Kuvera, LLC (“Kuvera”) and on May 7, 2018 we established WealthGen Global, LLC as a Utah limited liability company and a wholly owned subsidiary of Investview, Inc.

On July 20, 2018, we entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC for 50,000,000 shares of our common stock.

On November 12, 2018, we established Kuvera France, S.A.S. to handle sales of our financial education and research in the European Union.

On December 30, 2018, our wholly owned subsidiary S.A.F.E. Management, LLC received its registration and disclosure approval from the National Futures Association. S.A.F.E. Management, LLC is now a New Jersey State Registered Investment Adviser, Commodities Trading Advisor, Commodity Pool Operator, and approved for over the counter FOREX advisory services.

On January 17, 2019 we renamed our non-operating wholly owned subsidiary WealthGen Global, LLC to SafeTek, LLC, a Utah Limited Liability Company.

Effective July 22, 2019 we renamed our non-operating wholly owned subsidiary Razor Data, LLC to APEX Tek, LLC, a Utah Limited Liability Company.

Nature of Business

Investview owns a number of companies that each operate independently but are accretive to one another. Investview is establishing a portfolio of wholly owned subsidiaries delivering leading edge technologies, services and research, dedicated primarily to the individual consumer. Following is a description of each of our companies.

Kuvera, LLC provides research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, crowdfunding and cryptocurrency sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Different packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

F-5

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Kuvera France S.A.S. is our entity in France that will distribute Kuvera products and services throughout the European Union.

S.A.F.E. Management, LLC is a Registered Investment Adviser and Commodity Trading Adviser that has been established to deliver automated trading strategies to individuals who find they lack the time to trade for themselves.

United League, LLC owns a number of proprietary technologies including FIREFAN a social app for sports enthusiasts. Technologies created to support any of the Investview companies are held under the United League structure.

United Games, LLC is the distribution network for United League technologies. Since the acquisition of United Games in July of 2018, we are working to combine the distributors of Kuvera and United Games. This is an on-going process that is not yet complete.

SAFETek, LLC (formerly WealthGen Global, LLC) is a new addition that we are currently establishing for expansion plans in the high-speed processing and cloud computing environment.

Apex Tek, LLC (formerly Razor Data, LLC) is the sales and distribution company for APEX packages and technology. It offers a unique passive income model for those interested in earning through the purchase and leaseback of high-speed specialized data processing equipment. This model has drawn considerable institutional interest.

Investment Tools & Training, LLC currently has no operations or activities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the nine months ended December 31, 2019, are not necessarily indicative of the operating results that may be expected for the year ending March 31, 2020. These unaudited condensed consolidated financial statements should be read in conjunction with the March 31, 2019 consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended March 31, 2019.

Principles of Consolidation

The consolidated financial statements include the accounts of Investview, Inc., and our wholly owned subsidiaries, Kuvera, LLC, Investment Tools & Training, LLC, Apex Tek, LLC (formerly Razor Data, LLC), S.A.F.E. Management, LLC, SafeTek, LLC (formerly WealthGen Global, LLC), United Games, LLC, United League, LLC, and Kuvera France S.A.S. Through March 31, 2019 we had determined that one affiliated entity, Kuvera LATAM S.A.S., which we previously conducted business with, was a variable interest entity and we were the primary beneficiary of the entity’s activities, which are similar to those of Kuvera, LLC. As a result, through March 31, 2019 we had consolidated the accounts of this variable interest entity into the accompanying consolidated financial statements. Further, because the Company did not have any ownership interest in this variable interest entity, the Company had allocated the contributed capital in the variable interest entity as a component of noncontrolling interest. As of April 1, 2019 Kuvera LATAM S.A.S. had no operations and ceased to exist, therefore, as of that date, no consolidation of the entity is necessary and we recorded a gain on deconsolidation of $53,739 to eliminate the intercompany account with Kuvera LATAM S.A.S. All intercompany transactions and balances have been eliminated in consolidation.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

F-6

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Exchange

We have consolidated the accounts of Kuvera France S.A.S. into our consolidated financial statements and have consolidated the accounts of Kuvera LATAM S.A.S. through March 31, 2019. The operations of Kuvera France S.A.S. are conducted in France and its functional currency is the Euro. The operations of Kuvera LATAM S.A.S. were conducted in Colombia and its functional currency is the Colombian Peso.

The financial statements of Kuvera France S.A.S. and Kuvera LATAM S.A.S. are prepared using their respective functional currency and have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Stockholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments in accumulated other comprehensive income in our stockholders’ equity (deficit).

The following rates were used to translate the accounts of Kuvera France S.A.S. and Kuvera LATAM S.A.S. into USD at the following balance sheet dates.

	December 31, 2019	March 31, 2019
Euro to USD	1.12165	1.12200
Colombian Peso to USD	n/a	0.00031

The following rates were used to translate the accounts of Kuvera France S.A.S. and Kuvera LATAM S.A.S. into USD for the following operating periods.

	Nine Months Ended December 31,
	2019	2018
Euro to USD	1.11443	n/a
Colombian Peso to USD	n/a	0.00034

Cryptocurrencies

We hold cryptocurrency-denominated assets (“cryptocurrencies”) and include them in our consolidated balance sheet as other current assets. We record cryptocurrencies at fair market value and recognize the change in the fair value of our cryptocurrencies as an unrealized gain or loss in the consolidated statement of operations. As of December 31, 2019 and March 31, 2019 the fair value of our cryptocurrencies was $156,448 and $142,061, respectively. During the nine months ended December 31, 2019 we recorded $(657) and $8,445 as a total realized and unrealized gain (loss) on cryptocurrency, respectively. During the nine months ended December 31, 2018 we recorded $16,363 and $95,810 as a total realized and unrealized gain (loss) on cryptocurrency, respectively. During the three months ended December 31, 2019 we recorded $10 and $(16,885) as a total realized and unrealized gain (loss) on cryptocurrency, respectively. During the three months ended December 31, 2018 we recorded $10 and $(16,885) as a total realized and unrealized gain (loss) on cryptocurrency, respectively.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

F-7

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

As of December 31, 2019 fixed assets were made up of the following:

	Estimated
	Useful
	Life
	(years)	Value
Furniture, fixtures, and equipment	10	$11,372
Computer equipment	3	19,533
Data processing equipment	3	4,166,470
		4,197,375
Accumulated amortization as of December 31, 2019		(333,034)
Net book value, December 31, 2019		$3,864,341

Total depreciation expense for the nine months ended December 31, 2019 and 2018, was $320,528 and $4,126, respectively.

Long-Lived Assets – Intangible Assets & License Agreement

We account for our intangible assets and long-term license agreement in accordance with ASC Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC Subtopic 350-30 requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

In June of 2017 we issued 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement. Annual amortization over the 15-year life is expected to be $150,400 per year. Amortization recognized for the nine months ended December 31, 2019 and 2018 was $113,315 and $113,315, respectively, and the long-term license agreement was recorded at a net value of $1,869,905 and $1,983,220 as of December 31, 2019 and March 31, 2019, respectively.

In June of 2018 we purchased United Games, LLC and United League, LLC and recorded the transaction as a business combination. Intangible assets acquired in the business combination were recorded at fair value on the date of acquisition and are being amortized on a straight-line method over their estimated useful lives. During the nine months ended December 31, 2019 we impaired the value of the customer contracts/relationships originally acquired.

	Estimated
	Useful
	Life
	(years)	Value
FireFan mobile application	4	$331,000
Back office software	10	408,000
Tradename/trademark - FireFan	5	248,000
Tradename/trademark - United Games	0.45	4,000
Customer contracts/relationships	n/a	-
		991,000
Accumulated amortization as of December 31, 2019		(254,949)
Net book value, December 31, 2019		$736,051

F-8

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Amortization expense is expected to be as follows:

Remainder of 2020	$43,169
Fiscal year ending March 31, 2021	173,150
Fiscal year ending March 31, 2022	173,150
Fiscal year ending March 31, 2023	115,338
Fiscal year ending March 31, 2024	55,748
Fiscal year ending March 31, 2025 and beyond	175,496
$736,051

Impairment of Long-Lived Assets

We have adopted ASC Subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or when the historical cost carrying value of an asset may no longer be appropriate. Events relating to recoverability may include significant unfavourable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.

The Company evaluates the recoverability of long-lived assets based upon future net cash flows expected to result from the asset, including eventual disposition. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted and an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. During the nine months ended December 31, 2019 and 2018 impairment of $627,452 and $0 was recognized, respectively.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

U.S. generally accepted accounting principles provide for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1:	Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

-	quoted prices for similar assets or liabilities in active markets;
-	quoted prices for identical or similar assets or liabilities in markets that are not active;
-	inputs other than quoted prices that are observable for the asset or liability; and
-	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:	Inputs that are unobservable and reflect management’s own assumptions about the inputs market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, accounts payable, and debt. We have determined that the book value of our outstanding financial instruments as of December 31, 2019 and March 31, 2019, approximates the fair value due to their short-term nature.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2019:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$156,448	$-	$-	$156,448
Total Assets	$156,448	$-	$-	$156,448

Derivative liability	$-	$-	$383,670	$383,670
Total Liabilities	$-	$-	$383,670	$383,670

F-9

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2019:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$142,061	$-	$-	$142,061
Total Assets	$142,061	$-	$-	$142,061

Derivative liability	$-	$-	$1,358,901	$1,358,901
Total Liabilities	$-	$-	$1,358,901	$1,358,901

Sale and Leaseback

Through our wholly-owned subsidiary, APEX Tek, LLC, we sell high powered data processing equipment (“APEX”) to our customers and they lease the equipment back to SAFETek, LLC, another of our wholly-owned subsidiaries. We account for these transactions under ASC 842-40 where the leaseback has been deemed a sales-type lease due to the lease term generally covering the entire economic life of the equipment and our likelihood to purchase the asset at the end of the lease term. In accordance with ASC 842-40 we have recorded the data processing equipment as a fixed asset on our balance sheet and we have accounted for the amounts received for the equipment as a financial liability, in other liabilities on our balance sheet. Further, we will recognize interest on the financial liability over the term of the lease to ensure the financial liability equates to the total amounts to be paid over the life of the lease.

During the nine months ended December 31, 2019 we had the following activity related to our sale and leaseback transactions:

Proceeds from sales of APEX	$9,693,141
Interest recognized on financial liability	877,352
Payments made for leased equipment	(1,341,100)
Total financial liability	9,229,393
Other current liabilities [1]	(7,576,800)
Other long-term liabilities	$1,652,593

[1] Represents lease payments to be made in the next 12 months

As of December 31, 2019, we have received proceeds of $607,205 in additional deposits for APEX sales, which has been recorded in the customer advance amount shown on our balance sheet.

Revenue Recognition

Subscription Revenue

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. We recognize subscription revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to provide services over a fixed subscription period, therefore we recognize revenue rateably over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collection is not probable until that time has passed. Revenues are presented net of refunds, sales incentives, credits, and known and estimated credit card chargebacks.

F-10

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Equipment Sales

We generate revenue from the sale of high-speed computer processing equipment that is used for any of the following intense processing activities: protein folding, CGI rendering, Game Streaming, Machine & Deep Learning, Mining, Independent Financial Verification, and general high-speed computing. We recognize equipment sales revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver an equipment package to our customers which includes hardware, software, and firmware and is drop-shipped to a hosting data center. We receive payment at the time of purchase and recognize revenue when the equipment package is delivered and ready for maintenance and hosting, which our customers arrange for, and obtain, from a separate third party that provides such services.

Cryptocurrency Mining Service Revenue

We generate revenue from the sale of cryptocurrency mining services to our customers through an arrangement with a third-party supplier. We recognize cryptocurrency mining service revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to arrange for the third-party to provide mining services to our customers and payment is received at the time of purchase, therefore revenue is recognized upon receipt of payment. We recognize revenue in the amount of the fee to which we are entitled to as an agent, or the amount of consideration that we retain after paying the third-party the consideration received in exchange for the services the third-party is to provide.

Mining Revenue

Through our wholly owned subsidiary, SAFETek, LLC, we lease equipment under a sales-type lease and use the equipment on blockchain networks to validate and add blocks of transactions to blockchain ledgers (commonly referred to as “mining”). As compensation for mining we are issued fees from processors and/or block rewards that are newly created cryptocurrency units granted to us. Our mining activities constitute our ongoing major and central operations of SAFETek, LLC. Because we do not have contracts, nor do we have customers associated with our mining revenue, we recognize revenue when fees and/or rewards are settled, or ultimately granted to us as a result of our mining activities.

Fee Revenue

We generate fee revenue from our customers through SAFE Management, our subsidiary licensed as a Registered Investment Advisor and Commodities Trading Advisor. We recognize fee revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver fully managed trading services to individuals who do not meet the requirements of Qualified Investors and who lack the time to trade for themselves. We recognize fee revenue as our performance obligation is met and we receive payment for such advisory fees in the month following recognition.

Revenue generated for the nine months ended December 31, 2019 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$21,214,747	$-	$-	$380,871	$9,486	$21,605,104
Refunds, incentives, credits, and chargebacks	(1,887,656)	-	-	-	-	(1,887,656)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$19,327,091	$-	$-	$380,871	$9,486	$19,717,448

Revenue generated for the nine months ended December 31, 2018 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$21,882,005	$698,954	$5,690,380	$-	$-	$28,271,389
Refunds, incentives, credits, and chargebacks	(1,047,007)	(4,000)	(6,501)	-	-	(1,057,508)
Amounts paid to supplier	-	-	(3,871,278)	-	-	(3,871,278
Net revenue	$20,835,048	$694,954	$1,812,601	$-	$-	$23,342,603

F-11

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Revenue generated for the three months ended December 31, 2019 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$5,096,886	$-	$-	$380,871	$4,117	$5,481,874
Refunds, incentives, credits, and chargebacks	(518,263)	-	-	-	-	(518,263)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$4,578,623	$-	$-	$380,871	$4,117	$4,963,611

Revenue generated for the three months ended December 31, 2018 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$7,204,415	$698,954	$40,779	$-	$-	$7,944,148
Refunds, incentives, credits, and chargebacks	(200,613)	(4,000)	(6,501)	-	-	(211,114)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$7,003,802	$694,954	$34,278	$-	$-	$7,773,034

Net Income (Loss) per Share

We follow ASC subtopic 260-10, Earnings per Share (“ASC 260-10”), which specifies the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	December 31, 2019	December 31, 2018
Options to purchase common stock	-	35,000
Warrants to purchase common stock	125,000	6,052,497
Notes convertible into common stock	11,080,447	-
Totals	11,205,447	6,087,497

Lease Obligation

We determine if an arrangement is a lease at inception. Operating leases are included in the operating lease right-of-use asset account, the operating lease liability, current account, and the operating lease liability, long term account in our balance sheet. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. For leases in which the rate implicit in the lease is not readily determinable, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We have elected to not apply the recognition requirements of ASC 842 to short-term leases (leases with terms of twelve months or less). Lease terms include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for operating lease arrangements is recognized on a straight-line basis over the lease term. We have elected the practical expedient and will not separate non-lease components from lease components and will instead account for each separate lease component and non-lease component associated with the lease components as a single lease component.

F-12

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

There are no recently issued accounting pronouncements that the Company has not yet adopted that they believe are applicable or would have a material impact on the financial statements of the Company.

NOTE 4 – GOING CONCERN AND LIQUIDITY

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant recurring losses, which have resulted in an accumulated deficit of $33,684,432 as of December 31, 2019, along with a net loss of $8,587,449 for the nine months ended December 31, 2019. Additionally, as of December 31, 2019, we had cash of $263,600 and a working capital deficit of $10,938,623. These factors raise substantial doubt about our ability to continue as a going concern.

Historically we have relied on increasing revenues and new debt and equity financing to pay for operational expenses and debt as it came due. During the nine months ended December 31, 2019, we raised $2,177,452 in cash proceeds from new debt arrangements, raised $2,164,500 in cash proceeds from related parties, and received $825,000 from the sale of our common stock. Additionally, net cash provided by operations was $4,690,473 for the nine months ended December 31, 2019.

Since our acquisition of Wealth Generators in April of 2017 we have implemented a number of initiatives and we are beginning to see the positive impact of these actions. First, our largest subsidiary, Kuvera, has a bonus plan structure for distributors of our services which consistently paid out beyond our maximum threshold. Adjustments to this bonus plan have been made over the last 12 months. This resulted in a gradual reduction in bonus pay-outs which reduced our losses. Second, we expanded the objectives of Investview through the acquisition and creation of additional subsidiaries to increase our sources of income and creating business activities in new sectors which includes:

●	Fully licensing SAFE Management LLC as a Registered Investment Advisor and Commodities Trading Advisor. This was done so SAFE Management could offer fully managed trading services to individuals who lacked the time to trade for themselves and provide reasonable advisory fees and minimum investment amounts to service individuals who do not meet the requirements of Qualified Investors.

●	We acquired the assets of United Games LLC and United League LLC which provided us highly experienced management, programmers, marketing and compliance personnel along with key technology components such as a fully coded back office and trademarked FIREFAN app. We are still in the process of adapting their technology to Kuvera operations and working on various distribution plans for FIREFAN.

●	We changed the name of our subsidiary WealthGen Global, which was an unused entity, to SAFETek LLC in preparation for our entry into the high-performance computing space to meet the needs of 4IR (Fourth Industrial Revolution) business needs which includes mining, blockchain technologies, gaming, artificial intelligence and 3-Dimensional rendering. This will enable us to provide HPC services to small, medium and startup entities who require specialized high-speed processing but cannot afford the infrastructure. By leasing our processing to these companies, we will aid these entities in bringing their products, inventions, improvements to market.

●	We have designed a program known as APEX which enables individuals to purchase highly customized data processing equipment which SAFETek will lease from the purchasers for a fixed period of time at a fixed monthly lease payment. This enables individuals to participate in emerging growth without experiencing the volatility and potential loss experienced in the sector.

●	We have renamed our subsidiary Razor Data LLC to APEX Tek LLC. APEX Tek will be solely responsible for the sales and marketing of the APEX Package.

These companies provide Investview a stake in 4IR, HPC, app development, fintech, blockchain and personal money management sectors. Each of these are areas that are targeted for significant growth spurred by innovations through technology.

While our liabilities are larger than our assets it is important to note that we seek to keep operating expenses low. The assets we have acquired and will continue to seek out are those of technology, mobile apps, and human resources. These assets are not easily defined on our balance sheet but represent our ability to carry out our objectives which we believe will ultimately generating positive cash flow, reduced debt and then profitability.

F-13

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Further, while we have reported reoccurring losses and have an operating capital deficiency, we have been able to establish multiple companies to create various revenue streams as we move forward. Our largest challenge is operational cash flow as lending arrangements continue to be expensive causing us to deploy incoming cash to prior debt. We continue to seek short term capital in arrangements that are partnership-based with elements of debt and equity combined. Additionally, our immediate focus is the continued reduction in losses by controlling expenses, increasing revenue, and generating additional revenue streams.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5 – RELATED-PARTY TRANSACTIONS

Our related-party payables consisted of the following:

	December 31, 2019	March 31, 2019
Short-term advances [1]	$668,608	$440,489
Short-term Promissory Note entered into on 8/17/18 [2]	-	105,000
Convertible Promissory Note entered into on 7/23/19 [3]	903,285	-
Accounts payable – related party [4]	75,000	-
	$1,646,893	$545,489

[1]	We periodically receive advances for operating funds from our current majority shareholders and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand and are unsecured. During the nine months ended December 31, 2019, we received $1,164,500 in cash proceeds from advances, incurred $714,999 in interest expense on the advances, and repaid related parties $1,649,500. Also during the nine months ended December 31, 2019 we settled $1,880 of amounts that were recorded as due prior to March 31, 2018.

[2]	A member of the senior management team advanced funds of $100,000 on August 17, 2018, under a short-term promissory note due to be repaid on August 31, 2018. On August 31, 2018 the note was amended to be due on demand or, in absence of a demand, due on August 31, 2019. The note had a fixed interest payment of $5,000 which was recorded as interest expense in the statement of operations during the year ended March 31, 2019. During the nine months ended December 31, 2019 we made repayments of $105,000 on the note.

[3]	We entered into a $3,600,000 convertible promissory note with a member of the senior management team on July 23, 2019. We received proceeds of $1,000,000 from the note, including $900,000 in cash and $100,000 which offset amounts owing to the lender. In accordance with the terms of the note we are required to repay a monthly minimum payment of $50,000 beginning January of 2020 through June of 2020 and a monthly minimum payment of $100,000 beginning July of 2020 until the total principal amount has been repaid. The lender has the right to convert up to $2,600,000 of the outstanding and unpaid principal amount into shares of our common stock at a conversion price of $0.005 per share, subject to adjustment. During the nine months ended December 31, 2019 we recorded a beneficial conversion feature of $1,000,000 as a debt discount (see Note 8). Additionally, we recorded $2,600,000 as a debt discount, representing the difference between the face value of the note and the proceeds received. During the nine months ended December 31, 2019 we amortized $903,285 of the debt discount into interest expense.

[4]	During the nine months ended December 31, 2019 we entered into an employment agreement with Jayme McWidener as our Chief Financial Officer. At the date we entered into the employment agreement we owed her firm, Mac Accounting Group, LLP, $75,000, which was reclassified as a related party accounts payable balance on our balance sheet.

F-14

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

NOTE 6 – DEBT

Our debt consisted of the following:

	December 31, 2019	March 31, 2019
Short-term advance received on 8/31/18 [1]	$65,000	$75,000
Secured merchant agreement for future receivables entered into on 2/14/19 [2]	-	641,687
Secured merchant agreement for future receivables entered into on 2/14/19 [3]	-	468,790
Secured merchant agreements for future receivables entered into on 2/14/19 [4]	-	597,060
Promissory note entered into on 1/16/19 [5]	-	60,000
Secured merchant agreements for future receivables entered into on 3/28/19 [6]	-	25,650
Convertible promissory note entered into on 1/11/19 [7]	-	26,600
Convertible promissory note entered into on 2/6/19 [8]	-	76,686
Convertible promissory note entered into on 3/14/19 [9]	-	5,557
Secured merchant agreement for future receivables entered into on 8/16/19 and refinanced on 12/10/19 [10]	1,594,423	-
Secured merchant agreement for future receivables entered into on 8/16/19 [11]	454,378	-
Convertible promissory note entered into on 8/30/19 [12]	31,948	-
Convertible promissory note entered into on 9/11/19 [13]	35,829	-
	$2,181,578	$1,977,030

[1]	In August 2018, we received a $75,000 short-term advance. The advance is due on demand, has no interest rate, and is unsecured. During the nine months ended December 31, 2019 we made payments of $10,000

[2]	During September 2018, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On September 28, 2018, we received proceeds from this arrangement of $570,000. In accordance with the terms of the agreement, we were required to repay $839,400 by making ACH payments in the amount of 10% of our daily cash receipts. Accordingly, we recorded $269,400 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $233,501 of amounts owed to a new agreement. However, prior to the terminating the September agreement, we made payments of $605,899 and amortized $269,400 into interest expense.

During January 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On January 11, 2019, we received proceeds from this arrangement of $349,851. In accordance with the terms of the agreement, we were required to repay $489,650 by making daily ACH payments of $1,000 for the first 30 days following the date of the agreement and daily ACH payments of $2,999 thereafter. Accordingly, we recorded $139,799 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $449,657 of amounts owed to a new agreement. However, prior to the terminating the January agreement, we made payments of $39,993 and amortized $139,799 into interest expense.

During February 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On February 15, 2019, we received proceeds from this arrangement of $73,801 after paying off $233,501 from a September 2018 agreement (see above) and $449,657 from a January 2019 agreement (see above). In accordance with the terms of the agreement, we were required to repay $909,350 by making daily ACH payments of $5,049. Accordingly, we recorded $152,391 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $141,372 and amortized $26,100 into interest expense.

Effective August 16, 2019 this debt was refinanced and the outstanding balance of $316,093 was rolled into a new debt arrangement, see notation [10] below. During the nine months ended December 31, 2019, prior to the refinance, we repaid $451,886 and amortized $126,292 into interest expense.

[3]	During December 2018, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On December 17, 2018, we received proceeds from this arrangement of $380,000. In accordance with the terms of the agreement, we were required to repay $559,600 by making daily ACH payments of $3,000. Accordingly, we recorded $179,600 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $421,600 of amounts owed to a new agreement. However, prior to the terminating the December agreement, we made payments of $138,000 and amortized $179,600 into interest expense.

F-15

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

During February 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On February 15, 2019, we received proceeds from this arrangement of $126,932 after paying off $421,600 from a December 2018 agreement (see above). In accordance with the terms of the agreement, we are required to repay $840,000 by making daily ACH payments of $4,649. Accordingly, we recorded $291,468 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $129,388 and amortized $49,646 into interest expense.

Effective August 16, 2019 this debt was refinanced and the outstanding balance of $297,033 was rolled into a new debt arrangement, see notation [10] below. During the nine months ended December 31, 2019, prior to the refinance, we repaid $413,580 and amortized $241,823 into interest expense.

[4]	During October 2018, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. During October 2018, we received proceeds from this arrangement of $77,260. In accordance with the terms of the agreement, we were required to repay $699,500 by making daily ACH payments of $4,372. Accordingly, we recorded $224,500 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $327,880 of amounts owed to a new agreement. However, prior to the terminating the October agreement, we made payments of $371,620 and amortized $224,500 into interest expense.

During February 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On February 15, 2019, we received proceeds from this arrangement of $126,932 after paying off $327,880 from an October 2018 agreement (see above). In accordance with the terms of the agreement, we are required to repay $629,550 by making daily ACH payments of $3,498. Accordingly, we recorded $224,410 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. Also during February 2019, we entered into a second Secured Merchant Agreement with this same entity, receiving proceeds of $288,000. In accordance with the terms of the agreement, we are required to repay $419,700 by making daily ACH payments of $2,332. Accordingly, we recorded $131,700 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $157,410 on these two agreements and amortized $61,330 into interest expense.

Effective August 16, 2019 this debt was refinanced and the outstanding balance of $382,000 was rolled into a new debt arrangement, see notation [11] below. During the nine months ended December 31, 2019, prior to the refinance, we repaid $509,840 and amortized $294,780 into interest expense.

[5]	In January 2019, we received funds of $631,617 and repaid $511,617 in a series of transactions representing short-term advances. On January 16, 2019, we entered into a short-term promissory note for the resulting $120,000 owed as a result of the transactions. The note had a zero percent interest rate and was due within the shorter of three months or the receipt of cash from a $1 million financing arrangement. During the nine months ended December 31, 2019, we repaid $60,000 of the amount due under the note.

[6]	During March 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On March 29, 2019, we received proceeds from this arrangement of $28,500. In accordance with the terms of the agreement, we were required to repay $45,000 by making daily ACH payments of $4,500. Accordingly, we recorded $16,500 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $4,500 and amortized $1,650 into interest expense. During the nine months ended December 31, 2019, we repaid $40,500 and amortized $14,850 into interest expense.

[7]	In January 2019, we entered into a Convertible Promissory Note and received proceeds of $135,000 after incurring loan fees of $3,000. The note incurred interest at 12% per annum and had a maturity date of April 11, 2020. The Convertible Promissory Note had a variable conversion rate that was 65% of the lowest closing price during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature was accounted for as a derivative instrument (see Note 7). At inception, we recorded a debt discount of $138,000 and captured loan fees, recorded as interest expense, of $450,005. During the year ended March 31, 2019, we recorded amortization of the debt discount of $23,152 into interest expense and recorded additional interest expense on the note of $3,448. During the nine months ended December 31, 2019, we amortized $114,848 into interest expense, recorded additional interest expense on the note of $40,977 (inclusive of a prepayment penalty), and paid off the note, accrued interest, and prepayment penalties for $182,425.

[8]	In February 2019, we entered into a Convertible Promissory Note and received proceeds of $240,000. The note was issued with a $30,000 original issue discount and loan fees of $3,000, incurred interest at 12% per annum, and had a maturity date of August 6, 2019. In accordance with the terms of the note, we issued 22,500,000 shares of common stock (the “Returnable Shares”) to the note holder as a commitment fee, provided, however, the Returnable Shares must be returned to us if the note is fully repaid and satisfied prior to the date which is 180 days following the issue date. The Convertible Promissory Note had a variable conversion rate that is 65% of the lowest trading price during the previous 20-trading-day period, subject to adjustment. Therefore, the conversion feature was accounted for as a derivative instrument (see Note 7). We allocated the proceeds of the note to the common stock issued and to the fair value of the note, taking into consideration the fair value of the conversion feature. As a result, the common stock was valued at $69,871, we recorded a debt discount of $270,000, and captured loan fees, recorded as interest expense, of $120,128. During the year ended March 31, 2019, we recorded amortization of the debt discount of $72,514 into interest expense and recorded additional interest expense on the note of $4,172. During the nine months ended December 31, 2019, we amortized $197,486 into interest expense, recorded additional interest expense on the note of $11,136, and paid off the note and accrued interest for $285,308. In accordance with the terms of the agreement the 22,500,000 Returnable Shares were returned and cancelled (see Note 8).

F-16

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

[9]	In March 2019, we entered into a Convertible Promissory Note and received proceeds of $135,000 after incurring loan fees of $3,000. The note incurred interest at 12% per annum and had a maturity date of June 14, 2020. The Convertible Promissory Note had a variable conversion rate that was 65% of the average of the two lowest closing prices during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature was accounted for as a derivative instrument (see Note 7). At inception, we recorded a debt discount of $138,000 and captured loan fees, recorded as interest expense, of $64,492. During the year ended March 31, 2019, we recorded amortization of the debt discount of $4,831 into interest expense and recorded additional interest expense on the note of $726. During the nine months ended December 31, 2019, we amortized $133,168 into interest expense, recorded additional interest expense on the note of $43,983 (inclusive of a prepayment penalty), and paid off the note, accrued interest, and prepayment penalties for $182,708.

[10]	During August 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On August 15, 2019, we received proceeds from this arrangement of $339,270 after paying off $316,093 from a February 2018 agreement (see notation [2] above) and $297,033 from a second February 2019 agreement (see notation [3] above). In accordance with the terms of the agreement, we were required to repay $1,399,000 by making daily ACH payments of $6,823. Accordingly, we recorded $446,604 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid.

Effective December 10, 2019 this debt was refinanced and the outstanding balance of $839,514 was rolled into a new Secured Merchant Agreement for future receivables. During the nine months ended December 31, 2019, prior to the refinance, we repaid $559,486 and amortized $446,605 into interest expense related to the August 2019 arrangement. As a result of the refinancing arrangement we received proceeds of $854,801. In accordance with the terms of the agreement, we were required to repay $2,448,250 by making daily ACH payments of $10,999. Accordingly, we recorded $753,935 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the nine months ended December 31, 2019, after the refinance, we repaid $153,986 and amortized $54,094 into interest expense related to the new December 2019 arrangement.

[11]	During August 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. In August 2019, we received proceeds from this arrangement of $418,381 after paying off $382,000 from a October 2018 agreement (see notation [4] above). In accordance with the terms of the agreement, we were required to repay $1,189,150 by making daily ACH payments of $5,801. Accordingly, we recorded $388,769 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the nine months ended December 31, 2019, we repaid $533,750 and amortized $187,747 into interest expense.

[12]	In August 2019, we entered into a Convertible Promissory Note and received proceeds of $100,000 after incurring loan fees of $3,000. The note incurs interest at 12% per annum and has a maturity date of November 28, 2020. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature is accounted for as a derivative instrument (see Note 7). At inception, we recorded a debt discount of $103,000 and captured loan fees, recorded as interest expense, of $69,048. During the nine months ended December 31, 2019, we amortized $27,783 into interest expense, and recorded additional interest expense on the note of $4,165.

[13]	In September 2019, we entered into a Convertible Promissory Note and received proceeds of $125,000 after incurring loan fees of $3,000. The note incurs interest at 12% per annum and has a maturity date of December 10, 2020. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature is accounted for as a derivative instrument (see Note 7). At inception, we recorded a debt discount of $128,000 and captured loan fees, recorded as interest expense, of $53,573. During the nine months ended December 31, 2019, we amortized $31,158 into interest expense, and recorded additional interest expense on the note of $4,671.

In addition to the above debt transactions that were outstanding as of September 30, 2019 and March 31, 2019, during the nine months ended December 31, 2019, we also received proceeds of $200,000 from two additional short-term notes ($100,000 each) and received proceeds of $140,000 from a convertible promissory note. During the nine months ended December 31, 2019, we recorded interest expense of $30,000 for fixed interest and extension fees on the short-term notes and made total cash payments of $230,000 to extinguish the interest and principal amounts due on the short-term notes. During the nine months ended December 31, 2019, we accounted for the conversion feature in the convertible note as a derivative instrument, therefore at inception recorded a debt discount of $143,000 and captured loan fees, recorded as interest expense, of $718,518. By the time we repaid the convertible note in December of 2019 we had amortized the full $143,000 into interest expense, recorded additional interest expense on the note of $45,094 (inclusive of a prepayment penalty), and paid off the note, accrued interest, and prepayment penalties for $188,094.

F-17

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

NOTE 7 – DERIVATIVE LIABILITY

During the nine months ended December 31, 2019, we had the following activity in our derivative liability account:

Derivative liability at March 31, 2019	$1,358,901
Derivative liability recorded on new instruments	1,206,139
Derivative liability reduced by debt settlement	(1,676,735)
Change in fair value	(504,635)
Derivative liability at December 31, 2019	$383,670

We use the binomial option pricing model to estimate fair value for those instruments convertible into common stock, at inception, at conversion date, and at each reporting date. During the nine months ended December 31, 2019, the assumptions used in our binomial option pricing model were in the following range:

Risk free interest rate	1.53% - 2.13%
Expected life in years	0.03 - 1.25
Expected volatility	250% - 381%

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock with a par value of $0.001 and our Board of Directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and preferences of that preferred stock.

As of December 31, 2019 and March 31, 2019 we had no preferred stock issued or outstanding.

Common Stock

During the nine months ended December 31, 2019, we issued 59,215,648 shares of common stock in exchange for net proceeds of $825,000.

In conjunction with the sale of common stock during the year ended March 31, 2018, we provided a guarantee to certain individuals such that we would issue additional shares of our common stock if the average closing price of our common stock fell below $0.02 per share on the 20 days preceding the 18-month anniversary of the date the shares were originally sold. As a result of this guarantee, we had recorded $626,388 in accounts payable and accrued liabilities on our balance sheet as of March 31, 2018. During the year ended March 31, 2019, the 18-month anniversary passed without the common stock falling below the set threshold, therefore, we were released from the guarantee, and we increased additional paid-in capital by $525,000 to remove the previously recorded offering costs. During the nine months ended December 31, 2019, the 18-month anniversary passed without the common stock falling below the set threshold, therefore, we were released from the guarantee, and we increased additional paid-in capital by $101,387 to remove the previously recorded offering costs.

Also during the nine months ended December 31, 2019, we issued 241,000,000 shares of common stock, valued at $3,865,500 based on the market value on the day of issuance, to multiple employees for services and compensation, which is subject to forfeiture if the employee is not in good standing at the time the shares are fully vested. Of the $3,865,500 value we recognized $1,844,639 as an expense during the nine months ending December 31, 2019 and the remaining $2,020,861 will be recognized rateably over the vesting term. In addition to the shares issued to employees, we also issued an additional 285,618,592 shares of common stock, valued at $831,800 based on the market value on the day of issuance, for services.

During the nine months ended December 31, 2019 we repurchased 5,150 shares of common stock for $102 and we cancelled 22,500,000 shares that were returned in accordance with the terms of a Convertible Promissory Note (see Note 6), reducing common stock by $22,500 and increasing additional paid in capital by the same. We also cancelled 200,000,000 shares returned in conjunction with the termination of a Joint Venture Agreement entered into in March of 2019, reducing common stock by $200,000, reducing additional paid in capital by $3,180,000, offset with a reduction in our prepaid asset of $3,380,000. During the nine months ended December 31, 2019 we recorded a beneficial conversion feature of $1,000,000 related to a convertible promissory note entered into with a related party (see Note 5).

F-18

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

As of December 31, 2019 and March 31, 2019, the Company had 3,003,490,408 and 2,640,161,318 shares of common stock issued and outstanding, respectively.

Employee Stock Options

The nonqualified plan adopted in 2007 authorized 65,000 shares, of which 47,500 had been granted as of March 31, 2018. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. As of March 31, 2018, 42,500 shares had been granted under the 2008 plan. Effective April 1, 2018 we cancelled both the 2007 and 2008 plans, as well as any shares that were allocated under the plans and were not yet issued.

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2018	35,000	$10.00	1.51	$-
Granted	-	$-
Exercised	-	$-
Cancelled / expired	-	$-
Options outstanding at March 31, 2019	35,000	$10.00	0.51	$-
Granted	-	$-
Exercised	-	$-
Cancelled / expired	(35,000)	$10.00
Options outstanding at December 31, 2019	-	$-	-	$-
Options exercisable at December 31, 2019	-	$-	-	$-

Stock-based compensation expense in connection with options granted to employees for the three months ended December 31, 2019 and 2018, was $0.

Warrants

The following table summarizes the warrants outstanding and the related prices for the shares of our common stock as of December 31, 2019:

	Warrants Outstanding			Warrants Exercisable
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$1.50	125,000	0.46	$1.50	125,000	$1.50

F-19

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Transactions involving our warrant issuance are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price
Warrants outstanding at March 31, 2018	6,169,497	$1.50
Granted / restated	-	$-
Cancelled	-	$-
Expired	(1,117,000)	$1.48
Warrants outstanding at March 31, 2019	5,052,497	$1.50
Granted	-	$-
Cancelled	-	$-
Expired	(4,927,497)	$1.50
Warrants outstanding at December 31, 2019	125,000	$1.50

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time. Below is a description of all legal proceedings we were involved in during the nine months ended December 31, 2019.

●	In February 2018, we received a subpoena from the United States Commodity Futures Trading Commission (“CFTC”). We complied with the terms of the subpoena, negotiated a resolution of this matter with the CFTC staff, and a final order was issued on September 14, 2018. Under the order, we are not admitting or denying any of the allegations, will pay a fine of $150,000, and have agreed not to act as an unregistered Commodities Trading Advisor in the future. As of December 31, 2019 we have paid all amounts owed to CFTC and no unpaid balance remains.

●	In April of 2019, we received a Summons and Complaint from Fibernet Corp making claims of unpaid invoices and breach of contracts entered into in February 2012 and January 2015 as RazorData Corp. Without admitting fault or liability, in June of 2019, we entered into an agreement with Fibernet Corp to settle all claims and release us from any future claims in exchange for a payment of $35,160 to avoid ongoing litigation related to this matter.

NOTE 10 – OPERATING LEASE

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases. Leases are classified as either finance or operating with classification affecting the pattern of expense recognition in the statement of operations. We adopted ASU No. 2016-02 on April 1, 2019. We did not record a lease asset and lease liability as of the adoption date as we had no lease arrangements or lease obligation at that time.

During the nine months ended December 31, 2019 we entered two operating leases for office space in Eatontown, New Jersey (the “Eatontown Lease”) and Kaysville, Utah (the “Kaysville Lease”). We have the option to extend the three year lease term of the Eatontown Lease for a period of one year. In addition, we are obligated to pay twelve monthly instalments to cover an annual utility charge of $1.75 per rentable square foot for electric usage within the demised premises. As the lessor has the right to digitally meter and charge us accordingly, these payments were deemed variable and will be expensed as incurred. During the three and nine months ended December 31, 2019 the variable lease costs amounted to $831 and $1,385, respectively. At commencement of the Eatontown Lease, right-of-use assets obtained in exchange for new operating lease liabilities amounted to $110,097. We have the option to extend the twelve-and-a-half-month lease term of the Kaysville Lease for a period of one year. At commencement of the Kaysville Lease, right-of-use assets obtained in exchange for new operating lease liabilities amounted to $21,147.

Operating lease expense was $16,397 and $24,630 for the three and nine months ended December 31, 2019, respectively. Operating cash flows used for the operating leases during the three and nine months ended December 31, 2019 were $12,897 and $18,797, respectively. As of December 31, 2019, the weighted average remaining lease term was 2.34 years and the weighted average discount rate was 12%.

F-20

INVESTVIEW, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

(Unaudited)

Future minimum lease payments under non-cancellable leases as of December 31, 2019 were as follows:

Remainder of 2020	$14,897
2021	56,794
2022	48,000
2023	16,000
Total	135,691
Less: Interest	(17,294)
Present value of lease liability	118,397
Operating lease liability, current [1]	(59,064)
Operating lease liability, long term	$59,333

[1] Represents lease payments to be made in the next 12 months

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to December 31, 2019 we received $1,070,000 in proceeds from related party advances and issued 10,000,000 shares of our common stock for services.

On April 27, 2020, the Company entered into a Securities Purcahse agreement (“SPA”) and related agreements with DBR Capital, LLC, a Pennsylvania limited liability company (“DBR”), pursuant to which DBR purchased a $1.3 million convertible note and agreed to purchase a $700,000 convertible note, which was funded on May 28, 2020. DBR also agreed to purchase an additional convertible note in the principal amount of $9.0 on or before October 31, 2020. The SPA also contemplated the creation of a new broker-dealer subsidiary for the Company and the exchange of a portion of the equity the new subsidiary to DBR in consideration for the rights to certain proprietary software and other intellectual property owned by DBR. Reference is made to the Company’s Form 8-K filed with the SEC on April 30, 2020 and the exhibits filed as part of the 8-K, including the SPA, a Voting Agreement, Lock-Up Agreement and the $1.3 million convertible note.

In accordance with ASC Topic 855, Subsequent Events, we have evaluated subsequent events through the date of this filing and have determined that there are no additional subsequent events that require disclosure.

F-21

ITEM 2 – MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. When the words “believe,” “expect,” “plan,” “project,” “estimate,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management, and involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission (“SEC”). The forward-looking statements included in this report are made only as of the date of this report. We disclaim any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.

Business Overview

We are an emerging leader in the financial technology (FINTECH) sector, leveraging the latest innovations in technology for financial education, services and interactive tools. Our family of subsidiaries focus on delivering products that serve individuals around the world. From personal money management, to advancements in blockchain technologies, our companies are forging a path for individuals to take advantage of financial and technical innovations.

Under our parent company, Investview, Inc., our significant operating subsidiaries include:

Kuvera, LLC and Kuvera France S.A.S. – provides financial education and cost savings tools for individuals worldwide.

S.A.F.E. Management, LLC – trade advisory services for those who lack the time to trade for themselves.

SAFETek, LLC – deploying next generation processing technologies for artificial intelligence, data mining and blockchain technologies.

APEX Tek, LLC – sells and distributes the APEX program which is a passive income model for those who seek to purchase assets that will generate monthly cash flow. This model has drawn considerable institutional interest.

Results of Operations

Three Months Ended December 31, 2019 Compared to Three Months Ended December 31, 2018

Revenues

We recorded net revenue of $4,963,611 for the three months ended December 31, 2019, which was a decrease of $2,769,423 or 36%, from the prior period revenue of $7,733,034. This decrease was due to a minor loss of repeat subscription customers coupled with our lack of cryptocurrency service revenue. The lack of cryptocurrency revenue can be explained by our termination of the agent arrangement with a third-party supplier of crypotocurrency mining services.

Operating Costs and Expenses

We recorded operating costs and expenses of $6,702,907 for the three months ended December 31, 2019, which was a decrease of $1,272,015, or 16%, from the prior period’s operating costs and expenses of $7,974,922. The decrease can be fully explained by the decrease in commissions, which was a result of our bonus plans paying out beyond our maximum threshold in the prior period due to certain bonus programs in place, which has since been adjusted to reduce such pay-outs. For the three months ended December 31, 2019 commissions as a percent of total net revenue was 32%, versus 66% in the prior period.

Other Income and Expenses

We recorded other expense of $2,086,434 for the three months ended December 31, 2019, which was a difference of $1,878,614, or 904%, from the prior period other expense of $207,820. The change is due to the interest expense incurred in the three months ended December 31, 2019 of $1,794,623 versus only $206,007 incurred in the prior period.

F-22

Nine Months Ended December 31, 2019 Compared to Nine Months Ended December 31, 2018

Revenues

We recorded net revenue of $19,717,448 for the nine months ended December 31, 2019, which was a decrease of $3,625,155 or 16%, from the prior period revenue of $23,342,603. This decrease was due to a minor loss of repeat subscription customers coupled with our lack of cryptocurrency service revenue. The lack of cryptocurrency revenue can be explained by our termination of the agent arrangement with a third-party supplier of crypotocurrency mining services.

Operating Costs and Expenses

We recorded operating costs and expenses of $24,355,004 for the nine months ended December 31, 2019, which was a decrease of $1,872,691, or 7%, from the prior period’s operating costs and expenses of $26,227,695. This change is principally a result of a decrease of $6,494,247, or 38%, in commissions which was a result of our bonus plans paying out beyond our maximum threshold in the prior period due to certain bonus programs in place, which has since been adjusted to reduce such pay-outs. The decrease was offset by an increase in salary and related costs which was due to the Company recording $2,676,439 worth of stock for services and compensation.

Other Income and Expenses

We recorded other expense of $3,940,313 for the nine months ended December 31, 2019, which was a difference of $5,859,552, or 305%, from the prior period other income of $1,919,239. The change is due to the gain on bargain purchase recorded as a result of the United Games, LLC and United League, LLC acquisition that took place during the nine months ended December 31, 2018, as compared to no such gain in the prior period. Additionally, in the current period there was interest expense recorded of $5,536,354 offset by a gain on debt extinguishment of $1,725,384, whereas in the prior period interest expense was only $215,154 and there was a gain on debt extinguishment of $19,387.

Liquidity and Capital Resources

During the nine months ended December 31, 2019, we incurred a net loss of $8,587,449. This loss was funded by cash provided by operating activities of $4,690,473 offset by cash used in investing activities of $4,171,341 and cash used in financing activities of $389,212. As a result, our cash and cash equivalents increased by $129,956 to $263,600 as compared to $133,644 at the beginning of the fiscal year.

Our current liabilities exceeded our current assets (working capital deficit) by $10,938,623 as of December 31, 2019, as compared to $2,222,990 at March 31, 2019. The increase in the working capital deficit is due to an increase in our other current liabilities of $7,576,800 which is due to cash received for our APEX program, which results in the Company recording financial liabilities for amounts to be repaid under the program.

During the nine months ended December 31, 2019, we raised $2,177,452 in cash proceeds from new debt arrangements, raised $2,164,500 in cash proceeds from related parties, and received $825,000 from the sale of our common stock. Additionally, net cash provided by operations was $4,690,473 for the nine months ended December 31, 2019 due mostly do the receipt of $9,693,141 of cash received in from our APEX program.

Going Concern

These interim unaudited financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the interim unaudited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we not be unable to continue as a going concern.

Our audited consolidated financial statements for the year ended March 31, 2019, state that our historical losses, accumulated deficit, cash balance, and working capital deficit raise substantial doubts about our ability to continue as a going concern. Historically we have relied on increasing revenues and new debt and equity financing to pay for operational expenses and debt as it came due. Going forward, we plan to reduce obligations with cash flow provided by operational growth as we have been, and plan to continue, reducing bonus pay-outs, increasing sources of income and business activities in new sectors, and utilizing our acquired assets to generate positive cash flow and reduce debt. Additionally, we plan to pursue additional debt and equity financing and to find short term capital in arrangements that are partnership based with elements of debt and equity combined.

F-23

Critical Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three and nine months ended December 31, 2019, are not necessarily indicative of the operating results that may be expected for the year ending March 31, 2020. These unaudited condensed consolidated financial statements should be read in conjunction with the March 31, 2019 consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended March 31, 2019.

Principles of Consolidation

The consolidated financial statements include the accounts of Investview, Inc., and our wholly owned subsidiaries, Kuvera, LLC, Investment Tools & Training, LLC, Apex Tek, LLC (formerly Razor Data, LLC), S.A.F.E. Management, LLC, SafeTek, LLC (formerly WealthGen Global, LLC), United Games, LLC, United League, LLC, and Kuvera France S.A.S. Through March 31, 2019 we had determined that one affiliated entity, Kuvera LATAM S.A.S., which we previously conducted business with, was a variable interest entity and we were the primary beneficiary of the entity’s activities, which are similar to those of Kuvera, LLC. As a result, through March 31, 2019 we had consolidated the accounts of this variable interest entity into the accompanying consolidated financial statements. Further, because the Company did not have any ownership interest in this variable interest entity, the Company had allocated the contributed capital in the variable interest entity as a component of noncontrolling interest. As of April 1, 2019 Kuvera LATAM S.A.S. had no operations and ceased to exist, therefore, as of that date, no consolidation of the entity is necessary and we recorded a gain on deconsolidation of $53,739 to eliminate the intercompany account with Kuvera LATAM S.A.S. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Sale and Leaseback

Through our wholly-owned subsidiary, APEX Tek, LLC, we sell high powered data processing equipment (“APEX”) to our customers and they lease the equipment back to SAFETek, LLC, another of our wholly-owned subsidiaries. We account for these transactions under ASC 842-40 where the leaseback has been deemed a sales-type lease due to the lease term generally covering the entire economic life of the equipment and our likelihood to purchase the asset at the end of the lease term. In accordance with ASC 842-40 we have recorded the data processing equipment as a fixed asset on our balance sheet and we have accounted for the amounts received for the equipment as a financial liability, in other liabilities on our balance sheet. Further, we will recognize interest on the financial liability over the term of the lease to ensure the financial liability equates to the total amounts to be paid over the life of the lease.

During the nine months ended December 31, 2019 we had the following activity related to our sale and leaseback transactions:

Proceeds from sales of APEX	$9,693,141
Interest recognized on financial liability	877,352
Payments made for leased equipment	(1,341,100)
Total financial liability	9,229,393
Other current liabilities [1]	(7,576,800)
Other long-term liabilities	$1,652,593

[1] Represents lease payments to be made in the next 12 months

As of December 31, 2019 we have received proceeds of $607,205 in additional deposits for APEX sales, which has been recorded in the customer advance amount shown on our balance sheet.

F-24

Revenue Recognition

Subscription Revenue

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. We recognize subscription revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to provide services over a fixed subscription period, therefore we recognize revenue rateably over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collection is not probable until that time has passed. Revenues are presented net of refunds, sales incentives, credits, and known and estimated credit card chargebacks.

Equipment Sales

We generate revenue from the sale of high-speed computer processing equipment that is used for any of the following intense processing activities: protein folding, CGI rendering, Game Streaming, Machine & Deep Learning, Mining, Independent Financial Verification, and general high-speed computing. We recognize equipment sales revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver an equipment package to our customers which includes hardware, software, and firmware and is drop-shipped to a hosting data center. We receive payment at the time of purchase and recognize revenue when the equipment package is delivered and ready for maintenance and hosting, which our customers arrange for, and obtain, from a separate third party that provides such services.

Cryptocurrency Mining Service Revenue

We generate revenue from the sale of cryptocurrency mining services to our customers through an arrangement with a third-party supplier. We recognize cryptocurrency mining service revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to arrange for the third-party to provide mining services to our customers and payment is received at the time of purchase, therefore revenue is recognized upon receipt of payment. We recognize revenue in the amount of the fee to which we are entitled to as an agent, or the amount of consideration that we retain after paying the third-party the consideration received in exchange for the services the third-party is to provide.

Mining Revenue

Through our wholly owned subsidiary, SAFETek, LLC, we lease equipment under a sales-type lease and use the equipment on blockchain networks to validate and add blocks of transactions to blockchain ledgers (commonly referred to as “mining”). As compensation for mining we are issued fees from processors and/or block rewards that are newly created cryptocurrency units granted to us. Our mining activities constitute our ongoing major and central operations of SAFETek, LLC. Because we do not have contracts, nor do we have customers associated with our mining revenue, we recognize revenue when fees and/or rewards are settled, or ultimately granted to us as a result of our mining activities.

Fee Revenue

We generate fee revenue from our customers through SAFE Management, our subsidiary licensed as a Registered Investment Advisor and Commodities Trading Advisor. We recognize fee revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver fully managed trading services to individuals who do not meet the requirements of Qualified Investors and who lack the time to trade for themselves. We recognize fee revenue as our performance obligation is met and we receive payment for such advisory fees in the month following recognition.

Revenue generated for the nine months ended December 31, 2019 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$21,214,747	$-	$-	$380,871	$9,486	$21,605,104
Refunds, incentives, credits, and chargebacks	(1,887,656)	-	-	-	-	(1,887,656)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$19,327,091	$-	$-	$380,871	$9,486	$19,717,448

F-25

Revenue generated for the nine months ended December 31, 2018 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$21,882,005	$698,954	$5,690,380	$-	$-	$28,271,389
Refunds, incentives, credits, and chargebacks	(1,047,007)	(4,000)	(6,501)	-	-	(1,057,508)
Amounts paid to supplier	-	-	(3,871,278)	-	-	(3,871,278
Net revenue	$20,835,048	$694,954	$1,812,601	$-	$-	$23,342,603

Revenue generated for the three months ended December 31, 2019 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$5,096,886	$-	$-	$380,871	$4,117	$5,481,874
Refunds, incentives, credits, and chargebacks	(518,263)	-	-	-	-	(518,263)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$4,578,623	$-	$-	$380,871	$4,117	$4,963,611

Revenue generated for the three months ended December 31, 2018 is as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$7,204,415	$698,954	$40,779	$-	$-	$7,944,148
Refunds, incentives, credits, and chargebacks	(200,613)	(4,000)	(6,501)	-	-	(211,114)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$7,003,802	$694,954	$34,278	$-	$-	$7,773,034

Recently Issued Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has not yet adopted that they believe are applicable or would have a material impact on the financial statements of the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity, or capital expenditures.

ITEM 3 – QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and, as such, are not required to provide the information under this item.

ITEM 4 – CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Acting Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934 (the “Exchange Act”) as of the end of the period covered by this Quarterly Report on Form 10-Q. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

F-26

Our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our disclosure control system are met. Because of inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected. Our Chief Executive Officer and Acting Chief Financial Officer have concluded, based on their evaluation as of the end of the period covered by this report, that our disclosure controls and procedures were not effective.

Changes in Internal Controls

There were no changes in our internal controls over financial reporting during the fiscal quarter ended December 31, 2019, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 1 – LEGAL PROCEEDINGS

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time. Below is a description of all legal proceedings we were involved in during the nine months ended December 31, 2019.

●	In February 2018, we received a subpoena from the United States Commodity Futures Trading Commission (“CFTC”). We complied with the terms of the subpoena, negotiated a resolution of this matter with the CFTC staff, and a final order was issued on September 14, 2018. Under the order, we are not admitting or denying any of the allegations, will pay a fine of $150,000, and have agreed not to act as an unregistered Commodities Trading Advisor in the future. As of December 31, 2019 we have paid all amounts owed to CFTC and no unpaid balance remains.

●	In April of 2019, we received a Summons and Complaint from Fibernet Corp making claims of unpaid invoices and breach of contracts entered into in February 2012 and January 2015 as RazorData Corp. Without admitting fault or liability, in June of 2019, we entered into an agreement with Fibernet Corp to settle all claims and release us from any future claims in exchange for a payment of $35,160 to avoid ongoing litigation related to this matter.

ITEM 1.A – RISK FACTORS

N/A

ITEM 2 – UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

In October 2019 we received $175,000 in proceeds from the sale of 7,000,000 shares of our common stock and issued 12,400,000 shares of our common stock for services.

In December 2019 we issued 3,218,592 shares of our common stock for services that has not been previously reported in any of our SEC filings.

In January and February 2020 we issued 10,000,000 shares of our common stock for services.

The securities represented by each of the transactions described above were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each of the investors is either an “accredited investor” as defined in Rule 501(a) of Regulation D or a sophisticated investor able to bear the risks of the investment. Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock issued or issuable upon conversion of the notes, issuances under the restricted stock grants, or upon the exercise of the warrants will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 3 – DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4 – MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5 – OTHER INFORMATION

None.

F-27

FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2020 AND 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Investview, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Investview, Inc. (the Company) as of March 31, 2020, and 2019, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020, and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses from operations and its current cash flow is not enough to meet current needs. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to this matter are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Salt Lake City, Utah
June 29, 2020

We have served as the company’s auditor since 2017.

F-28

INVESTVIEW, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$137,177	$133,644
Prepaid assets	5,309,512	6,685,970
Receivables	905,058	724,995
Short-term advances	145,000	10,000
Short-term advances - related party	500	500
Other current assets	101,610	142,061
Total current assets	6,598,857	7,697,170

Fixed assets, net	2,997,611	13,528

Other assets:
Intangible assets, net	692,882	1,576,685
Long term license agreement, net	-	1,983,220
Operating lease right-of-use asset	99,465	-
Deposits	11,173	4,500
Total other assets	803,520	3,564,405

Total assets	$10,399,988	$11,275,103

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$3,774,536	$3,008,836
Payroll liabilities	1,825	888,177
Customer advance	392,310	265,000
Deferred revenue	612,500	1,876,727
Derivative liability	793,495	1,358,901
Operating lease liability, current	56,530	-
Other current liabilities	11,407,200	-
Related party payables, net of discounts	2,114,760	545,489
Debt, net of discounts	1,569,326	1,977,030
Total current liabilities	20,722,482	9,920,160

Operating lease liability, long term	50,268	-
Other long term liabilities, net of deferred interest	3,885,464	-
Total long term liabilities	3,935,732	-

Total liabilities	24,658,214	9,920,160

Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Preferred stock, par value: $0.001; 50,000,000 shares authorized, none issued and outstanding as of March 31, 2020 and 2019	-	-
Common stock, par value $0.001; 10,000,000,000 shares authorized; 3,214,490,408 and 2,640,161,318 shares issued and outstanding as of March 31, 2020 and 2019, respectively	3,214,490	2,640,161
Additional paid in capital	28,929,516	23,758,917
Accumulated other comprehensive income (loss)	(20,058)	1,363
Accumulated deficit	(46,382,174)	(25,096,983)
Total Investview stockholders’ equity (deficit)	(14,258,226)	1,303,458
Noncontrolling interest	-	51,485
Total stockholders’ equity (deficit)	(14,258,226)	1,354,943

Total liabilities and stockholders’ equity (deficit)	$10,399,988	$11,275,103

The accompanying notes are an integral part of these consolidated financial statements

F-29

INVESTVIEW, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	Year Ended March 31,
	2020	2019

Revenue:
Subscription revenue, net of refunds, incentives, credits, and chargebacks	$22,425,173	$27,023,202
Equipment sales, net of refunds	-	694,954
Cryptocurrency mining service revenue, net of refunds and amounts paid to supplier	-	1,940,925
Mining revenue	1,745,138	-
Fee revenue	13,279	-
Total revenue, net	24,183,590	29,659,081

Operating costs and expenses:
Cost of sales and service	2,507,071	1,180,671
Commissions	13,564,618	21,526,326
Selling and marketing	1,696,133	878,936
Salary and related	6,593,421	4,272,355
Professional fees	1,356,574	1,620,370
General and administrative	7,559,192	4,121,279
Total operating costs and expenses	33,277,009	33,599,937

Net loss from operations	(9,093,419)	(3,940,856)

Other income (expense):
Gain (loss) on debt extinguishment	2,018,791	19,387
Gain (loss) on fair value of derivative liability	571,231	(214,376)
Gain (loss) on bargain purchase	-	971,282
Gain (loss) on deconsolidation	53,739	-
Realized gain (loss) on cryptocurrency	(815)	16,241
Unrealized gain (loss) on cryptocurrency	113,369	106,488
Impairment expense	(4,230,741)	-
Interest expense	(6,274,436)	(1,842,461)
Interest expense, related parties	(4,403,332)	(20,000)
Other income (expense)	(32,195)	(3,032)
Total other income (expense)	(12,184,389)	(966,471)

Income (loss) before income taxes	(21,277,808)	(4,907,327)
Income tax expense	(7,383)	(70,768)

Net income (loss)	(21,285,191)	(4,978,095)
Less: net income (loss) attributable to the noncontrolling interest	-	32,941

Net income (loss) attributable to Investview stockholders	$(21,285,191)	$(5,011,036)

Income (loss) per common share, basic and diluted	$(0.01)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	2,937,880,878	2,234,117,482

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	$(21,421)	$3,846
Total other comprehensive income (loss)	(21,421)	3,846
Comprehensive income (loss)	(21,306,612)	(4,974,249)
Less: comprehensive income (loss) attributable to the noncontrolling interest	-	(3,846)
Comprehensive income (loss) attributable to Investview shareholders	$(21,306,612)	$(4,978,095)

The accompanying notes are an integral part of these consolidated financial statements

F-30

INVESTVIEW, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

				Accumulated
			Additional	Other
	Common stock		Paid in	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Capital	Income	Deficit	Interest	Total
Balance, March 31, 2018	2,169,661,318	$2,169,661	$16,137,945	$(2,483)	$(20,085,947)	$18,544	$(1,762,280)
Common stock issued for acquisition	50,000,000	50,000	750,000	-	-	-	800,000
Common stock issued for services and compensation	402,000,000	402,000	6,385,600	-	-	-	6,787,600
Common stock repurchase	(7,000,000)	(7,000)	(84,000)	-	-	-	(91,000)
Common stock issued as commitment fees	22,500,000	22,500	47,372	-	-	-	69,872
Offering costs	3,000,000	3,000	522,000	-	-	-	525,000
Foreign currency translation adjustment	-	-	-	3,846	-	-	3,846
Net income (loss)	-	-	-	-	(5,011,036)	32,941	(4,978,095)
Balance, March 31, 2019	2,640,161,318	2,640,161	23,758,917	1,363	(25,096,983)	51,485	1,354,943
Common stock issued for cash	59,215,648	59,216	765,784	-	-	-	825,000
Common stock issued for services and compensation	537,618,592	537,618	2,561,025	-	-	-	3,098,643
Common stock repurchase	(5,150)	(5)	(97)	-	-	-	(102)
Common stock cancelled	(222,500,000)	(222,500)	(3,157,500)	-	-	-	(3,380,000)
Common stock issued for debt	200,000,000	200,000	3,900,000	-	-	-	4,100,000
Beneficial conversion feature	-	-	1,000,000	-	-	-	1,000,000
Offering costs	-	-	101,387	-	-	-	101,387
Deconsolidation of Kuvera LATAM	-	-	-	-	-	(51,485)	(51,485)
Foreign currency translation adjustment	-	-	-	(21,421)	-	-	(21,421)
Net income (loss)	-	-	-	-	(21,285,191)	-	(21,285,191)
Balance, March 31, 2020	3,214,490,408	$3,214,490	$28,929,516	$(20,058)	$(46,382,174)	$-	$(14,258,226)

The accompanying notes are an integral part of these consolidated financial statements

F-31

INVESTVIEW INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,285,191)	$(4,978,095)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	490,642	5,332
Amortization of debt discount	6,152,329	1,052,523
Amortization of long-term license agreement	150,812	150,400
Amortization of intangible assets	256,351	239,315
Stock issued for services and compensation	3,098,643	109,240
Loan fees on new borrowings	1,209,569	704,397
Lease cost, net of repayment	7,333	-
Impairment	4,230,741	-
(Gain) loss on bargain purchase	-	(971,282)
(Gain) loss on deconsolidation	(53,739)	-
(Gain) loss on debt extinguishment	(2,018,791)	(19,387)
(Gain) loss on fair value of derivative liability	(571,231)	214,376
Realized (gain) loss on cryptocurrency	815	(16,241)
Unrealized (gain) loss on cryptocurrency	(113,369)	(106,488)
Changes in operating assets and liabilities:
Receivables	(180,063)	108,907
Prepaid assets	(2,003,542)	(4,055)
Short-term advances	(135,000)	-
Short-term advances from related parties	-	36,010
Other current assets	205,362	461,038
Deposits	(12,301)	-
Accounts payable and accrued liabilities	974,360	(1,314,971)
Payroll liabilities	(886,352)	-
Customer advance	127,310	265,000
Deferred revenue	(1,264,227)	1,016,385
Other liabilities	15,192,664	-
Accrued interest	248,310	59,345
Accrued interest, related parties	803,332	5,000
Net cash provided by (used in) operating activities	4,624,767	(2,983,251)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received in acquisition	-	3,740
Cash paid for fixed assets	(5,245,606)	-
Net cash provided by (used in) investing activities	(5,245,606)	3,740

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	4,484,979	1,905,777
Repayments for related party payables	(2,192,160)	(1,367,168)
Proceeds from debt	2,527,452	4,115,961
Repayments for debt	(5,020,795)	(2,936,044)
Payments for share repurchase	(102)	(91,000)
Proceeds from the sale of stock	825,000	-
Net cash provided by (used in) financing activities	624,374	1,627,526

Effect of exchange rate translation on cash	(2)	(5,057)

Net increase (decrease) in cash and cash equivalents	3,533	(1,357,042)
Cash and cash equivalents-beginning of period	133,644	1,490,686
Cash and cash equivalents-end of period	$137,177	$133,644

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$51,000	$51,000
Income taxes	$7,383	$70,768
Non cash investing and financing activities:
Common stock issued for acquisition	$-	$800,000
Beneficial conversion feature	$1,000,000	$-
Stock issued for prepaid services and long term license agreement	$-	$6,678,360
Cancellation of shares	$3,380,000	$-
Changes in equity for offering costs accrued	$101,387	$525,000
Shares issued for offering costs	$-	$3,000
Accounts payable reclassified to related party debt	$75,000	$-
Related party debt extinguished with APEX Units	$(100,000)	$-
Derivative liability recorded as a debt discount	$715,000	$510,000
Recognition of lease liability and ROU asset at lease commencement	$131,244	$-

The accompanying notes are an integral part of these consolidated financial statements

F-32

INVESTVIEW, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020 AND 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

Investview, Inc. was incorporated on January 30, 1946, under the laws of the state of Utah as the Uintah Mountain Copper Mining Company. In January 2005, we changed domicile to Nevada and changed our name to Voxpath Holding, Inc. In September of 2006, we merged The Retirement Solution Inc. through a Share Purchase Agreement into Voxpath Holdings, Inc. and then changed our name to TheRetirementSolution.Com, Inc. and in October 2008 changed our name to Global Investor Services, Inc., before changing our name to Investview, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. The closing of the Contribution Agreement was effective April 1, 2017, and Wealth Generators became our wholly owned subsidiary and the former members of Wealth Generators became our stockholders and control the majority of our outstanding common stock.

On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies’ assumption of $419,139 in pre-merger liabilities.

On February 28, 2018, we filed a name change for Wealth Generators, LLC to Kuvera, LLC (“Kuvera”). This did not affect the company’s tax and federal identification.

On May 7, 2018, we established WealthGen Global, LLC as a Utah limited liability company and our wholly owned subsidiary.

On July 20, 2018, we entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC for 50,000,000 shares of our common stock (see Note 5).

On November 12, 2018, we established Kuvera France, S.A.S. to handle sales of our financial education and research in the European Union.

On December 30, 2018, our wholly owned subsidiary S.A.F.E. Management, LLC received its registration and disclosure approval from the National Futures Association. S.A.F.E. Management, LLC is now a New Jersey State Registered Investment Adviser, Commodities Trading Advisor, Commodity Pool Operator, and approved for over the counter FOREX advisory services.

On January 17, 2019, we renamed our non-operating wholly owned subsidiary WealthGen Global, LLC to SAFETek, LLC, a Utah limited liability company.

Effective July 22, 2019 we renamed our non-operating wholly owned subsidiary Razor Data, LLC to Apex Tek, LLC, a Utah Limited Liability Company.

Nature of Business

We own a number of companies that each operate independently, but are accretive to one another. We are establishing a portfolio of wholly owned subsidiaries delivering leading-edge technologies, services, and research, dedicated primarily to the individual consumer. Following is a description of each of our companies.

Kuvera, LLC provides research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, crowdfunding and cryptocurrency sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Different packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

F-33

Kuvera France S.A.S. is our entity in France that will distribute Kuvera products and services throughout the European Union.

S.A.F.E. Management, LLC is a Registered Investment Adviser and Commodity Trading Adviser that has been established to deliver automated trading strategies to individuals who find they lack the time to trade for themselves.

United League, LLC owns a number of proprietary technologies including FIREFAN a social app for sports enthusiasts. Technologies created to support any of the Investview companies are held under the United League structure.

United Games, LLC is the distribution network for United League technologies. Since the acquisition of United Games in July of 2018, we are working to combine the distributors of Kuvera and United Games. The operations of United Games and United League are currently being assessed now that we have completed our integration of their software and personnel. These entities may be eliminated or re-structured in the future as we are currently assessing the potential future for social gaming app known as FIREFAN.

SAFETek, LLC (formerly WealthGen Global, LLC) is a new addition that we are currently establishing for expansion plans in the high-speed processing and cloud computing environment.

Apex Tek, LLC (formerly Razor Data, LLC) is the sales and distribution company for APEX packages and technology. It offers a unique passive income model for those interested in earning through the purchase and leaseback of high-speed specialized data processing equipment. This model has drawn considerable institutional interest.

Investment Tools & Training, LLC currently has no operations or activities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

Our policy is to prepare our financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Investview, Inc., and our wholly owned subsidiaries, Kuvera, LLC, Investment Tools & Training, LLC, Apex Tek, LLC (formerly Razor Data, LLC), S.A.F.E. Management, LLC, SAFETek, LLC (formerly WealthGen Global, LLC), United Games, LLC, United League, LLC, and Kuvera France S.A.S. Through March 31, 2019 we had determined that one affiliated entity, Kuvera LATAM S.A.S., which we previously conducted business with, was a variable interest entity and we were the primary beneficiary of the entity’s activities, which are similar to those of Kuvera, LLC. As a result, through March 31, 2019 we had consolidated the accounts of this variable interest entity into the accompanying consolidated financial statements. Further, because the Company did not have any ownership interest in this variable interest entity, the Company had allocated the contributed capital in the variable interest entity as a component of noncontrolling interest. As of April 1, 2019 Kuvera LATAM S.A.S. had no operations and ceased to exist, therefore, as of that date, no consolidation of the entity is necessary and we recorded a gain on deconsolidation of $53,739 to eliminate the intercompany account with Kuvera LATAM S.A.S. All intercompany transactions and balances have been eliminated in consolidation.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-34

Foreign Exchange

We have consolidated the accounts of Kuvera France S.A.S. into our consolidated financial statements and have consolidated the accounts of Kuvera LATAM S.A.S. through March 31, 2019. The operations of Kuvera France S.A.S. are conducted in France and its functional currency is the Euro. The operations of Kuvera LATAM S.A.S. were conducted in Colombia and its functional currency is the Colombian Peso.

The financial statements of Kuvera France S.A.S. and Kuvera LATAM S.A.S. are prepared using their respective functional currency and have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Stockholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments in accumulated other comprehensive income in our stockholders’ equity (deficit).

The following rates were used to translate the accounts of Kuvera France S.A.S. and Kuvera LATAM S.A.S. into USD at the following balance sheet dates.

	March 31, 2020	March 31, 2019
Euro to USD	1.10314	1.12200
Colombian Peso to USD	n/a	0.00031

The following rates were used to translate the accounts of Kuvera France S.A.S. and Kuvera LATAM S.A.S. into USD for the following operating periods:

	Year ended March 31,
	2020	2019
Euro to USD	1.11122	1.13580
Colombian Peso to USD	n/a	0.00033

Concentration of Credit Risk

Financial instruments that potentially expose us to concentration of credit risk include cash, accounts receivable, and advances. We place our cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. As of March 31, 2020 and 2019, cash balances that exceeded FDIC limits were $0, and we have not experienced significant losses relating to these concentrations in the past.

Cash and Cash Equivalents

For purposes of reporting cash flows, we consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of March 31, 2020 and 2019, we had no cash equivalents.

Receivables

Receivables are carried at net realizable value, representing the outstanding balance less an allowance for doubtful accounts based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual receivables and receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. We had no allowance for doubtful accounts as of March 31, 2020 and 2019.

Cryptocurrencies

We hold cryptocurrency-denominated assets (“cryptocurrencies”) and include them in our consolidated balance sheet as other current assets. We record cryptocurrencies at fair market value and recognize the change in the fair value of our cryptocurrencies as an unrealized gain or loss in the consolidated statement of operations. As of March 31, 2020 and March 31, 2019, the fair value of our cryptocurrencies was $101,610 and $142,061, respectively. During the year ended March 31, 2020, we recorded $(815) and $113,369 as realized and unrealized gain (loss) on cryptocurrency, respectively. During the year ended March 31, 2019, we recorded $16,241 and $106,488 as realized and unrealized gain (loss) on cryptocurrency, respectively.

F-35

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives. When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

As of March 31, 2020 and 2019 fixed assets were made up of the following:

	Estimated
	Useful
	Life	March 31,	March 31,
	(years)	2020	2019
Furniture, fixtures, and equipment	10	$12,792	$11,372
Computer equipment	3	19,533	14,661
Data processing equipment	3	3,213,815	-
		3,246,140	26,033
Accumulated amortization		(248,529)	(12,505)
Net book value		$2,997,611	$13,528

Total depreciation expense for the years ended March 31, 2020 and 2019, was $490,642 and $5,332, respectively.

Long-Lived Assets – Intangible Assets & License Agreement

We account for our intangible assets and long-term license agreement in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC Subtopic 350-30 requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

In June of 2017 we issued 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement. Annual amortization over the 15-year life is expected to be approximately $150,400 per year. Amortization recognized for the year ended March 31, 2020 and 2019, was $150,812 and $150,400, respectively, and the long-term license agreement was recorded at a net value of $0 and $1,983,220 as of March 31, 2020 and 2019, respectively.

In June of 2018 we purchased United Games, LLC and United League, LLC and recorded the transaction as a business combination (see Note 5). Intangible assets acquired in the business combination were recorded at fair value on the date of acquisition and are being amortized on a straight-line method over their estimated useful lives. As of March 31, 2020 and 2019 intangible assets were made up of the following:

	Estimated
	Useful
	Life	March 31,	March 31,
	(years)	2020	2019
FireFan mobile application	4	$331,000	$331,000
Back office software	10	408,000	408,000
Tradename/trademark - FireFan	5	248,000	248,000
Tradename/trademark - United Games	0.45	4,000	4,000
Customer contracts/relationships	5	-	825,000
		991,000	1,816,000
Accumulated amortization		(298,118)	(239,315)
Net book value		$692,882	$1,576,685

F-36

Amortization expense is expected to be as follows:

Fiscal year ending March 31, 2021	$173,150
Fiscal year ending March 31, 2022	173,150
Fiscal year ending March 31, 2023	115,338
Fiscal year ending March 31, 2024	55,748
Fiscal year ending March 31, 2025 and beyond	175,496
$692,882

Impairment of Long-Lived Assets

We have adopted ASC Subtopic 360-10, Property, Plant and Equipment. ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by us be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or when the historical cost carrying value of an asset may no longer be appropriate. Events relating to recoverability may include significant unfavourable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.

We evaluate the recoverability of long-lived assets based upon future net cash flows expected to result from the asset, including eventual disposition. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted and an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

Effective March 31, 2020 we fully impaired data processing equipment that had a cost basis of $2,025,500 and we fully impaired our long-term license agreement that had a cost basis of $2,256,000 because we deemed the assets carrying amount was not recoverable as of that date. As a result, impairment expense of $1,770,881 and $1,832,408 for the equipment and the license agreement, respectively, was recorded for the year ended March 31, 2020. During the year ended March 31, 2020 we impaired the value of the customer contracts/relationships originally acquired in our purchase of United Games, LLC and United League, LLC, therefore recognizing impairment expense of $627,452.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

U.S. generally accepted accounting principles provide for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1:	Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:
	-	quoted prices for similar assets or liabilities in active markets;
	-	quoted prices for identical or similar assets or liabilities in markets that are not active;
	-	inputs other than quoted prices that are observable for the asset or liability; and
	-	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:	Inputs that are unobservable and reflect management’s own assumptions about the inputs market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, and accounts payable. We have determined that the book value of our outstanding financial instruments as of March 31, 2020 and March 31, 2019, approximates the fair value due to their short-term nature.

F-37

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2020:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$101,610	$-	$-	$101,610
Total Assets	$101,610	$-	$-	$101,610

Derivative liability	$-	$-	$793,495	$793,495
Total Liabilities	$-	$-	$793,495	$793,495

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2019:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$142,061	$-	$-	$142,061
Total Assets	$142,061	$-	$-	$142,061

Derivative liability	$-	$-	$1,358,901	$1,358,901
Total Liabilities	$-	$-	$1,358,901	$1,358,901

Sale and Leaseback

Through our wholly-owned subsidiary, APEX Tek, LLC, we sell high powered data processing equipment (“APEX”) to our customers and they lease the equipment back to SAFETek, LLC, another of our wholly-owned subsidiaries. We account for these transactions under ASC 842-40 where the leaseback has been deemed a sales-type lease due to the lease term generally covering the entire economic life of the equipment and our likelihood to purchase the asset at the end of the lease term. In accordance with ASC 842-40 we have recorded the data processing equipment as a fixed asset on our balance sheet and we have accounted for the amounts received for the equipment as a financial liability, in other liabilities on our balance sheet. Further, we will recognize interest on the financial liability over the term of the lease to ensure the financial liability equates to the total amounts to be paid over the life of the lease. During the year ended March 31, 2020 we recorded deferred interest of $40,792,735 as a contra-liability, of which $2,257,399 was recognized into interest, resulting in $38,535,336 expected to be recognized into interest as follows:

Fiscal year ending March 31, 2021	$8,081,463
Fiscal year ending March 31, 2022	8,158,547
Fiscal year ending March 31, 2023	8,158,547
Fiscal year ending March 31, 2024	8,158,547
Fiscal year ending March 31, 2025 and beyond	5,978,232
$38,535,336

During the year ended March 31, 2020 we had the following activity related to our sale and leaseback transactions:

Proceeds from sales of APEX	$16,143,265
Debt extinguished with the issuance of APEX	100,000
Interest recognized on financial liability	2,257,399
Payments made for leased equipment	(3,208,000)
Total financial liability	15,292,664
Other current liabilities [1]	(11,407,200)
Other long-term liabilities, net of deferred interest	$3,885,464

[1] Represents lease payments to be made in the next 12 months

F-38

As of March 31, 2020 we have received proceeds of $392,310 in additional deposits for APEX sales, which has been recorded in the customer advance amount shown on our balance sheet.

Revenue Recognition

Subscription Revenue

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. We recognize subscription revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to provide services over a fixed subscription period, therefore we recognize revenue rateably over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to first time subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collection is not probable until that time has passed. Revenues are presented net of refunds, sales incentives, credits, and known and estimated credit card chargebacks.

Equipment Sales

We generate revenue from the sale of high-speed computer processing equipment that is used for any of the following intense processing activities: protein folding, CGI rendering, Game Streaming, Machine & Deep Learning, Mining, Independent Financial Verification, and general high-speed computing. We recognize equipment sales revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver an equipment package to our customers which includes hardware, software, and firmware and is drop-shipped to a hosting data center. We receive payment at the time of purchase and recognize revenue when the equipment package is delivered and ready for maintenance and hosting, which our customers arrange for, and obtain, from a separate third party that provides such services.

Cryptocurrency Mining Service Revenue

In the past we generated revenue from the sale of cryptocurrency mining services to our customers through an arrangement with a third-party supplier. We recognized cryptocurrency mining service revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation was to arrange for the third-party to provide mining services to our customers and payment is received at the time of purchase, therefore revenue was recognized upon receipt of payment. We recognized revenue in the amount of the fee to which we are entitled to as an agent, or the amount of consideration that we retained after paying the third-party the consideration received in exchange for the services the third-party was to provide.

Mining Revenue

Through our wholly owned subsidiary, SAFETek, LLC, we lease equipment under a sales-type lease and use the equipment on blockchain networks to validate and add blocks of transactions to blockchain ledgers (commonly referred to as “mining”). As compensation for mining we are issued fees from processors and/or block rewards that are newly created cryptocurrency units granted to us. Our mining activities constitute our ongoing major and central operations of SAFETek, LLC. Because we do not have contracts, nor do we have customers associated with our mining revenue, we recognize revenue when fees and/or rewards are settled, or ultimately granted to us as a result of our mining activities.

Fee Revenue

We generate fee revenue from our customers through SAFE Management, our subsidiary licensed as a Registered Investment Advisor and Commodities Trading Advisor. We recognize fee revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver fully managed trading services to individuals who do not meet the requirements of Qualified Investors and who lack the time to trade for themselves. We recognize fee revenue as our performance obligation is met and we receive payment for such advisory fees in the month following recognition.

F-39

Revenue generated for the year ended March 31, 2020, was as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$24,471,532	$-	$-	$1,745,138	$13,279	$26,229,949
Refunds, incentives, credits, and chargebacks	(2,046,359)	-	-	-	-	(2,046,359)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$22,425,173	$-	$-	$1,745,138	$13,279	$24,183,590

Foreign revenues for the year ended March 31, 2020 were $21,191,788 while domestic revenue for the year ended March 31, 2020 was $2,991,802.

Revenue generated for the year ended March 31, 2019 was as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$28,518,660	$698,954	$5,775,269	$-	$-	$34,992,883
Refunds, incentives, credits, and chargebacks	(1,495,458)	(4,000)	(6,501)	-	-	(1,505,959)
Amounts paid to supplier	-	-	(3,827,843)	-	-	(3,827,843)
Net revenue	$27,023,202	$694,954	$1,940,925	$-	$-	$29,659,081

Foreign revenues for the year ended March 31, 2019 were approximately $27.3 million while domestic revenue for the year ended March 31, 2019 was approximately $2.3 million.

Advertising, Selling, and Marketing Costs

We expense advertising, selling, and marketing costs as incurred. Advertising, selling, and marketing costs include costs of promoting our product worldwide, including promotional events. Advertising, selling, and marketing expenses for the years ended March 31, 2020 and 2019, totalled $1,696,133 and $878,936, respectively.

Income Taxes

We have adopted ASC Subtopic 740-10, Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus basis differences.

Net Income (Loss) per Share

We follow ASC Subtopic 260-10, Earnings per Share, which specifies the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation.

F-40

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	March 31, 2020	March 31, 2019
Options to purchase common stock	-	35,000
Warrants to purchase common stock	-	5,052,497
Notes convertible into common stock	45,743,298	52,162,055
Total	45,743,298	57,249,552

Lease Obligation

We determine if an arrangement is a lease at inception. Operating leases are included in the operating lease right-of-use asset account, the operating lease liability, current account, and the operating lease liability, long term account in our balance sheet. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease.

Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. For leases in which the rate implicit in the lease is not readily determinable, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We have elected to not apply the recognition requirements of ASC 842 to short-term leases (leases with terms of twelve months or less). Lease terms include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for operating lease arrangements is recognized on a straight-line basis over the lease term. We have elected the practical expedient and will not separate non-lease components from lease components and will instead account for each separate lease component and non-lease component associated with the lease components as a single lease component.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

There are no recently issued accounting pronouncements that we have not yet adopted that we believe are applicable or would have a material impact on our financial statements.

NOTE 4 – GOING CONCERN AND LIQUIDITY

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant recurring losses, which have resulted in an accumulated deficit of $46,382,174 as of March 31, 2020, along with a net loss of $21,285,191 for the year ended March 31, 2020. Additionally, as of March 31, 2020, we had a working capital deficit of $14,123,625. These factors raise substantial doubt about our ability to continue as a going concern.

During the year ended March 31, 2020, we raised $4,484,979 in cash proceeds from related parties, $2,527,452 in cash proceeds from new lending arrangements, and $825,000 from the sale of common stock. Subsequent to March 31, 2020, we obtained $10,049,435 in cash proceeds from new lending arrangements (see Note 13). Additionally, subject to a Securities Purchase agreement entered into in April 2020 we have a commitment from an investor to purchase a $9 million promissory note on or before October 31, 2020, subject to certain conditions.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic. It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the company. To date, the Company is experiencing challenges in multiple areas of the organization and the full economic impact is yet to be established.

During the year ended March 31, 2020 we made significant strides and wide sweeping changes. While we believe they will be beneficial to our bottom line, there is no assurance of this. Some of the concerns we face going forward will continue, including but not limited to:

●	Supply chain issues for Apex Tek, LLC and the sourcing of miners due to the worldwide COVID pandemic and manufacturing slow downs

●	SAFETek, LLC operations not scaling according to projections with decreased output due to mining difficulty and operational cost

●	Regulatory reform that could adversely impact the use and demand of digital currencies

●	The recent Bitcoin (BTC) halving event that further reduced mining output in addition to the supply chain issues

Apex Tek, LLC and SAFETek, LLC carry additional risk and generated recent losses, however, they also provide Investview a stake in 4IR, HPC, app development, fintech, blockchain and personal money management sectors. Each of these are areas that are targeted for significant growth spurred by innovations through technology which solidify our position in the fintech space.

F-41

While our liabilities are larger than our assets it is important to note that we seek to further reduce our operating expense. The assets we have acquired and will continue to seek out are those of technology, mobile apps, and human resources. These assets are not easily defined on our balance sheet but represent our ability to carry out our objectives which we believe will ultimately lead to positive cash flow, reduced debt and then profitability.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5 – ACQUISITIONS

Acquisition of United Games, LLC and United League, LLC

On July 20, 2018, we entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC for 50,000,000 shares of our common stock. United Games, LLC and United League, LLC provide distributor marketing back-office and commission tools and online sports gaming experience for users of their applications distributed through their networks of affiliates therefore we expect significant synergies to exist as a result of combining operations.

The transaction was accounted for as a business combination using the acquisition method of accounting in accordance with the FASB (ASC Topic 805). The following table summarizes the purchase accounting for the fair value of the assets acquired and liabilities assumed at the date of the acquisition and the gain on bargain purchase which resulted from the fair value of the intangible assets acquired exceeding the fair value of our common stock given as consideration:

Cash	$3,740
Receivables	361,345
Intangible assets (see Note 2)	1,816,000
Total assets acquired	2,181,085

Accounts payable and accrued liabilities	409,803
Total liabilities assumed	409,803

Net assets acquired	1,771,282

Consideration [1]	800,000

Gain on bargain purchase	$971,282

[1]	The 50,000,000 shares of our common stock transferred as consideration in accordance with the Purchase Agreement was valued on July 20, 2018, the date of acquisition, based on the weighted equity fair value of $0.016 per share as determined by a third-party valuation firm.

United Games, LLC and United League, LLC recorded combined revenue of $1,331,542 and a combined net income of $26,059 since the July 20, 2018 acquisition date, which were included in our consolidated statement of operations for the year ended March 31, 2019.

The table below represents the pro forma revenue and net income (loss) for the years ended March 31, 2020 and 2019, assuming the acquisition had occurred on April 1, 2017, pursuant to ASC Subtopic 805-10-50. This pro forma information does not purport to represent what the actual results of our operations would have been had the acquisition occurred on this date nor does it purport to predict the results of operations for future periods:

	Year Ended March 31,
	2020	2019
Revenues	$24,225,208	$27,961,351
Net (loss)	$(19,429,574)	$(5,288,735)
Loss per common share	$(0.01)	$(0.00)

F-42

NOTE 6 – RELATED PARTY TRANSACTIONS

Our related party payables consisted of the following:

	Year Ended March 31,
	2020	2019
Short-term advances [1]	$1,526,427	$440,489
Short-term promissory note entered into on 8/17/18 [2]	-	105,000
Promissory note entered into on 1/30/20 [3]	1,033,333	-
Accounts payable – related party [4]	55,000	-
	$2,114,760	$545,489

[1]	We periodically receive advances for operating funds from our current majority shareholders, officers, directors and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no set interest rates associated with them, and are unsecured. During the year ended March 31, 2020, we received $2,484,979 in cash proceeds from advances, incurred $769,999 in interest, and repaid related parties a total of $1,292,160. Also during the year ended March 31, 2020 we settled $1,880 of amounts that were recorded as due prior to March 31, 2018, settled $100,000 by issuing APEX units, and settled $500,000 with the issuance of common stock.

[2]	A member of the senior management team advanced funds of $100,000 on August 17, 2018, under a short-term promissory note due to be repaid on August 31, 2018. On August 31, 2018 the note was amended to be due on demand or, in absence of a demand, due on August 31, 2019. The note had a fixed interest payment of $5,000, which was recorded as interest expense in the statement of operations during the year ended March 31, 2019. During the year ended March 31, 2020 we made repayments of $105,000 on the note.

[3]	We entered into a $1,000,000 promissory note with Joseph Cammarata, our Chief Executive Officer, on January 30, 2020. The term of the note is one year, at which time the principal and interest of 20%, or $200,000 will be due. During the year ended March 31, 2020 we recognized $33,333 of interest expense on the note.

[4]	During the year ended March 31, 2020 we entered into an employment agreement with Jayme McWidener as our Chief Financial Officer. At the date we entered into the employment agreement we owed her firm, Mac Accounting Group, LLP, $75,000, which was reclassified as a related party accounts payable balance on our balance sheet. We made repayments on the liability of $20,000 since the date we entered into the employment agreement.

In addition to the above related party debt transactions that were outstanding as of March 31, 2020 and 2019 we entered into a $3,600,000 convertible promissory note with a member of the senior management team on July 23, 2019. We received proceeds of $1,000,000 from the note, including $900,000 in cash and $100,000 which offset amounts owing to the lender. In accordance with the terms of the note we were required to repay a monthly minimum payment of $50,000 beginning January of 2020 through June of 2020 and a monthly minimum payment of $100,000 beginning July of 2020 until the total principal amount has been repaid. The lender had the right to convert up to $2,600,000 of the outstanding and unpaid principal amount into shares of our common stock at a conversion price of $0.005 per share, subject to adjustment. At inception we recorded a beneficial conversion feature of $1,000,000 as a debt discount (see Note 10) and we recorded $2,600,000 as a debt discount, representing the difference between the face value of the note and the proceeds received. Effective March 31, 2020 we entered into a settlement agreement to issue 200,000,000 shares of our common stock (see Note 10) to repay the $3,600,000 convertible promissory note and $500,000 worth of short-term advances (see [1] above), for a total of $4,100,000 worth of related party debt settled. In conjunction with the settlement the full debt discount of $3,600,000 was recognized into interest expense during the year ended March 31, 2020.

In addition to the above-mentioned related-party lending arrangements, during the year ended March 31, 2020 we sold 57 APEX units to related parties for proceeds of $122,720, $100,000 of which was offset against short term advances (see [1] above). We made 233 lease payments to these related parties during the year ended March 31, 2020, equating to $116,500. During the year ended March 31, 2019, we sold $41,500 worth of high-speed computer processing equipment to our then chief executive officer. This revenue was included in the equipment sales reported on our statement of operations.

F-43

NOTE 7 – DEBT

Our debt consisted of the following:

	Year Ended March 31,
	2020	2019
Short-term advance received on 8/31/18 [1]	$65,000	$75,000

Secured merchant agreement for future receivables entered into on 2/14/19 [2]	-	641,687
Secured merchant agreement for future receivables entered into on 2/14/19 [3]	-	468,790
Secured merchant agreements for future receivables entered into on 2/14/19 [4]	-	597,060
Promissory note entered into on 1/16/19 [5]	-	60,000
Secured merchant agreements for future receivables entered into on 3/28/19 [6]	-	25,650
Convertible promissory note entered into on 1/11/19 [7]	-	26,600
Convertible promissory note entered into on 2/6/19 [8]	-	76,686
Convertible promissory note entered into on 3/14/19 [9]	-	5,557
Secured merchant agreement for future receivables entered into on 8/16/19 and refinanced on 12/10/19 [10]	1,223,615	-
Secured merchant agreement for future receivables entered into on 8/16/19 [11]	260,090	-
Convertible promissory note entered into on 3/5/20 [12]	13,072	-
Convertible promissory note entered into on 3/11/20 [13]	7,549	-
	$1,569,326	$1,977,030

[1]	In August 2018, we received a $75,000 short-term advance. The advance is due on demand, has no interest rate, and is unsecured. During the year ended March 31, 2020 we made repayments of $10,000.

[2]	During September 2018, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On September 28, 2018, we received proceeds from this arrangement of $570,000. In accordance with the terms of the agreement, we were required to repay $839,400 by making ACH payments in the amount of 10% of our daily cash receipts. Accordingly, we recorded $269,400 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $233,501 of amounts owed to a new agreement. However, prior to the terminating the September agreement, we made payments of $605,899 and amortized $269,400 into interest expense.

During January 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On January 11, 2019, we received proceeds from this arrangement of $349,851. In accordance with the terms of the agreement, we were required to repay $489,650 by making daily ACH payments of $1,000 for the first 30 days following the date of the agreement and daily ACH payments of $2,999 thereafter. Accordingly, we recorded $139,799 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $449,657 of amounts owed to a new agreement. However, prior to the terminating the January agreement, we made payments of $39,993 and amortized $139,799 into interest expense.

During February 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On February 15, 2019, we received proceeds from this arrangement of $73,801 after paying off $233,501 from a September 2018 agreement (see above) and $449,657 from a January 2019 agreement (see above). In accordance with the terms of the agreement, we were required to repay $909,350 by making daily ACH payments of $5,049. Accordingly, we recorded $152,391 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $141,372 and amortized $26,100 into interest expense.

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Effective August 16, 2019 this debt was refinanced and the outstanding balance of $316,093 was rolled into a new debt arrangement, see notation [10] below. During the year ended March 31, 2020, prior to the refinance, we repaid $451,886 and amortized $126,291 into interest expense.

[3]	During December 2018, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On December 17, 2018, we received proceeds from this arrangement of $380,000. In accordance with the terms of the agreement, we were required to repay $559,600 by making daily ACH payments of $3,000. Accordingly, we recorded $179,600 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $421,600 of amounts owed to a new agreement. However, prior to the terminating the December agreement, we made payments of $138,000 and amortized $179,600 into interest expense.

During February 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On February 15, 2019, we received proceeds from this arrangement of $126,932 after paying off $421,600 from a December 2018 agreement (see above). In accordance with the terms of the agreement, we are required to repay $840,000 by making daily ACH payments of $4,649. Accordingly, we recorded $291,468 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $129,388 and amortized $49,646 into interest expense.

Effective August 16, 2019 this debt was refinanced and the outstanding balance of $297,033 was rolled into a new debt arrangement, see notation [10] below. During the year ended March 31, 2020, prior to the refinance, we repaid $413,580 and amortized $241,822 into interest expense.

[4]	During October 2018, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. During October 2018, we received proceeds from this arrangement of $77,260. In accordance with the terms of the agreement, we were required to repay $699,500 by making daily ACH payments of $4,372. Accordingly, we recorded $224,500 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. In February 2019 we replaced this agreement with a new Secured Merchant Agreement (see below), therefore transferring $327,880 of amounts owed to a new agreement. However, prior to the terminating the October agreement, we made payments of $371,620 and amortized $224,500 into interest expense.

During February 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On February 15, 2019, we received proceeds from this arrangement of $126,932 after paying off $327,880 from an October 2018 agreement (see above). In accordance with the terms of the agreement, we were required to repay $629,550 by making daily ACH payments of $3,498. Accordingly, we recorded $224,410 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. Also during February 2019, we entered into a second Secured Merchant Agreement with this same entity, receiving proceeds of $288,000. In accordance with the terms of the agreement, we were required to repay $419,700 by making daily ACH payments of $2,332. Accordingly, we recorded $131,700 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $157,410 on these two agreements and amortized $61,330 into interest expense.

Effective August 16, 2019 this debt was refinanced and the outstanding balance of $382,000 was rolled into a new debt arrangement, see notation [11] below. During the year ended March 31, 2020, prior to the refinance, we repaid $509,840 and amortized $294,780 into interest expense.

[5]	In January 2019, we received funds of $631,617 and repaid $511,617 in a series of transactions representing short-term advances. On January 16, 2019, we entered into a short-term promissory note for the resulting $120,000 owed as a result of the transactions. The note had a zero percent interest rate and was due within the shorter of three months or the receipt of cash from a $1 million financing arrangement. During the year ended March 31, 2020, we repaid $60,000 of the amount due under the note.

[6]	During March 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On March 29, 2019, we received proceeds from this arrangement of $28,500. In accordance with the terms of the agreement, we were required to repay $45,000 by making daily ACH payments of $4,500. Accordingly, we recorded $16,500 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. During the year ended March 31, 2019, we repaid $4,500 and amortized $1,650 into interest expense. During the year ended March 31, 2020, we repaid $40,500 and amortized $14,850 into interest expense.

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[7]	In January 2019, we entered into a Convertible Promissory Note and received proceeds of $135,000 after incurring loan fees of $3,000. The note incurs interest at 12% per annum and has a maturity date of April 11, 2020. The Convertible Promissory Note has a variable conversion rate that is 65% of the lowest closing price during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature is accounted for as a derivative instrument (see Note 8). At inception, we recorded a debt discount of $138,000 and captured loan fees, recorded as interest expense, of $450,005. During the year ended March 31, 2019, we recorded amortization of the debt discount of $23,152 into interest expense and recorded additional interest expense on the note of $3,448. During the year ended March 31, 2020, we amortized $114,848 into interest expense, recorded additional interest expense on the note of $40,977 (inclusive of a prepayment penalty), and paid off the note, accrued interest, and prepayment penalties for $182,425.

[8]	In February 2019, we entered into a Convertible Promissory Note and received proceeds of $240,000. The note was issued with a $30,000 original issue discount and loan fees of $3,000, incurred interest at 12% per annum, and had a maturity date of August 6, 2019. In accordance with the terms of the note, we issued 22,500,000 shares of common stock (the “Returnable Shares”) to the note holder as a commitment fee (see Note 10), provided, however, the Returnable Shares must be returned to us if the note is fully repaid and satisfied prior to the date which is 180 days following the issue date. The Convertible Promissory Note had a variable conversion rate that was 65% of the lowest trading price during the previous 20-trading-day period, subject to adjustment. Therefore, the conversion feature was accounted for as a derivative instrument (see Note 8). We allocated the proceeds of the note to the common stock issued and to the fair value of the note, taking into consideration the fair value of the conversion feature. As a result, the common stock was valued at $69,871, we recorded a debt discount of $270,000, and captured loan fees, recorded as interest expense, of $120,128. During the year ended March 31, 2019, we recorded amortization of the debt discount of $72,514 into interest expense and recorded additional interest expense on the note of $4,172. During the year ended March 31, 2020, we amortized $197,486 into interest expense, recorded additional interest expense on the note of $11,136, and paid off the note and accrued interest for $285,308. In accordance with the terms of the agreement the 22,500,000 Returnable Shares were returned and cancelled (see Note 10).

[9]	In March 2019, we entered into a Convertible Promissory Note and received proceeds of $135,000 after incurring loan fees of $3,000. The note incurred interest at 12% per annum and had a maturity date of June 14, 2020. The Convertible Promissory Note had a variable conversion rate that was 65% of the average of the two lowest closing prices during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature was accounted for as a derivative instrument (see Note 8). At inception, we recorded a debt discount of $138,000 and captured loan fees, recorded as interest expense, of $64,492. During the year ended March 31, 2019, we recorded amortization of the debt discount of $4,831 into interest expense and recorded additional interest expense on the note of $726. During the year ended March 31, 2020, we amortized $133,168 into interest expense, recorded additional interest expense on the note of $43,983 (inclusive of a prepayment penalty), and paid off the note, accrued interest, and prepayment penalties for $182,708.

[10]	During August 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On August 15, 2019, we received proceeds from this arrangement of $339,270 after paying off $316,093 from a February 2018 agreement (see notation [2] above) and $297,033 from a second February 2019 agreement (see notation [3] above). In accordance with the terms of the agreement, we were required to repay $1,399,000 by making daily ACH payments of $6,823. Accordingly, we recorded $446,604 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid.

Effective December 10, 2019 this debt was refinanced and the outstanding balance of $839,514 was rolled into a new Secured Merchant Agreement for future receivables. During the year ended March 31, 2020, prior to the refinance, we repaid $559,486 and amortized $446,605 into interest expense related to the August 2019 arrangement. As a result of the refinancing arrangement we received proceeds of $854,801. In accordance with the terms of the agreement, we were required to repay $2,448,250 by making daily ACH payments of $10,999. Accordingly, we recorded $753,935 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the year ended March 31, 2020, after the refinance, we repaid $747,932 and amortized $277,232 into interest expense related to the new December 2019 arrangement.

F-46

[11]	During August 2019, we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. In August 2019, we received proceeds from this arrangement of $418,381 after paying off $382,000 from an October 2018 agreement (see notation [4] above). In accordance with the terms of the agreement, we were required to repay $1,189,150 by making daily ACH payments of $5,801. Accordingly, we recorded $388,769 as a debt discount at the inception of the agreement, which was the difference between the funds received plus the earlier debt paid off, and the amount that was to be repaid. During the year ended March 31, 2020, we repaid $853,203 and amortized $312,912 into interest expense.

[12]	In March 2020, we entered into a Convertible Promissory Note and received proceeds of $200,000 after incurring loan fees of $3,000. The note incurs interest at 10% per annum and has a maturity date of June 2, 2021. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature is accounted for as a derivative instrument (see Note 8). At inception, we recorded a debt discount of $203,000 and captured loan fees, recorded as interest expense, of $116,077. During the year ended March 31, 2020, we amortized $11,626 into interest expense, and recorded additional interest expense on the note of $1,446.

[13]	In March 2020, we entered into a Convertible Promissory Note and received proceeds of $150,000 after incurring loan fees of $3,000. The note incurs interest at 10% per annum and has a maturity date of June 10, 2021. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment. Therefore, the conversion feature is accounted for as a derivative instrument (see Note 8). At inception, we recorded a debt discount of $153,000 and captured loan fees, recorded as interest expense, of $148,432. During the year ended March 31, 2020, we amortized $6,711 into interest expense, and recorded additional interest expense on the note of $838.

In addition to the above debt transactions that were outstanding as of March 31, 2020 and 2019, during the year ended March 31, 2020, we also received proceeds of $200,000 from two additional short-term notes ($100,000 each) and received proceeds of $140,000, $100,000, and $125,000 from three separate convertible promissory notes. During the year ended March 31, 2020, we recorded interest expense of $30,000 for fixed interest and extension fees on the short-term notes and made total cash payments of $230,000 to extinguish the interest and principal amounts due on the short-term notes. During the year ended March 31, 2020, we accounted for the conversion features in the convertible notes as a derivative instrument, therefore at inception recorded a debt discounts of $374,000 and captured loan fees, recorded as interest expense, of $945,060. By the time we repaid the convertible notes we had amortized the full debt discount of $374,000 into interest expense, recorded additional interest expense on the notes of $119,931 (inclusive of prepayment penalties), and paid off the notes, accrued interest, and prepayment penalties for $493,931.

NOTE 8 – DERIVATIVE LIABILITY

During the years ended March 31, 2020 and 2019, we had the following activity in our derivative liability account:

Derivative liability at March 31, 2018	$-
Derivative liability recorded on new instruments	1,144,525
Change in fair value	214,376
Derivative liability at March 31, 2019	1,358,901
Derivative liability recorded on new instruments	1,924,569
Derivative liability extinguished with notes settled	(1,918,744)
Change in fair value	(571,231)
Derivative liability at March 31, 2020	$793,495

We use the binomial option pricing model to estimate fair value for those instruments convertible into common stock, at inception, at conversion or settlement date, and at each reporting date. During the year ended March 31, 2020 and 2019, the assumptions used in our binomial option pricing model were in the following range:

Year Ended March 31,
	2020	2019
Risk free interest rate	0.17% - 2.13%	2.40% - 2.58%
Expected life in years	0.03 - 1.25	0.35 - 1.25
Expected volatility	224% - 381%	222% - 268%

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NOTE 9 – OPERATING LEASE

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases. Leases are classified as either finance or operating with classification affecting the pattern of expense recognition in the statement of operations. We adopted ASU No. 2016-02 on April 1, 2019. We did not record a lease asset and lease liability as of the adoption date as we had no lease arrangements or lease obligation at that time.

During the year ended March 31, 2020 we entered two operating leases for office space in Eatontown, New Jersey (the “Eatontown Lease”) and Kaysville, Utah (the “Kaysville Lease”). We have the option to extend the three-year lease term of the Eatontown Lease for a period of one year. In addition, we are obligated to pay twelve monthly instalments to cover an annual utility charge of $1.75 per rentable square foot for electric usage within the demised premises. As the lessor has the right to digitally meter and charge us, these payments were deemed variable and will be expensed as incurred. During the year ended March 31, 2020 the variable lease costs amounted to $2,217. At commencement of the Eatontown Lease, right-of-use assets obtained in exchange for new operating lease liabilities amounted to $110,097. We have the option to extend the twelve-and-a-half-month lease term of the Kaysville Lease for a period of one year. At commencement of the Kaysville Lease, right-of-use assets obtained in exchange for new operating lease liabilities amounted to $21,147.

Operating lease expense was $41,027 for the year ended March 31, 2020. Operating cash flows used for the operating leases during the year ended March 31, 2020 was $33,694. As of March 31, 2020, the weighted average remaining lease term was 2.15 years and the weighted average discount rate was 12%.

Future minimum lease payments under non-cancellable leases as of March 31, 2020 were as follows:

2021	$56,794
2022	48,000
2023	16,000
Total	120,794
Less: Interest	(13,996)
Present value of lease liability	106,798
Operating lease liability, current [1]	(56,530)
Operating lease liability, long term	$50,268

[1] Represents lease payments to be made in the next 12 months

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock with a par value of $0.001 and our board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges, and preferences of that preferred stock.

During the year ended March 31, 2020 our Board of Directors approved the designation of 2,000,000 of the Company’s shares of preferred stock as Series B Convertible Preferred Stock. Our Series B Convertible Preferred Stock holders are entitled to 500 votes per share, are entitled to receive cumulative dividends at the annual rate of 12% per annum of the liquidation price, equal to $1.20 per share, and can convert one Series B Preferred Stock share into 500 shares of our common stock. As of March 31, 2020 and 2019, we had no preferred stock issued or outstanding.

Common Stock Transactions

During the year ended March 31, 2020, we issued 59,215,648 shares of common stock in exchange for net proceeds of $825,000. Effective March 31, 2020 we entered into a settlement agreement to issue 200,000,000 shares of our common stock to repay a $3,600,000 convertible promissory note and $500,000 worth of short-term advances, for a total of $4,100,000 worth of related party debt settled (see Note 6).

During the year ended March 31, 2020 we issued 522,000,000 shares of common stock, valued at $4,561,500 based on the market value on the day of issuance, to multiple employees for services and compensation, which is subject to forfeiture if the employee is not in good standing at the time the shares are fully vested, or in some cases, if certain milestones are not met. Of the $4,561,500 value we recognized $2,836,843 as an expense during the year ending March 31, 2020 and the remaining $1,724,657 will be recognized rateably over the vesting term. In addition to the shares issued to employees, we also issued an additional 15,618,592 shares of common stock, valued at $261,800 based on the market value on the day of issuance, for services.

F-48

During the year ended March 31, 2020 we repurchased 5,150 shares of common stock for $102 and we cancelled 22,500,000 shares that were returned in accordance with the terms of a Convertible Promissory Note (see Note 6), reducing common stock by $22,500 and increasing additional paid in capital by the same. We also cancelled 200,000,000 shares returned in conjunction with the termination of a Joint Venture Agreement entered into in March of 2019, reducing common stock by $200,000, reducing additional paid in capital by $3,180,000, offset with a reduction in our prepaid asset of $3,380,000. During the year ended March 31, 2020 we recorded a beneficial conversion feature of $1,000,000 related to a convertible promissory note entered into with a related party (see Note 6).

In conjunction with the sale of common stock during the year ended March 31, 2018, we provided a guarantee to certain individuals such that we would issue additional shares of our common stock if the average closing price of our common stock fell below $0.02 per share on the 20 days preceding the 18-month anniversary of the date the shares were originally sold. As a result of this guarantee, we had recorded $626,388 in accounts payable and accrued liabilities on our balance sheet as of March 31, 2018. During the year ended March 31, 2019, the 18-month anniversary passed without the common stock falling below the set threshold, therefore, we were released from the guarantee, and we increased additional paid-in capital by $525,000 to remove the previously recorded offering costs. During the year ended March 31, 2020, the 18-month anniversary passed without the common stock falling below the set threshold, therefore, we were released from the guarantee, and we increased additional paid-in capital by $101,387 to remove the previously recorded offering costs.

During the year ended March 31, 2019, we issued 50,000,000 shares of common stock for the acquisition of United Games, LLC and United League, LLC (see Note 5). We also issued 1,000,000 shares of common stock in August and 1,000,000 shares of common stock in March, valued at $10,000 and $17,600, respectively, based on the market price on the day of issuance, to an employee for compensation. The shares are subject to forfeiture if the employee is not in good standing six months after the date of issuance. During the year ended March 31, 2019, the $10,000 was recognized as expense and of the $17,600 we recognized $2,933 as an expense and $14,667 was recorded as a prepaid asset. Also during the year ended March 31, 2019, we issued 400,000,000 shares of common stock with a value of $6,760,000 based on the market price on the date of issuance, for an agreement to partner with a third party to generate future revenues. The 400,000,000 shares are subject to forfeiture for five years from the date of issuance, such that shares will be deemed earned upon meeting certain milestones. We are recognizing the expense rateably over the five-year term and recorded $96,307 in expense during the year ended March 31, 2019, while recording $6,663,693 as a prepaid asset as of March 31, 2019. During the year ended March 31, 2019, we entered into a common stock purchase agreement that provides cash of $1,000,000 in exchange for shares of our common stock. In conjunction with that agreement, we issued 3,000,000 shares of common stock that was accounted for as offering costs, increasing common stock by $3,000 and decreasing additional paid-in capital by $3,000, to offset any proceeds from the future equity transactions resulting from the agreement. During the year ended March 31, 2019, we issued 22,500,000 shares as a commitment fee in conjunction with a debt arrangement, whereby the shares were valued at $69,871 based on the allocation of debt proceeds (see Note 7). Also during the year ended March 31, 2019, we repurchased 7,000,000 shares of common stock for $91,000.

As of March 31, 2020 and 2019, we had 3,214,490,408 and 2,640,161,318 shares of common stock issued and outstanding, respectively.

Employee Stock Options

The nonqualified plan adopted in 2007 authorizes 65,000 shares, of which 47,500 have been granted as of March 31, 2020. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. As of March 31, 2020, 42,500 shares have been granted under the 2008 plan. During the year ended March 31, 2020 all previously outstanding options expired and no new options were granted.

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2018	35,000	$10.00	1.51	$-
Granted	-	$-
Exercised	-	$-
Cancelled / expired	-	$-
Options outstanding at March 31, 2019	35,000	$10.00	0.51	$-
Granted	-	$-
Exercised	-	$-
Cancelled / expired	(35,000)	$10.00
Options outstanding at March 31, 2020	-	$-	-	$-
Options exercisable at March 31, 2020	-	$-	-	$-

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Stock-based compensation expense in connection with options granted to employees for the year ended March 31, 2020 and 2019, was $0.

Warrants

During the year ended March 31, 2020 all previously outstanding warrants expired and no new warrants were granted. Transactions involving our warrants are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price
Warrants outstanding at March 31, 2018	6,169,497	$1.50
Granted / restated	-	$-
Cancelled	-	$-
Expired	(1,117,000)	$(1.48)
Warrants outstanding at March 31, 2019	5,052,497	$1.50
Granted	-	$-
Cancelled	-	$-
Expired	(5,052,497)	$(1.50)
Warrants outstanding at March 31, 2020	-	$-

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time. Below is a description of all legal proceedings we were involved in during the year ended March 31, 2020 and 2019:

●	In February 2018, we received a subpoena from the United States Commodity Futures Trading Commission (“CFTC”). We complied with the terms of the subpoena, negotiated a resolution of this matter with the CFTC staff, and a final order was issued on September 14, 2018. Under the order, we did not admit or deny any of the allegations, agreed to pay a fine of $150,000, and agreed not to act as an unregistered Commodities Trading Advisor in the future. As of March 31, 2020, we have paid all amounts owed to CFTC and no unpaid balance remains.

●	In April of 2019, we received a Summons and Complaint from Fibernet Corp making claims of unpaid invoices and breach of contracts entered into in February 2012 and January 2015 as RazorData Corp. Without admitting fault or liability, in June of 2019, we entered into an agreement with Fibernet Corp to settle all claims and release us from any future claims in exchange for a payment of $35,160 to avoid ongoing litigation related to this matter.

NOTE 12 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company used an effective tax rate of 30% when calculating the deferred tax assets and liabilities and income tax provision below.

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Net deferred tax assets consist of the following components as of March 31, 2020 and 2019:

	2020	2019
Deferred tax assets:
NOL carryover	$7,215,400	$2,363,900
Accrued Payroll	207,100	209,100
Amortization	275,700	49,100
Related party accruals	10,000	1,500
Deferred tax liabilities
Depreciation	(899,300)	(1,200)
Valuation allowance	(6,808,900)	(2,622,400)
Total long-term deferred income tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pre-tax income from continuing operations for the years ended March 31, 2020 and 2019, due to the following:

	2020	2019
Book income (loss)	$(6,385,600)	$(1,493,400)
Stock for services	929,600	32,800
Amortization	38,400	(33,100)
Contingent liability	-	(45,000)
Unrealized gain on cryptocurrency	(34,000)	(31,900)
Meals and entertainment	15,900	12,400
Non-cash interest expense	765,700	315,800
Depreciation	(821,700)	(7,200)
Related party accruals	8,500	1,500)
Related party accrued payroll	(2,000)	174,600
Gain on deconsolidation of WG LATAM	(16,100)	-
Gain on bargain purchase	-	(291,400)
(Gain)/Loss on value of derivative liabilities	(171,400)	64,300
Stock issued for loan fees	-	21,000
Impairment of prepaid paid for with equity	549,700	-
Amortization of prepaid paid for with equity	248,600	45,100
Valuation allowance	4,874,400	1,234,500
Total long-term deferred income tax assets	$-	$-

At March 31, 2020, we had net operating loss carry forwards of approximately $24,051,000 that may be offset against future taxable income for the year 2021 through 2040. However, due to the change in ownership provisions of the Tax Reform Act of 1986, the NOL accumulated prior to the April 1, 2017, acquisition can only offset future income of up to $13,837 per year until expired. Should additional changes in ownership occur, net operating loss carry forwards in future years may be further limited.

No tax benefit from continuing or discontinued operations have been reported in the March 31, 2020, consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

We comply with the provisions of FASB ASC 740 in accounting for our uncertain tax positions. ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, we may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We have determined that we have no significant uncertain tax positions requiring recognition under ASC 740.

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We recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. We had no accruals for interest and tax penalties at March 31, 2020 and 2019.

We do not expect the amount of unrecognized tax benefits to materially change within the next 12 months.

We are required to file income tax returns in the U.S. Federal jurisdiction, in New York State, New Jersey, and in Utah. We are no longer subject to income tax examinations by tax authorities for tax years ending before March 31, 2016. During the year ended March 31, 2020 and 2019 we paid income taxes of $7,383 and $70,768, respectively.

NOTE 13 – SUBSEQUENT EVENTS

Subsequent to March 31, 2020, we received proceeds of $2,091,135 in short-term advances from related parties, $2,000,000 from a short-term promissory note with a related party, and $400,000 from a short-term promissory note with a non-related party. Additionally, we received $505,300 in proceeds from the Paycheck Protection Program as established by the CARES Act, along with an additional $500,000 in proceeds from a loan with the U.S. Small Business Administration.

Subsequent to March 31, 2020, we repurchased 9,079 shares of our common stock from a third party. These shares were immediately cancelled. Also subsequent to March 31, 2020 we issued 21,000,000 shares of our common stock for services and compensation.

In accordance with ASC Topic 855, Subsequent Events, we have evaluated subsequent events through the date of this filing and have determined that there are no additional subsequent events that require disclosure.

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Business

Corporate History

Investview, Inc. was incorporated on January 30, 1946, under the laws of the state of Utah as the Uintah Mountain Copper Mining Company. In January 2005, we changed domicile to Nevada and changed our name to Voxpath Holding, Inc. In September of 2006, we merged The Retirement Solution Inc. through a Share Purchase Agreement into Voxpath Holding, Inc. and then changed our name to TheRetirementSolution.Com, Inc. and in October 2008 changed our name to Global Investor Services, Inc., before changing our name to Investview, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators Members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. This closing occurred after close of business on March 31, 2017, therefore, effective April 1, 2017, Wealth Generators became our wholly owned subsidiary.

On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies’ assumption of $419,139 in pre-merger liabilities.

On February 28, 2018, we filed a name change for Wealth Generators LLC to Kuvera LLC (“Kuvera”), this did not affect the company’s tax and federal identification.

On May 7, 2018, we established WealthGen Global, LLC as a Utah limited liability company and our wholly owned subsidiary.

On July 20, 2018, we entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC for 50,000,000 shares of our common stock.

On November 12, 2018, we established Kuvera France, S.A.S. to handle sales of our financial education and research in the European Union.

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On December 30, 2018, our wholly owned subsidiary S.A.F.E. Management, LLC received its registration and disclosure approval from the National Futures Association. S.A.F.E. Management, LLC is now a New Jersey State Registered Investment Adviser, Commodities Trading Advisor, Commodity Pool Operator, and approved for over the counter FOREX advisory services.

On January 17, 2019, we renamed our nonoperating wholly owned subsidiary WealthGen Global, LLC to SAFETek, LLC, a Utah limited liability company.

Effective July 22, 2019 we renamed our non-operating wholly owned subsidiary Razor Data, LLC to Apex Tek, LLC, a Utah Limited Liability Company.

Overview

Investview has established a portfolio of wholly owned subsidiaries that deliver leading edge technologies, services and research, primarily dedicated to the individual consumer. As financial technologies evolve, Investview seeks to deliver innovative methods and products to enable participation in emerging markets and information technology advancements for individuals and companies. Each of its subsidiaries are designed to work in tandem with one another generating a worldwide presence for Investview.

Our largest subsidiary is Kuvera LLC, which delivers financial education, technology and research to individuals through a subscription-based model. Kuvera, LLC provides research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, crowdfunding and cryptocurrency sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Kuvera operations are located at Salt Lake City, Utah and more information can be found at kuveraglobal.com.

Kuvera France S.A.S. is our entity in France that distributes Kuvera products and services throughout the European Union.

S.A.F.E. Management, LLC is a Registered Investment Adviser and Commodity Trading Adviser that has been established to deliver automated trading strategies to individuals who find they lack the time to trade for themselves. SAFE is committed to bringing innovative trade methodologies, strategies and algorithms for all worldwide financial markets. SAFE Management is a state registered investment adviser and operations are located in our Eatontown, New Jersey Corporate Finance location. More information regarding S.A.F.E. Management, LLC can be found at safeadvglobal.com.

SAFETek, LLC (formerly WealthGen Global, LLC) is a new addition that we established for expansion plans in the high-speed processing computing space. SAFETek, LLC is in the process of deploying a large scale processing operation that can be used for any of the following intense processing activities: protein folding, CGI rendering, Game Streaming, Machine & Deep Learning, Mining, Independent Financial Verification, and general high-speed computing. Key trending markets for Data Computation include Internet of Things, Smart Homes, smart cities, smart devices, Artificial intelligence, blockchain technology, Virtual Reality, 3D animation, and health technology data to name a few. More information regarding SAFETek, LLC can be found at safeteksolutions.com.

Apex Tek, LLC (formerly Razor Data, LLC) is the entity responsible for sales of the Apex program. Launched in September 2019, the Apex product pack includes hardware, firmware, software and insurance that can be purchased and then leased to SAFETek LLC. Apex is a technology asset that creates passive income for those who desire to diversify their holdings. More information can be found at apextekglobal.com.

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Government Regulation

We have historically positioned the company as a knowledge provider and educator that seeks to augment a user’s informed decision-making process, rather than to act as a conductor of investment decisions or a representative of investment services. As such, most of our activities do not fall within the scope of securities industry regulation. Most of our products and services also do not require that any representative distributing our services conduct themselves as an investment advisor or broker. However, our subsidiary S.A.F.E. Management, LLC, recently received its registration and disclosure approval from the National Futures Association. S.A.F.E. Management, LLC is now a New Jersey State Registered Investment Adviser (“RIA”), Commodities Trading Advisor (“CTA”), and Commodity Pool Operator registered with the U.S. Commodity Futures Trading Commission (“CFTC”), and is approved by the CFTC for over the counter FOREX advisory services. As a New Jersey-registered RIA, we are required to comply with the laws and regulations of those states in which we have the requisite number of customers governing the activities of investment advisers and the fees they can charge, as well as certain provisions of the Investment Adviser Act of 1940. As a CFTC registered CTA, Commodity Pool Operator, and FOREX adviser, we are required to comply with federal law and CFTC rules regulating those activities.

We have established these registrations and the advisory structure to offer automated trade execution, which is managed by S.A.F.E. Management, LLC, in its capacity as an RIA, for equities and equity options and in its capacity as a CTA for commodities, futures, and OTC Forex. In addition, SAFE provides traditional advisory services for clients who do not wish to trade for themselves. Automation of trades is only available through S.A.F.E. Management. No additional approvals are required for any of our current business activities. The cost of maintaining this additional regulated entity could have a material adverse effect on our business and could subject us to regulatory enforcement actions.

We are subject to government regulation in connection with securities laws and regulations applicable to all publicly owned companies as well as laws and regulations applicable to businesses generally. We are also increasingly subject to governmental regulation and legislation specifically targeting Internet companies, such as privacy regulations adopted at the local, state, national and international levels and taxes levied at the state level. Due to the increasing use of the internet, enforcement of existing laws, such as consumer protection regulations, in connection with web-based activities has become more aggressive, and it is expected that new laws and regulations will continue to be enacted at the local, state, national, and international levels. Such new legislation, alone or combined with increasingly aggressive enforcement of existing laws, could have a material adverse effect on our future operating performance and business.

Employees

As of June 26, 2020, we had 22 employees.

Internet Address

Additional information concerning our business can be found on our website at www.investview.com for the most up-to-date corporate financial information, presentation announcements, transcripts, and archives. Information regarding our products and services offered by our wholly owned subsidiary, Kuvera LLC, may be found at www.kuveraglobal.com. SAFE Management LLC services can be viewed at www.safeadvglobal.com. Apex Tek LLC product information can be found at: www.apextekglobal.com and SAFETek, LLC information is available at www.safeteksolutions.com. Web site links provided in may change in the future. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the Securities and Exchange Commission.

Transfer Agent

The Transfer Agent for the Company’s stock is Vstock Transfer, LLC., 18 Lafayette Place, Woodmere, New York 11598. Phone 212-828-8436 – Fax 646-536-3179

None.

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Item 2. Properties

Our corporate headquarters are located at 234 Industrial Way West, Ste A202, Eatontown, New Jersey 07724 and are being leased under a three-year lease agreement that will expire in June 2022. Our Apex Tek, LLC headquarters are located at 459 North 300 West, #15, Kaysville, Utah 84037 and are being leased under a one-year lease agreement that will expire at the end of September 2020. Our Kuvera, LLC headquarters are located at 2940 West Maple Loop Drive, Suite 303, Office A, C, & D, Lehi, Utah 84043 and are being lease on a month-to-month basis. We also lease office space in France located at 4 D rue du Lieutenant-Colonel Dubois, 350000 Rennes on a month-to-month basis.

Item 3. Legal Proceedings

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time; however we do not anticipate that the outcome of such matters and disputes will materially affect our financial statements.

None of our directors, officers, or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Item 4. Mine Safety Disclosure

Not applicable

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock is traded on the OTCQB under the symbol “INVU.” The following table sets forth the range of low and high closing sale prices for our common stock for each of the periods indicated as reported and summarized by the OTCQB:

	Low	High

2021
Second Quarter (through July 10, 2020)	0.027	0.030
First Quarter	$0.016	0.041
2020:
Fourth Quarter	$0.012	$0.043
Third Quarter	$0.010	$0.015
Second Quarter	$0.010	$0.012
First Quarter	$0.005	$0.010
2019:
Fourth Quarter	$0.008	$0.037
Third Quarter	$0.006	$0.020
Second Quarter	$0.030	$0.010
First Quarter	$0.011	$0.030

As of July 13, 2020, we had approximately 613 stockholders of record of our common stock and 3,035,481,329 shares of common stock issued and outstanding.

Dividends

Holders of shares of common stock are entitled to share pro rata in dividends and distributions for the common stock when, as, and if declared by the board of directors out of funds legally available therefor. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future revenues, capital requirements, overall financial condition, and such other factors as our board of directors deems relevant.

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Recent Sales of Unregistered Securities

In March 2020, we entered into a two separate Convertible Promissory Notes and received proceeds of $200,000 and $150,000 after incurring loan fees of $3,000 for each. The notes incur interest at 10% per annum and have maturity dates in June of 2021. The Convertible Promissory Notes have variable conversion rates that are 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment.

In the fourth quarter of the year ending March 31 2020, we issued a total of 11,000,000 shares of our common stock to two employees as compensation.

Effective March 31, 2020 we entered into a settlement agreement with a member of our senior management team to issue 200,000,000 shares of our common stock to repay a $3,600,000 convertible promissory note and $500,000 worth of short-term advances for a total of $4,100,000 worth of related party debt settled. In conjunction with the settlement the full debt discount associated with the note, in the amount of $3,600,000, was recognized into interest expense during the year ended March 31, 2020.

The securities represented by each of the transactions described above were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each of the investors is either an “accredited investor” as defined in Rule 501(a) of Regulation D or a sophisticated investor able to bear the risks of the investment. Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock on conversion of the notes, issuances under the restricted stock grants, or upon the exercise of the warrants will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 6. Selected Financial Data

We are not required to provide the information under this item.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our consolidated financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. When the words “believe,” “expect,” “plan,” “project,” “estimate,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management, and involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the U.S. Securities and Exchange Commission. The forward-looking statements included are made only as of the date of this report. We disclaim any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.

Plan of Operations

During the period from April 1, 2019 to March 31, 2020, the executive management team set a primary objective of reaching profitability. We were in final phases of the establishment of Apex Tek, LLC, SAFETek, LLC and the full registration of SAFE Management LLC, our Registered Investment Advisory and Commodity Trading Advisor.

During this time each of our companies suffered several difficulties and setbacks which prevented us from achieving our goal and generated increased losses for our shareholders. We made significant changes that naturally caused us to step backward but we believe these changes have made us stronger and in a better position to reach our goal of profitability in fiscal 2021.

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The explanation for these changes and associated benefit is as follows:

In August of 2019, we raised additional funds which came with specific actions the company agreed to take. These actions installed Annette Raynor as Chief Executive Officer and a new management team to run Kuvera. Annette’s tenure would be short lived, ending on December 3, 2019 when the Company installed Joseph Cammarata as Chief Executive Officer. The objective of the executive management team in August was to properly structure Investview, decrease operating expenses of the subsidiaries, create an institutional financing structure for proper growth and source highly experienced and seasoned Executives to bring the company forward.

Kuvera LLC – our financial education platform that services the individual consumer and is distributed via network marketing continued to pay out higher than expected commissions in spite of numerous bonus pay-out adjustments over a three-year period. In August of 2019, a new team of managers were installed to completely overhaul the Kuvera product subscription, bonus plan, back office and operating team. During this time of significant change, which began on October 1, 2019 and was not completed until February 1, 2020, we lost $3 million in subscription revenue due to Kuvera cancellations. We anticipated a greater decrease and were surprised to see that it was only $3 million for the year. The Kuvera bonus plan is now aligned with the company objectives; it rewards retention, new customers, and volume growth while maintaining proper pay-out ratios. Kuvera is once again growing revenue month over month and retaining more customers. During this same period, Kuvera cut their overhead, eliminated staff and streamlined daily operations.

SAFE Management – our RIA/CTA launched the EquityPro and Wealth Builder investment strategies in March of 2019 and the FX Global strategy in October of 2019 after completing their NFA on-site exam. SAFE currently has assets under management of $800,000. Regulatory filings and conformance have prevented the firm from meeting their growth objectives. The management team is in the process of streamlining the strategies offered and will re-structure the firm to enable scalable growth. These changes are planned to commence during August 2020 with full implementation by calendar year end.

Apex Tek, LLC / SAFETek, LLC – our subsidiary that sells the APEX package saw rapid growth during fiscal 2020. However, the sales of the product outpaced the company’s ability to source and SAFETek, LLC’s ability to properly deploy the APEX operating units. This was further impacted during the Covid pandemic which stopped manufacturing processes in China as early as December of 2019. Nearly $5 million of hardware was held up and did not arrive until February of 2019. Shortly after arrival, the United States went into quarantine further impacting our ability to implement, test, operate and scale SAFETek, LLC operations. We have taken a number of actions to preserve capital while ramping up operations including reduced lease payments and planned changes to the APEX program for the future. The supply chain issues were systemic and beyond the scope of management control. The executive management team could only work to minimize losses while working to resume operations. We plan to deploy processes to increase efficiency of in place operating units, continue to test and evaluate new technologies to increase mining output while establishing multiple supply sources for equipment.

We completed our integration of United Games and United League assets into operations. These entities may be eliminated or re-structured in the future as we are currently assessing the potential future for social gaming app known as FIREFAN.

Additional changes implemented by Investview during fiscal 2020 included the naming of Jayme McWidener as Chief Financial Officer, John Tabacco as Consultant and Chief Digital Officer, the withdrawal of Jeremy Roma as President of SAFETek, LLC, and the early retirement of Chad Miller, Founder and Director.

Investview has transformed dramatically over the last twelve months and these changes negatively impacted our financial performance. However, we believe these changes were necessary to reach our ultimate objective of profitability.

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Some of the benefits of these actions include:

●	Reduction in Kuvera bonus pay-out percentages as previously noted

●	Debt carrying charges of $360,000 monthly have been eliminated

●	The retirement of $6.5 million in debt for the first quarter of 2021

●	Our operating expenses for fiscal 2021 are tracking at $18 million versus the $33 million noted for fiscal 2020

We believe Kuvera and Kuvera France will lead our initial march towards profitability due to their increased margins, reduction in overhead, and continued growth of the customer base. SAFE Management will continue to maintain its current strategy offerings and management while finalizing the scalable solution planned for January 2021. Apex Tek, LLC will focus on the creation of a new APEX package and structure while SAFETek, LLC will continue to increase production until it reaches planned capacity. It is unknown at this time, how long it will take SAFETek, LLC to meet this objective.

Subsequent to this reporting period, Investview closed a multi-part financing agreement with DBR Capital LLC and installed James Bell and David Rothrock to Investview’s Board of Directors. The capital from this arrangement is dedicated to SAFETek, LLC operations and scalability. Most important is the consultation and guidance of DBR management and their willingness to function as a member of our Board.

Results of Operations

Year Ended March 31, 2020, Compared to Year Ended March 31, 2019

Revenues

Revenue, net, decreased $5,475,491, or 18%, from $29,659,081 for the year ended March 31, 2019, to $24,183,590 for the year ended March 31, 2020. The majority of the decrease can be explained by our decrease in subscription sales of $4,598,029, which was due to attrition and an overhaul in the compensation plan of Kuvera during the third quarter, which resulted in a loss of repeat subscription customers. The remainder of the decrease was due to our sales of equipment and cryptocurrency mining service revenue fees earned in the prior year, versus no such sales in the current year, explaining $2,635,879 of the decrease. These decreases were offset by an increase in mining revenue and fees earned in the current year, versus no such sales in the prior year, explaining $1,758,417 of the offsetting increase. Our gross billings decreased by 25%, or $8,762,934, to $26,229,949 in the year ended March 31, 2020, versus $34,992,883 in the year ended March 31, 2019; however, this was offset by refunds, incentives, credits, chargebacks, and amounts paid to suppliers.

Operating Costs

Operating costs decreased $322,928, or 1%, from $33,599,937 for the year ended March 31, 2019, to $33,277,009 for the year ended March 31, 2020, mainly because of a decrease in our commissions of $7,961,708, or 37%, from $21,526,326 for the year ended March 31, 2019, to $13,564,618 for the year ended March 31, 2020 offset by the increase in our general and administrative expenses of $3,437,913, or 83%, from $4,121,279 for the year ended March 31, 2019, to $7,559,192 for the year ended March 31, 2020 and in our salary and related expenses of $2,321,066, or 54%, from $4,272,355 for the year ended March 31, 2019, to $6,593,421 for the year ended March 31, 2020. The decrease in commissions was a result of our bonus plans paying out beyond our maximum threshold in the prior period due to certain bonus programs in place, which has since been adjusted to reduce such pay-outs. For the year ended March 31, 2020 commissions as a percent of total net revenue was 56%, versus 73% in the prior year. The increase in general and administrative and salary and related expenses can be explained by the Company recording $3,098,643 worth of stock for services and compensation and by incurring administrative costs for the APEX program that was launched during the year ended March 31, 2020.

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Other Income (Expense)

We recorded other expense of $12,184,389 for the year ended March 31, 2020, which was a difference of $11,217,918, or 1,161%, from the prior period other expense of $966,471. The change is due to the gain on bargain purchase recorded as a result of the United Games, LLC and United League, LLC acquisition that took place during the year ended March 31, 2019, as compared to no such gain in the current period. Additionally, in the current period there was interest expense recorded of $10,677,768 offset by a gain on debt extinguishment of $2,018,791 and a gain on fair value of derivative liability of $571,231, whereas in the prior period interest expense was only $1,862,461, there was a gain on debt extinguishment of $19,387, and a loss on fair value of derivative liability of $214,376.

Liquidity and Capital Resources

During the year ended March 31, 2020, we incurred a loss of $21,285,191. However, we were able to generate $4,624,767 in cash through our operating activities. We used this cash, along with $624,374 of cash generated from financing activities to fund the purchase of $5,245,606 worth of fixed assets. As a result, our cash and cash equivalents increased by $3,533 to $137,177 as compared to $133,644 at the beginning of the fiscal year.

As of March 31, 2020, our current liabilities exceeded our current assets equal to a working capital deficit of $14,123,625. A year ago, at March 31, 2019, the working capital deficit was $2,222,990.

The above matters, among others, raise substantial doubt about our ability to continue as a going concern. During the year ended March 31, 2020, we raised $4,484,979 in cash proceeds from related parties, $2,527,452 in cash proceeds from new lending arrangements, and $825,000 from the sale of common stock. Subsequent to March 31, 2020, we obtained $10,049,435 in cash proceeds from new lending arrangements. Additionally, subject to a Securities Purchase agreement entered into in April 2020, we have a commitment from an investor to purchase a $9 million promissory note on or before October 31, 2020, subject to certain conditions.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic. It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the company. To date, the Company is experiencing challenges in multiple areas of the organization and the full economic impact is yet to be established.

During the year ended March 31, 2020 we made significant strides and wide sweeping changes. While we believe they will be beneficial to our bottom line, there is no assurance of this. Some of the concerns we face going forward will continue, including but not limited to:

●	Supply chain issues for Apex Tek, LLC and the sourcing of miners due to the worldwide COVID pandemic and manufacturing slow downs

●	SAFETek, LLC operations not scaling according to projections with decreased output due to mining difficulty and operational cost

●	Regulatory reform that could adversely impact the use and demand of digital currencies

●	The recent Bitcoin (BTC) halving event that further reduced mining output in addition to the supply chain issues

Apex Tek, LLC and SAFETek, LLC carry additional risk and generated recent losses, however, they also provide Investview a stake in 4IR, HPC, app development, fintech, blockchain and personal money management sectors. Each of these are areas that are targeted for significant growth spurred by innovations through technology which solidify our position in the fintech space.

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While our liabilities are larger than our assets it is important to note that we seek to further reduce our operating expense. The assets we have acquired and will continue to seek out are those of technology, mobile apps, and human resources. These assets are not easily defined on our balance sheet but represent our ability to carry out our objectives which we believe will ultimately lead to positive cash flow, reduced debt and then profitability.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policy involves the most complex, difficult, and subjective estimates and judgments.

Basis of Accounting

Our policy is to prepare our financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Investview, Inc., and our wholly owned subsidiaries, Kuvera, LLC, Investment Tools & Training, LLC, Apex Tek, LLC (formerly Razor Data, LLC), S.A.F.E. Management, LLC, SAFETek, LLC (formerly WealthGen Global, LLC), United Games, LLC, United League, LLC, and Kuvera France S.A.S. Through March 31, 2019 we had determined that one affiliated entity, Kuvera LATAM S.A.S., which we previously conducted business with, was a variable interest entity and we were the primary beneficiary of the entity’s activities, which are similar to those of Kuvera, LLC. As a result, through March 31, 2019 we had consolidated the accounts of this variable interest entity into the accompanying consolidated financial statements. Further, because the Company did not have any ownership interest in this variable interest entity, the Company had allocated the contributed capital in the variable interest entity as a component of noncontrolling interest. As of April 1, 2019 Kuvera LATAM S.A.S. had no operations and ceased to exist, therefore, as of that date, no consolidation of the entity is necessary and we recorded a gain on deconsolidation of $53,739 to eliminate the intercompany account with Kuvera LATAM S.A.S. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Subscription Revenue

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. We recognize subscription revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to provide services over a fixed subscription period, therefore we recognize revenue rateably over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to first time subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collection is not probable until that time has passed. Revenues are presented net of refunds, sales incentives, credits, and known and estimated credit card chargebacks.

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Equipment Sales

We generate revenue from the sale of high-speed computer processing equipment that is used for any of the following intense processing activities: protein folding, CGI rendering, Game Streaming, Machine & Deep Learning, Mining, Independent Financial Verification, and general high-speed computing. We recognize equipment sales revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver an equipment package to our customers which includes hardware, software, and firmware and is drop-shipped to a hosting data center. We receive payment at the time of purchase and recognize revenue when the equipment package is delivered and ready for maintenance and hosting, which our customers arrange for, and obtain, from a separate third party that provides such services.

Cryptocurrency Mining Service Revenue

In the past we generated revenue from the sale of cryptocurrency mining services to our customers through an arrangement with a third-party supplier. We recognized cryptocurrency mining service revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation was to arrange for the third-party to provide mining services to our customers and payment is received at the time of purchase, therefore revenue was recognized upon receipt of payment. We recognized revenue in the amount of the fee to which we are entitled to as an agent, or the amount of consideration that we retained after paying the third-party the consideration received in exchange for the services the third-party was to provide.

Mining Revenue

Through our wholly owned subsidiary, SAFETek, LLC, we lease equipment under a sales-type lease and use the equipment on blockchain networks to validate and add blocks of transactions to blockchain ledgers (commonly referred to as “mining”). As compensation for mining we are issued fees from processors and/or block rewards that are newly created cryptocurrency units granted to us. Our mining activities constitute our ongoing major and central operations of SAFETek, LLC. Because we do not have contracts, nor do we have customers associated with our mining revenue, we recognize revenue when fees and/or rewards are settled, or ultimately granted to us as a result of our mining activities.

Fee Revenue

We generate fee revenue from our customers through SAFE Management, our subsidiary licensed as a Registered Investment Advisor and Commodities Trading Advisor. We recognize fee revenue in accordance with ASC 606-10 where revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract. Our performance obligation is to deliver fully managed trading services to individuals who do not meet the requirements of Qualified Investors and who lack the time to trade for themselves. We recognize fee revenue as our performance obligation is met and we receive payment for such advisory fees in the month following recognition.

Revenue generated for the year ended March 31, 2020, was as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$24,471,532	$-	$-	$1,745,138	$13,279	$26,229,949
Refunds, incentives, credits, and chargebacks	(2,046,359)	-	-	-	-	(2,046,359)
Amounts paid to supplier	-	-	-	-	-	-
Net revenue	$22,425,173	$-	$-	$1,745,138	$13,279	$24,183,590

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Foreign revenues for the year ended March 31, 2020 were $21,191,788 while domestic revenue for the year ended March 31, 2020 was $2,991,802.

Revenue generated for the year ended March 31, 2019 was as follows:

	Subscription Revenue	Equipment Sales	Cryptocurrency Mining Service Revenue	Mining Revenue	Fee Revenue	Total
Gross billings/receipts	$28,518,660	$698,954	$5,775,269	$-	$-	$34,992,883
Refunds, incentives, credits, and chargebacks	(1,495,458)	(4,000)	(6,501)	-	-	(1,505,959)
Amounts paid to supplier	-	-	(3,827,843)	-	-	(3,827,843)
Net revenue	$27,023,202	$694,954	$1,940,925	$-	$-	$29,659,081

Foreign revenues for the year ended March 31, 2019 were approximately $27.3 million while domestic revenue for the year ended March 31, 2019 was approximately $2.3 million.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that we have not yet adopted that we believe are applicable or would have a material impact on our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity, or capital expenditures.

Trends, Risks, and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

Cautionary Factors That May Affect Future Results

We have sought to identify what we believe are significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.

Potential Fluctuations in Annual Operating Results

Our annual operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including: the demand for our products and services; seasonal trends in purchasing, the amount and timing of capital expenditures and other costs relating to the commercial and consumer financing; price competition or pricing changes in the market; technical difficulties or system downtime; general economic conditions; and economic conditions specific to the consumer financing sector.

Our annual results may also be significantly impacted by the accounting treatment of acquisitions, financing transactions, or other matters. Particularly at our early stage of development, such accounting treatment can have a material impact on the results for any quarter. Due to the foregoing factors, among others, it is likely that our operating results may fall below our expectations or those of investors in some future quarter.

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Management of Growth

We may experience growth, which will place a strain on our managerial, operational, and financial systems resources. To accommodate our current size and manage growth if it occurs, we must devote management attention and resources to improve our financial strength and our operational systems. Further, we will need to expand, train, and manage our sales and distribution base. There is no guarantee that we will be able to effectively manage our existing operations or the growth of our operations, or that our facilities, systems, procedures, or controls will be adequate to support any future growth. Our ability to manage our operations and any future growth will have a material effect on our stockholders.

If we fail to remain current on our reporting requirements, we could be removed from the OTCQB tier of OTC Markets, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTCQB tier of OTC Markets, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB tier. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB tier. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

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MANAGEMENT

Our directors were elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will and will have qualified. The following table sets forth the name, age, and position held with respect to our present executive officers and directors.

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers:

Name	Age	Position
Joseph Cammarata	45	Chief Executive Officer and Director
Annette Raynor	55	Chief Operations Officer and Director
Mario Romano	55	Director of Finance and Director
David B. Rothrock	55	Director
James Bell	54	Director
Jayme L. McWidener	40	Chief Financial Officer

Joseph Cammarata began his career in the financial industry over 25 years ago at Datech where he pioneered NASDAQ market orders and the “first off”-exchange electronic trading system. While at Datek he developed an internal cross that would eventually become the Island ECN. He then started and orchestrated the growth of Datek Online - which was later sold to Ameritrade. As co-founder and CEO of Sonic Trading he architected the first ECN aggregator and Smart Routing system that would serve as its core product. Recognized for its innovative query handling, superior market data processing, and all-around reliability, the Sonic system served more than twenty-four Institutional clients and Broker/Dealers before being acquired in 2004 by the Bank of New York. After the acquisition, he served as Managing Director for BNY Brokerage and its spin-off BNY ConvergEx as the head of Electronic Trading and Strategic Planning and Development. In 2010 he started SpeedRoute LLC and Pro Securities ATS LLC. As President and CEO he has launched a broker-dealer routing system, SpeedRoute and an ATS, Pro Securities. SpeedRoute is currently routing for some of the largest Banks, Broker Dealers and Stock Exchanges in the United States, currently averaging 2% of the US Exchange volumes and has plans for continued growth across a robust product suite. Speedroute and its affiliates were acquired by OverStock.com in September of 2015 to help drive OverStock.com’s financial technology businesses, leading the push into Crypto Securities and Blockchain settlement systems. Mr. Cammarata served as President of tZERO a Subsidiary of Overstock.com from January 2016 to May of 2018 and remains a director of tZERO. He was founder and CEO of SpeedRoute, LLC from November 2010 to April 2018.

Annette Raynor has served as our chief operating officer since March 31, 2017, and as a director since June 6, 2017. Annette briefly served as the company’s Chief Executive Officer from August 2019 through December 3, 2019 when Joseph Cammarata was installed as the CEO. Since 2013, Ms. Raynor has served as the chief operating officer of Kuvera, LLC, formerly Wealth Generators, LLC, our wholly owned subsidiary. Ms. Raynor holds her Series 65 Registered Investment Advisor license, Series 3 Commodity Futures, Series 34 Retail Off-Exchange Forex, and is a licensed realtor in the state of New Jersey. Ms. Raynor is the general manager and licensed representative of SAFE Management LLC.

Mario Romano was elected as a Director of the Corporation and serves as director of finance of Investview, Inc as well. He co-founded Wealth Generators in 2013 (now part of Investview) and continues as director of finance for Investview. He received his Bachelors in Business/Finance from St John’s University of New York. He began his career in finance with a select group of Wall Street Institutions including Lehman Brothers during the period from the late 1980’s through early 2000. He continues his key management role as Director of Finance for Investview.

David B. Rothrock has extensive executive management, board, and operational expertise in the automobile industry, fintech, financial services, residential and commercial real estate, property management, corporate financing, private equity, utility technology, environmental remediation services, insurance, wine retail operations and distribution, and wealth management. Mr. Rothrock is the chief executive officer of DBR Capital, LLC. Through his key roles as president and chief executive officer of DBR Capital LLC, MPower Trading Systems, Cedar Crest Partners G.P. LLC, and Rothrock Motors Sales, Inc. (a group of franchised automobile dealerships), which collectively generate over $150 million in annual sales revenue. Mr. Rothrock is an active board member of charitable organizations that support breast cancer research and women’s health and fitness as well as the arts and theatre in Lehigh Valley, PA. Mr. Rothrock has a B.S. in Business Management graduating Magna Cum Laude from Widener University, and holds a J.D. from the New York Law School with Bar admittance to New York, New Jersey, and Pennsylvania.

James Bell specializes in financial management with more than 30 years of experience in the capital markets. As co-founder and chief executive officer of MPower Trading Systems, Mr. Bell is responsible for charting the company’s business course and overseeing all principal functions of the firm, including corporate strategy and deployment of initiatives, product, and partnerships. Mr. Bell has been at the forefront of online trading since its infancy. Prior to co-founding MPower in 2004, Mr. Bell served as managing director of trading development of thinkorswim-TD Ameritrade, Inc. from 2002-2011, where he led the company’s product and technology team to develop client digital content. Mr. Bell is co-founder and managing partner of ShadowTrader Technologies, which provides real-time digital financial research and education content to TD Ameritrade, Inc. (2004-present). Prior to MPower, Mr. Bell also co-founded B/C Interactive Trading Technologies in 2001, which was ultimately sold to MPower in 2004. Prior to B/C, Mr. Bell served as SVP of Janney Montgomery Scott, and before that position, with Morgan Stanley. Mr. Bell studied economics and business management at Frostburg State University. Mr. Bell holds multiple business accreditations and securities licenses, including FINRA Series 7, FINRA Series 55, and FINRA Series 63.

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Jayme L. McWidener earned her bachelor’s degree and Masters of Business Administration from Drake University and became an auditor for Cahaba GBA in 2001 before joining HJ & Associates, LLC (“HJ”) in January 2004 as an audit staff member. She obtained her CPA license in 2007 and worked at HJ focusing on auditing SEC reporting companies, eventually being promoted to an audit senior and audit manager before she became a partner at HJ in January 2014. Ms. McWidener spent just over 2 years as a partner with HJ and with its successor, Haynie & Company. In April of 2016 she established Mac Accounting Group, LLP, specializing in PCAOB audits for SEC reporting companies and AICPA audits for private companies in a variety of industries.

Our directors are elected for a term of one year and until their successors qualified, nominated, and elected.

Role of the Board

It is the paramount duty of the board to oversee our management in the competent and ethical operation of the company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their position, and set standards to ensure that we are committed to business success through maintenance of ambitious standards of responsibility and ethics.

The board of directors met formally four times during fiscal 2020.

Committees

Our business, property, and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them, and by participating at meetings of the board and its committees.

Audit Committee

We currently do not have a designated audit committee, and accordingly, our board of directors preapproves all audit and permissible non-audit services provided by the independent auditor, including audit, audit-related, tax, and other services. Preapproval is generally provided for up to one year, detailed as to the particular service or category of services, and subject to a specific budget. The independent auditor and management are required to periodically report to our board of directors regarding the extent of services provided by the independent auditor in accordance with this preapproval and the fees for the services performed to date. The board of directors may also preapprove particular services on a case-by-case basis.

Compensation Committee

We currently do not have a designated compensation committee, and accordingly, our board of directors will approve all compensation matters until such committee is established and approved.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and the directors, a copy of which is available in the Employee Handbook. We intend to disclose any changes in or waivers from our code of ethics by posting such information on our website or by filing a Form 8-K.

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Section 16(a) Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. During the year ended March 31, 2019, our officers, directors, and 10% stockholders made the required filings pursuant to Section 16(a).

Executive AND DIRECTOR Compensation

Directors’ Compensation

There was no compensation for our directors, acting in their capacity as directors, during the year ending March 31, 2020.

Executive Officers’ Compensation

The following table sets forth information concerning the annual and long-term compensation earned by or paid to our chief executive officer and to other persons who served as executive officers as, at, or during the fiscal year ended March 31, 2020, or who earned compensation exceeding $100,000 during fiscal year 2020 (the “named executive officers”), for services as executive officers for the last two fiscal years.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non Qualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($)		($)	($)	($)	($)		($)
Joseph Cammarata	2020	-	570,000	[5]	-	-	-	-		570,000
Chief Executive Officer and Director	2019	-	-		-	-	-	-		-
Annette Raynor [1]	2020	225,000	847,140	[6]	-	-	-	240,360	[10]	1,312,500
Chief Operations Officer and Director	2019	225,000	-		-	-	-	297,442	[11]	1,312,500
Mario Romano [2]	2020	225,000	847,140	[7]	-	-	-	240,360	[12]	812,167
Director of Finance and Director	2019	225,000	-		-	-	-	297,442	[13]	522,442
Ryan Smith [3]	2020	225,000	-		-	-	-	193,995	[14]	418,995
President of Apex Tek, LLC and former Director	2019	225,000	-		-	-	-	293,242	[15]	518,242
Chad Miller [4]	2020	178,125	-		-	-	-	201,495	[16]	379,620
Co-Founder and former Director	2019	225,000	-		-	-	-	293,242	[17]	518,242
Jayme L. McWidener	2020	84,792	195,379	[8]	-	-	-	4,500	[18]	284,671
Chief Financial Officer	2019	-	-		-	-	-	-		-
William C. Kosoff	2020	82,000	89,173	[9]	-	-	-	6,596	[19]	177,769
Corporate Secretary	2019	60,000	-		-	-	-	-		60,000

[1]	A portion of Ms. Raynor’s compensation was paid to Wealth Engineering LLC, an entity in which she is a 50% owner.
[2]	A portion of Mr. Romano’s compensation was paid to Wealth Engineering LLC, an entity in which he is a 50% owner.
[3]	A portion of Mr. Smith’s compensation was paid to Kays Creek Capital, an entity in which he is an owner.
[4]	A portion of Mr. Miller’s compensation was paid to Kays Creek Capital and MILCO, entities in which he is an owner.
[5]	During the fiscal year ending 3/31/20, PB Trade, LLC, an entity owned by Mr. Cammarata, was issued a total of 270,000,000 shares of common stock. 20,000,000 shares were awarded upon the execution of his employment agreement, 62,500,000 were issued as collateral to a $1,000,000 promissory note, and 187,500,000 were issued as an incentive to meet certain performance obligations. Upon the repayment of the $1,000,000 promissory note and if the performance obligations are not met, the 62,500,000 and 187,500,000 shares, respectively, will be returned to the Company. The fair market value of the 20,000,000 shares awarded upon the execution of Mr. Cammarata’s employment agreement was $570,000 or $0.0285 per share (the per share price on 11/29/19, the date of issuance).

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[6]	On 7/24/19, Wealth Engineering, LLC, an entity owned 50% by Ms. Raynor, was awarded 190,000,000 shares of common stock. In accordance with the agreement one third of the shares vested upon execution of the agreement and the remaining two thirds vest over two years, contingent upon Ms. Raynor and Mr. Romano’s continued employment by the Company. The fair market value of half these shares was $1,501,000 or $0.0158 per share (the per share price on the date of issuance). The expense related to this issuance is being recognized based the vesting terms per the agreement which resulted in $847,140 of recognized expense during fiscal year 2020.
[7]	On 7/24/19, Wealth Engineering, LLC, an entity owned 50% by Mr. Romano, was awarded 190,000,000 shares of common stock. In accordance with the agreement one third of the shares vested upon execution of the agreement and the remaining two thirds vest over two years, contingent upon Ms. Raynor and Mr. Romano’s continued employment by the Company. The fair market value of half these shares was $1,501,000 or $0.0158 per share (the per share price on the date of issuance). The expense related to this issuance is being recognized based the vesting terms per the agreement which resulted in $847,140 of recognized expense during fiscal year 2020.
[8]	On 9/15/19, Jayme McWidener was awarded 20,000,000 shares of common stock as part of her employment agreement. In accordance with the agreement, one third of the shares vested upon execution of the agreement and the remaining two thirds vest over two years, contingent upon Ms. McWidener’s continued employment by the Company. The fair market value of these shares was $380,000 or $0.019 per share (the per share price on the date of issuance). The expense related to this issuance is being recognized based the vesting terms per the agreement which resulted in $195,379 of recognized expense during fiscal year 2020.
[9]	On 7/22/19, William Kosoff was awarded 10,000,000 shares of common stock as part of his employment agreement. In accordance with the agreement, one third of the shares vested upon execution of the agreement and the remaining two thirds vest over two years, contingent upon Mr. Kosoff’s continued employment by the Company. The fair market value of these shares was $158,000 or $0.0158 per share (the per share price on the date of issuance). The expense related to this issuance is being recognized based the vesting terms per the agreement which resulted in $89,173 of recognized expense during fiscal year 2020.
[10]	Includes $61,364 in medical reimbursements, $37,770 for fiscal year 2020 revenue under the Founder Revenue Agreements discussed below, and $141,226 that was accrued but unpaid under the Founder Revenue Agreements.
[11]	Includes $34,200 in medical reimbursements, $108,512 for fiscal year 2019 revenue under the Founder Revenue Agreements discussed below, and $154,730 that was accrued but unpaid under the Founder Revenue Agreements.
[12]	Includes $61,364 in medical reimbursements, $37,770 for fiscal year 2020 revenue under the Founder Revenue Agreements discussed below, and $141,226 that was accrued but unpaid under the Founder Revenue Agreements.
[13]	Includes $34,200 in medical reimbursements, $108,512 for fiscal year 2019 revenue under the Founder Revenue Agreements discussed below, and $154,730 that was accrued but unpaid under the Founder Revenue Agreements.
[14]	Includes $15,000 in medical reimbursements and $178,995 that was accrued but unpaid under the Founder Revenue Agreements.
[15]	Includes $30,000 in medical reimbursements, $69,512 for fiscal year 2019 revenue under the Founder Revenue Agreements discussed below, and $193,730 that was accrued but unpaid under the Founder Revenue Agreements.
[16]	Includes $22,500 in medical reimbursements and $178,995 that was accrued but unpaid under the Founder Revenue Agreements.
[17]	Includes $30,000 in medical reimbursements, $69,512 for fiscal year 2019 revenue under the Founder Revenue Agreements discussed below, and $193,730 that was accrued but unpaid under the Founder Revenue Agreements.
[18]	Includes $4,500 in medical reimbursements.
[19]	Includes $6,596 in medical reimbursements.

Outstanding Equity Awards at Fiscal Year-End

No stock option awards were exercisable or unexercisable as of March 31, 2020, for any executive officer.

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Employee Stock Options

The nonqualified plan adopted in 2007 authorizes 65,000 shares, of which 47,500 have been granted as of March 31, 2020. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. As of March 31, 2020, 42,500 shares have been granted under the 2008 plan. During the year ended March 31, 2020 all previously outstanding options expired and no new options were granted.

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2018	35,000	$10.00	1.51	$-
Granted	-	$-
Exercised	-	$-
Cancelled / expired	-	$-
Options outstanding at March 31, 2019	35,000	$10.00	0.51	$-
Granted	-	$-
Exercised	-	$-
Cancelled / expired	(35,000)	$10.00
Options outstanding at March 31, 2020	-	$-	-	$-
Options exercisable at March 31, 2020	-	$-	-	$-

Stock-based compensation expense in connection with options granted to employees for the year ended March 31, 2020 and 2019, was $0.

Employment Agreements and Revenue Share Agreements

The four founders of Wealth Generators, LLC, Ryan Smith, chief executive officer; Chad Miller, chief visionary officer; Annette Raynor, chief operating officer; and Mario Romano, director of finance and investor relations, all entered into Founder Employment Agreements effective October 1, 2017. The terms and covenants in the four agreements are the same for each of the founders and have a term of five years that automatically renews for three successive five-year terms unless terminated prior to the 90th day following the expiration of the applicable term. The agreements provide for an annual salary of $225,000 with annual reviews by the board of directors or the designated compensation committee to determine whether an increase in salary is appropriate based on our results of operations, increased activities, or responsibilities of the founder, or such other factors as the board of directors or the designated compensation committee thereof may deem appropriate. In addition, the founders are entitled to receive health fringe benefits that are generally available to our employees. During April 2020, Chad Miller retired from the Company, effectively terminating his employment agreement at that time.

On October 11, 2017, we entered into Founder’s Revenue Agreements with Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith. As consideration for their efforts in founding Wealth Generators LLC, beginning January 1, 2018, for the month ended December 31, 2017, each of the founders has the right to receive three-quarters of one percent (0.75%) of our top-line revenue, which will be calculated and paid on a monthly basis. This right is permanent and irrevocable, is not connected in any manner to the founder’s employment with us, and will be treated as a portion of the founder’s estate if it has not been assigned by the founder prior to his or her death.

On September 6, 2019, the Company entered into an Employment Agreement with Jayme McWidener that became effective September 15, 2019, appointing her as Chief Financial Officer of Investview, Inc. The Contract has a term of two years commencing on the effective date and automatically renews for one-year periods for three consecutive years, unless terminated prior to the 90th day following the expiration of the applicable term. Compensation for the position is $175,000 per year plus expenses. Other consideration is 20,000,000 restricted shares of the Company’s common stock vesting over a two year period with one third vesting upon issuance and one third vesting on each of the next two anniversaries.

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On November 29, 2019 an Employment Agreement was entered between the newly appointed Chief Executive Officer, Joseph Cammarata and Investview, Inc. that became effective on December 1, 2019. The contract is for a term of five years and provides a salary compensation of $1 per year, 20,000,000 shares to be issued that will vest immediately, and additional equity awards of up to 250,000,000 shares in four equal increments of 62,500,000 shares each with the first increment to be earned upon the successful capital raise of $5 Million and the balance based on earnings milestones for the “APEX Pack” product line. Additional cash compensation will be provided based on personal sales of the APEX Pack products.

principal stockholders

The following table sets forth certain information, as of July 13, 2020, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers and directors; and (iii) our directors and Named Executive Officers as a group, based on 3,035,481,329 shares of common stock outstanding as of July 13, 2020. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)

Principal Stockholders:
CR Capital Holdings LLC(3)	590,624,710	19.46%
DBR Capital, LLC(8)	159,090,909	5.24%
Joseph Hagan(7)	165,038,166	5.44%
Brian McMullen(9)	290,000,000	9.55%
Directors and Officers:
Joseph Cammarata, CEO and Director	270,000,000	8.89%
Annette Raynor, COO and Director(4)(5)	215,456,942	7.10%
Mario Romano, Treasurer and Director(4)(6)	215,456,942	7.10%
David Rothrock, Director (8)	159,090,909	5.24%
James Bell, Director	NONE	0%
Jayme McWidener, CFO	20,000,000	*
William Kosoff, Corporate Secretary	13,936,875	*
All Officers and Directors as a group (7 persons) (4)(5)(6)(8)	893,941,668	29.45%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o InvestView Inc., 234 Industrial Way West, Ste., A202, Eatontown, NJ 07724
(2)	Applicable percentage ownership is based on 3,214,481,329 shares of common stock outstanding as of June 26, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.
(3)	Our co-founders Ryan Smith and Chad Miller each own 50% of CR Capital Holdings LLC and, as a result, have voting and dispositive control of these shares. Therefore, they are deemed to be the beneficial owners of our shares of common stock.
(4)	The members of Wealth Engineering LLC, 745 Hope Road, Eatontown, NJ 07724, own 110,356,942 shares of our common stock. Our officers Mario Romano and Annette Raynor are two of its members. In addition, Mr. Romano is the CEO and Ms. Raynor serves as the COO of Wealth Engineering LLC. Combined Mr. Romano and Ms. Raynor have voting and shared dispositive control of these shares.
(5)	In addition to the 110,356,942 shares owned by Wealth Engineering LLC, Ms. Raynor owns 105,000,000 shares personally.
(6)	In addition to the 110,356,942 shares owned by Wealth Engineering LLC, Mr. Romano owns 105,000,000 shares personally.
(7)	Joseph Hagan is the beneficial owner of a total of 165,038,166, which are held in the names of three entities he controls and in his individual name.
(8)	David Rothrock beneficially owns 159,090,909 shares issuable upon conversion of two Convertible Notes in an aggregate principal amount of $2,000,000 issued to DBR Capital, LLC. Mr. Rothrock is the sole managing member of DBR Capital.
(9)	Brian McMullen beneficially owns 290,000,000 shares, which are held in his own name and in the name of an entity he owns.

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No director, executive officer, affiliate, or any owner of record or beneficial owner of more than 5% of any class of our voting securities is a party adverse to us or has a material interest adverse to us.

Equity Compensation Plans

The following table summarizes the equity compensation plans under which our securities may be issued as of March 31, 2020:

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans
approved by security holders	—	—	—
Equity compensation plans not
approved by security holders	—	—	32,500,000

Related persons Transactions

Our related party payables consisted of the following:

	Year Ended March 31,
	2020	2019
Short-term advances [1]	$1,526,427	$440,489
Short-term promissory note entered into on 8/17/18 [2]	-	105,000
Promissory note entered into on 1/30/20 [3]	1,033,333	-
Accounts payable – related party [4]	55,000	-
	$2,114,760	$545,489

[1]	We periodically receive advances for operating funds from our current majority shareholders, officers, directors and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no set interest rates associated with them, and are unsecured. During the year ended March 31, 2020, we received $2,484,979 in cash proceeds from advances, incurred $769,999 in interest, and repaid related parties a total of $1,292,160. Also during the year ended March 31, 2020 we settled $1,880 of amounts that were recorded as due prior to March 31, 2018, settled $100,000 by issuing APEX units, and settled $500,000 with the issuance of common stock.

[2]	A member of the senior management team advanced funds of $100,000 on August 17, 2018, under a short-term promissory note due to be repaid on August 31, 2018. On August 31, 2018 the note was amended to be due on demand or, in absence of a demand, due on August 31, 2019. The note had a fixed interest payment of $5,000, which was recorded as interest expense in the statement of operations during the year ended March 31, 2019. During the year ended March 31, 2020 we made repayments of $105,000 on the note.

[3]	We entered into a $1,000,000 promissory note with Joseph Cammarata, our Chief Executive Officer, on January 30, 2020. The term of the note is one year, at which time the principal and interest of 20%, or $200,000 will be due. During the year ended March 31, 2020 we recognized $33,333 of interest expense on the note.

[4]	During the year ended March 31, 2020 we entered into an employment agreement with Jayme McWidener as our Chief Financial Officer. At the date we entered into the employment agreement we owed her firm, Mac Accounting Group, LLP, $75,000, which was reclassified as a related party accounts payable balance on our balance sheet. We made repayments on the liability of $20,000 since the date we entered into the employment agreement.

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In addition to the above related party debt transactions that were outstanding as of March 31, 2020 and 2019 we entered into a $3,600,000 convertible promissory note with a member of the senior management team on July 23, 2019. We received proceeds of $1,000,000 from the note, including $900,000 in cash and $100,000 which offset amounts owing to the lender. In accordance with the terms of the note we were required to repay a monthly minimum payment of $50,000 beginning January of 2020 through June of 2020 and a monthly minimum payment of $100,000 beginning July of 2020 until the total principal amount has been repaid. The lender had the right to convert up to $2,600,000 of the outstanding and unpaid principal amount into shares of our common stock at a conversion price of $0.005 per share, subject to adjustment. At inception we recorded a beneficial conversion feature of $1,000,000 as a debt discount and we recorded $2,600,000 as a debt discount, representing the difference between the face value of the note and the proceeds received. Effective March 31, 2020 we entered into a settlement agreement to issue 200,000,000 shares of our common stock to repay the $3,600,000 convertible promissory note and $500,000 worth of short-term advances (see [1] above), for a total of $4,100,000 worth of related party debt settled. In conjunction with the settlement the full debt discount of $3,600,000 was recognized into interest expense during the year ended March 31, 2020.

In addition to the above-mentioned related-party lending arrangements, during the year ended March 31, 2020 we sold 57 APEX units to related parties for proceeds of $122,720, $100,000 of which was offset against short term advances (see [1] above). We made 233 lease payments to these related parties during the year ended March 31, 2020, equating to $116,500. During the year ended March 31, 2019, we sold $41,500 worth of high-speed computer processing equipment to our then chief executive officer. This revenue was included in the equipment sales reported on our statement of operations.

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Description of our SECURITIES

General

Our articles of incorporation, as amended, authorize us to issue 10,050,000,000 shares of capital stock, consisting of 10,000,000,000 shares of common stock, par value $0.001, and 50,000,000,000 shares of preferred stock, par value $0.001.

Common Stock

Our amended and restated articles of incorporation authorize the issuance of 10,000,000,000 shares of common stock, par value $0.001. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Our stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

Our amended and restated articles of incorporation authorize the issuance of 50,000,000 shares of preferred stock, par value $0.001. The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights or restrictions, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest, and depress the price of our common stock.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

As of February 12, 2020, there were 3,013,490,408 shares of our common stock outstanding and 121,345,168 shares reserved for issuance pursuant to outstanding convertible notes; and 37,500,000 shares reserved for issuance pursuant to outstanding grants under the 2020 Employee Incentive Plan. Our Company is authorized, without stockholder approval, to issue additional shares of authorized but unissued capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to declare and pay dividends and then only at the times and in the amounts that our Board may determine.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders on which holders of common stock are entitled to vote. We have not provided for cumulative voting for the election of directors in our Certificate of Incorporation. The directors are elected by a plurality of the outstanding shares entitled to vote on the election of directors. On all other

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No Pre-emptive or Similar Rights

Our Common Stock is not entitled to pre-emptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable rateably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by the Nevada Revised Statutes, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each Series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Issuance of Undesignated Preferred Stock.

Our Board has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board.

As of the date of this Prospectus, there are no Preferred Shares outstanding and we are Offering up to 2,000,000 shares Series B Preferred which on a share-for-share basis reduces the remaining 48,000,000 authorized shares. Our Series B Preferred are being issued under this authority.

As of July 2, 2020, we had 19,409 series B preferred stock issued or outstanding.

The existence of authorized but unissued shares of preferred stock would enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

Vstock Transfer, LLC., is the Company’s transfer agent with respect of our Common Stock. The principal business address of Vstock Transfer. is 18 Lafayette Place, Woodmere, NY 11598. Phone: 212-828-8436 Fax: 646-536-3179

Description of OFFERED SECURITIES

The following description summarizes the most important terms of the Units, the Series B Preferred, the Warrants, and the NRS. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, Certificate of Designations of the Series B Preferred, our Bylaws, and the form of Warrant, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

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Units

Each Unit offered hereby consists of (i) one share of Series B Preferred and (ii) five Warrants, each exercisable for a period of five years from the date of issuance to purchase one additional share of Common Stock at an exercise price of $0.10, subject to adjustment as disclosed under “Warrants” below. The Units will not be certificated and the shares of Series B Preferred and the Warrants offered as part of such Units are immediately separable and will be issued separately in this Offering.

Series B Preferred

General

We are currently authorized to designate and issue up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or Series and, subject to the limitations prescribed by our Amended and Restated Certificate of Incorporation and the Nevada Revised Statutes, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or Series our Board may determine, without any vote or action by our stockholders. As of the date of this prospectus, we had 2,000,000 authorized but unissued shares of Series B Preferred.

The Series B Preferred offered hereby will be fully paid and nonassessable. Our Board may, without the approval of holders of the Series B Preferred or our Common Stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series B Preferred and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series B Preferred will require approval of the holders of Series B Preferred, as described below in “Voting Rights.”

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series B Preferred.

Ranking

The Series B Preferred will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock (except where common stockholders have contractual rights and preferences described in paragraph (2) below) and to all other equity securities issued by us other than equity securities referred to in paragraph (3) below;
(2)	junior to future equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (See “Voting Rights” below);
(3)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock).

Dividends

Holders of shares of Series B Preferred are entitled to receive, when, as and if declared by the Board, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 13% of the Stated Value of $25 per share per annum (equivalent to $3.25 per annum per share). Plan of Distribution – Escrow Agreement.” Dividends on the Series B Preferred are be payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, as defined in the Certificate of Designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series B Preferred, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. However, the shares of Series B Preferred offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred at the close of business on the applicable Dividend Record Date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series B Preferred will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable Dividend Record Date.

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No dividends on shares of Series B Preferred shall be authorized by our Board or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends on the Series B Preferred” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series B Preferred.

Notwithstanding the foregoing, dividends on the Series B Preferred will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our Board. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred that may be in arrears, and holders of the Series B Preferred will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series B Preferred will be at the discretion of our Board and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our Board deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series B Preferred as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series B Preferred as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made on shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series B Preferred as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series B Preferred as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series B Preferred as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series B Preferred, all dividends declared on the Series B Preferred and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series B Preferred as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series B Preferred in the distribution of assets, then the holders of the Series B Preferred and all other such classes or series of capital stock shall share rateably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

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Holders of Series B Preferred will be entitled to written notice of any such liquidation, dissolution or winding up of no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series B Preferred is not redeemable by us prior to the three-year anniversary of the date of first issuance of each respective share, except upon a change of control.

On and after the three year anniversary of the date of each issuance, we may, at our option and upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Upon the occurrence of a change of control, whether before or after the three year anniversary of the date of the first issuance, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred, in whole or in part, within 120 days after notice of such Change of Control, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions shall have acquired our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

Redemption Procedures

In the event we elect to redeem Series B Preferred, the notice of redemption will be mailed to each holder of record of the Series B Preferred called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;
●	the number of shares of Series B Preferred to be redeemed;
●	the redemption price of $25 per share plus any accrued but unpaid dividends;
●	the place or places where certificates (if any) for the Series B Preferred are to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
●	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

If less than all of the Series B Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred except as to the holder to whom notice was defective or not given.

Holders of Series B Preferred to be redeemed shall surrender the Series B Preferred at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series B Preferred, those shares of Series B Preferred shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred is to be redeemed, the Series B Preferred to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

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In connection with any redemption of Series B Preferred, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred shall be redeemed unless all outstanding shares of Series B Preferred are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred (except by exchanging it for our capital stock ranking junior to the Series B Preferred as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

Subject to applicable law, we may purchase shares of Series B Preferred in the open market, by tender or by private agreement. Any shares of Series B Preferred that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Voting Rights

Holders of the Series B Preferred do not have any voting rights, except as set forth below or as otherwise required by the Nevada Revised Statutes.

On each matter on which holders of Series B Preferred are entitled to vote, each share of Series B Preferred will be entitled to one vote.

So long as any shares of Series B Preferred remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series B Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our amended and restated Certificate of Incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series B Preferred of any right, preference, privilege or voting power of the Series B Preferred (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series B Preferred, or the creation or issuance of any additional Series B Preferred or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain two-thirds of the votes entitled to be cast by the holders of the Series B Preferred and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the Amended Certificate of Designation, filed as Exhibit 10.55.1 and attached to the POS AM as filed with the SEC on June 2, 2020, or as may be required by applicable law, the Series B Preferred do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

No Conversion Rights

The Series B Preferred is not convertible into our common stock of the Company. However, if the Company effects any issuance by the Company or any of its subsidiaries of a new series of preferred stock paying a cash dividend in excess of 13% (a “Subsequent Series Preferred Stock”), the Holder may elect, in its sole discretion, to exchange all or some of the Series B Preferred Stock then held for such Subsequent Series Preferred Stock.

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No Pre-emptive Rights

The holders of the Series B Preferred will not, as holders of Series B Preferred, have any pre-emptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our Certificate of Incorporation and Bylaws may make it difficult and expensive for a third party to pursue a tender offer, change of control or takeover attempt, which is opposed by management and our Board.

Anti-Dilution Rights

The Certificate of Designations for the Series B Preferred provides that if we effect a stock dividend, a stock split or a reverse split of the Series B Preferred, the dividend and redemption rates will be proportionately adjusted.

Warrants

Holders of each Warrant may purchase one share of our Common Stock at an exercise price of $_.00 per share, subject to adjustment as discussed below under “Exercise Price/Adjustment”, immediately following the sale of each Unit and terminating at 5:00 p.m., New York City time, for a period of five years after the date of issuance.

Exercisability

The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of our stock transfer agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised.

Exercise Limitation

A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price/Adjustment

The exercise price of the Warrants is $_.00 per share (“Exercise Price”). The Exercise Price is subject to proportionate adjustment in the event of certain stock dividends and distributions, stock splits, reverse splits, reclassifications or similar events affecting our common stock.

In addition, the exercise price of the Warrants is subject to adjustment in the event during the five year exercise period from the original issuance of the Warrants, if we sell any shares of our Common Stock or securities exchangeable or exercisable or convertible into our Common Stock, subject to certain exceptions, at a price per share less than the exercise price of the Warrants then in effect or without consideration.

Fractional Shares

No fractional shares of our common stock will be issued upon exercise of the Warrants. If, upon exercise of any Warrant, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the number of shares of commons stock to the next whole share.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

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Warrant Agent; Global Certificate

The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Rights as a Stockholder

The Warrant holders do not have the rights or privileges of holders of our common stock or any voting rights until their respective Warrants are exercised and shares of our common stock are issued upon such exercise. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters on which our stockholders are entitled to vote.

Governing Law

The Warrants and he warrant agent agreement are governed by Nevada law.

Trading Market

We expect that the Units, the Series B Preferred and the Warrants will be quoted on the OTCQB under the symbols INVUU, INVUB AND INVUW, respectively.

Our goal is to apply to Nasdaq or OTCQX or OTCQB to list our Common Stock, Units, Series B Preferred, and Warrants on that exchange but there can be no assurance that any of our securities will, in fact, qualify for listing or quotation on Nasdaq or the OTCQX or OTCQB. We presently do not meet all of Nasdaq’s quantitative initial listing requirements or the OTCQX quotation requirements. If in the future we believe we do comply with the Nasdaq initial listing quantitative requirements, we must also meet its qualitative requirements. We cannot assure you that any of our securities will be listed on Nasdaq, OTCQX or OTCQB. However, our plan is to have the initial closing of our Units after the sale of 200,000 Units, resulting in proceeds of $5.0 million which will qualify for quotation on the OTCQB, provided that we have the minimum number of holders of the Series B Preferred and Warrants. See “Risk Factors.”

Transfer Agent and Registrar

Vstock Transfer, LLC., will act as the registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred. The principal business address of Vstock Transfer 18 Lafayette Place, Woodmere, Ny 11598. Phone: 212-828-8436 Fax: 646-536-3179.

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Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Series B Preferred offered by this prospectus. This discussion only applies to purchasers who purchase and hold the Series B Preferred as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series B Preferred in light of its particular circumstances.

This discussion is based upon provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series B Preferred in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series B Preferred who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series B Preferred as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series B Preferred, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series B Preferred, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Series B Preferred.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series B Preferred by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series B Preferred and you are for U.S. federal income tax purposes;

-	an individual citizen or resident of the United States;
-	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
-	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
-	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to the Series B Preferred, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. We do not, however, currently have current or accumulated earnings and profits. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series B Preferred on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series B Preferred, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Disposition of Series B Preferred, Including Redemptions.”

Under current law, dividends received by individual holders of the Series B Preferred will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual stockholders with respect to Series B Preferred that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Series B Preferred becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Series B Preferred that is held for 90 days or less during the 181 day period beginning on the date which is 90 days before the date on which the Series B Preferred becomes ex-dividend). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. In addition, dividends recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual stockholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

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Dividends received by corporate stockholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate stockholders of the Series B Preferred should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Series B Preferred that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Series B Preferred by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Series B Preferred is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series B Preferred.

Constructive Distributions on Series B Preferred. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series B Preferred that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series B Preferred is uncertain.

We have the right to call the Series B Preferred for redemption on or after November 4, 2020 (the “call option”), and have the option to redeem the Series B Preferred upon any Change of Control (the “contingent call option”). The stated redemption price of the Series B Preferred upon any redemption pursuant to our call option or contingent call option is equal to the liquidation preference of the Series B Preferred (i.e., $25.00, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series B Preferred exceeds the issue price of the Series B Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series B Preferred. The redemption price for the Series B Preferred should be the liquidation preference of the Series B Preferred Assuming that the issue price of the Series B Preferred is determined under principles similar to the OID Rules, the issue price for the Series B Preferred should be the initial Offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series B Preferred is sold.

A redemption premium for the Series B Preferred should not result in constructive distributions to U.S. holders of the Series B Preferred if the redemption premium is less than a de-minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series B Preferred should be considered de-minimis if such premium is less than .0025 of the Series B Preferred liquidation value of $__ at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series B Preferred is unclear, the remainder of this discussion assumes that the Series B Preferred is issued with a redemption premium greater than a de-minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. The fact that a redemption right is not within the safe harbour described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series B Preferred should be required to recognize constructive distributions of the redemption premium because of our call option.

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Disposition of Series B Preferred, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series B Preferred, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series B Preferred is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

A redemption of shares of the Series B Preferred will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series B Preferred exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred redeemed, except to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred, which will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General.” A payment made in redemption of Series B Preferred may be treated as a dividend, rather than as payment in exchange for the Series B Preferred, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or
●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series B Preferred and the common stock that the U.S. Holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series B Preferred generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Series B Preferred -Voting Rights.” For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the Series B Preferred should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred will be treated as a dividend or a payment in exchange for the Series B Preferred. If the redemption payment is treated as a dividend, the rules discussed above in “Certain U.S. Federal Income Tax Considerations – U.S. Holders: Distributions in General” apply. Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series B Preferred is treated as a distribution with respect to such holder’s Series B Preferred, but not as a dividend, such amount will be allocated to all shares of the Series B Preferred held by such holder immediately before the redemption on a pro rata basis. The amount applied to each share will reduce such holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such holder has different bases in shares of the Series B Preferred, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such holder could have gain even if such holder’s aggregate adjusted tax basis in all shares of the Series B Preferred held exceeds the aggregate amount of such distribution.

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The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series B Preferred to the holder’s remaining, unredeemed Series B Preferred (if any), but not to any other class of stock held, directly or indirectly, by the holder. Any unrecovered basis in the Series B Preferred would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series B Preferred and to certain payments of proceeds on the sale or other disposition of the Series B Preferred. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Series B Preferred and certain payments of proceeds on the sale or other disposition of the Series B Preferred unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above under the caption “Certain U.S. Federal Income Tax Considerations,” the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series B Preferred by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series B Preferred and you are not a “U.S. holder.”

Distributions on the Series B Preferred. If distributions are made with respect to the Series B Preferred, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series B Preferred and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series B Preferred, the tax treatment of which is discussed below under “Certain U.S. Federal Income Tax Considerations – Non-U.S. Holders: Disposition of Series B Preferred, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Certain U.S. Federal Income Tax Considerations – Non-U.S. Holders: Disposition of Series B Preferred, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series B Preferred will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series B Preferred who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series B Preferred is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series B Preferred eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

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Disposition of Series B Preferred, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series B Preferred will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);
●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897I of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five year period ending on the date of disposition more than 5% of the Series B Preferred. This assumes that the Series B Preferred is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series B Preferred is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and Non-corporate taxpayers. If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series B Preferred, a redemption of shares of the Series B Preferred will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series B Preferred exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred, which generally will be subject to the rules discussed above in “Certain U.S. Federal Income Tax Considerations - Non-U.S. Holders: Distributions on the Series B Preferred.” A payment made in redemption of the Series B Preferred may be treated as a dividend, rather than as payment in exchange for the Series B Preferred, in the same circumstances discussed above under “Certain U.S. Federal Income Tax Considerations - U.S. Holders: Disposition of Series B Preferred, Including Redemptions.” Each Non-U.S. holder of the Series B Preferred should consult its own tax advisors to determine whether a payment made in redemption of the Series B Preferred will be treated as a dividend or as payment in exchange for the Series B Preferred.

Information reporting and backup withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series B Preferred unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series B Preferred paid on or after July 1, 2014 and the gross proceeds of a sale or other disposition of Series B Preferred paid on or after January 1, 2019 to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series B Preferred.

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Plan of Distribution

The Offering

The Units are being offered by our officers and directors without any compensation for selling Units. The Units are offered on a best effort no minimum basis which creates a higher degree of risk for earlier investors. See “Risk Factors.” All proceeds shall be paid to the order of International Financial Enterprise Bank (“IFEB Bank”), with offices in Dallas, Texas, also referred to hereinafter as the “Escrow Agent, the Escrow Agent, shall deposit all funds into an escrow account it has created. The Escrow Agent shall retain $9.75 per Unit as a fund to insure investors will receive 13% cash dividends for the initial three years resulting in proceeds to the Company of $15.25 per Unit, prior. The Certificate of Designations for the Series B Preferred requires our Board to declare them, subject to the NRS requirement and limitations.

Escrow Agreement

Under the terms of the Escrow Agreement, the Escrow Agent will pay all remaining funds to the Company less expenses of the Escrow Agent as proceeds of payment are cleared. However, if the Escrow Agent receives notice that a broker-dealer has sold Units (which notice may be by email form the broker-dealer), the Escrow Agent will (with our consent) pay the broker-dealer the commissions described in the next paragraph.

While we do not have any agreements with any broker-dealers (each a “Placement Agent) to sell Units, we have obtained approval from the Financial Regulatory Authority that broker-dealers who sell Units may receive commissions of 9% of the $25 Unit Offering Price or $25.00 per Unit sold as a direct result of the selling efforts and introductions of Placement Agents.

Placement Agent Agreement

The Company shall, at each closing of the Offering (each a “Closing”), as compensation for the services provided by the Placement Agent(s) hereunder, pay the Placement Agent(s) a cash commission equal to nine (9%) percent of the gross proceeds received by the Company from Qualified Investors from such closing (the “Cash Fee”) as a direct result of the selling efforts and introductions of each respective Placement Agent.

At the final Closing of the Offering, as additional compensation for the services provided by the Placement Agent(s) hereunder, the Company will issue to the Placement Agents a number of warrants (the “Placement Agent Warrants”) equal to nine (9%) percent of the total number of Units sold to Qualified Investors as a direct result of the selling efforts and introductions of each respective Placement Agent. The Placement Agent Warrants will entitle each respective Placement Agent to purchase for a period of five (5) years the number of Units subject to each Placement Agent’s Warrants, at the Unit Offering Price of $25.00 per Unit, solely based upon the selling efforts and introductions of each respective Placement Agent to Qualified Investors who, in fact, subscribe for and purchase Units in the Offering.

Legal Matters

The validity of the Series B Preferred offered hereby and other certain legal matters will be passed upon for us by The Lonergan Law Firm, LLC, Lawrence R. Lonergan, Esq. We have incorporated by reference Exhibit 5.1 to the registration statement filed on March 3, 2020, of which this prospectus is included, with respect to the securities subject to the Offering.

Experts

The consolidated financial statements as of March 31, 2019 and 2018 and for each of the years in the two-year period ended March 31, 2019, included in this Form S-1 have been so included in reliance upon the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

Where You Can Find MORE Information

We have filed with the SEC, Washington, D.C. 20549, under the Securities Act, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The SEC’s internet address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were made as of an earlier date. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements, and other information with the SEC in accordance with requirements of the Exchange Act. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our website is located at http://www.InvestView.com. You can also request copies of such documents, free of charge, by contacting us at 732-889-4300.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the Nevada General Corporation Law and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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2,000,000 Units

Each Unit Consisting of

One Share of 13% Series B Preferred Cumulative Redeemable Perpetual Preferred Stock and

Five Warrants Each Exercisable to Purchase One Share of Common Stock

Liquidation Preference $25 per Series B Preferred Stock

Investview, Inc.

PROSPECTUS

[      ], 2020

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the Company) that we may incur in connection with the securities being registered hereby.

Offering Expenses
SEC registration fee	$6,620
FINRA filing fee	$31,000
Printing expenses	$3,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$35,000
Miscellaneous	$25,000
Total	$125,620

Item 14. Indemnification of Directors and Officers.

Our articles of incorporation, by-laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 145 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Nevada General Corporation Law, Article Seven of our articles of incorporation eliminates the liability of a director to us for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

● from any breach of the director’s duty of loyalty to us;

● from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

● under Section 174 of the Nevada General Corporation Law; and

● from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

The Company has purchased [and intends to maintain] insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by us within the past three years and not registered under the Securities Act of 1933, (the “Securities Act”).

Subsequent to March 31, 2020, we repurchased 9,079 shares of our common stock from a third party. These shares were immediately cancelled. Also subsequent to March 31, 2020 we issued 21,000,000 shares of our common stock for services and compensation.

In March 2020, we entered into a two separate Convertible Promissory Notes and received proceeds of $200,000 and $150,000 after incurring loan fees of $3,000 for each. The notes incur interest at 10% per annum and have maturity dates in June of 2021. The Convertible Promissory Notes have variable conversion rates that are 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment.

In the fourth quarter of the year ending March 31 2020, we issued a total of 11,000,000 shares of our common stock to two employees as compensation.

Effective March 31, 2020 we entered into a settlement agreement with a member of our senior management team to issue 200,000,000 shares of our common stock to repay a $3,600,000 convertible promissory note and $500,000 worth of short-term advances for a total of $4,100,000 worth of related party debt settled. In conjunction with the settlement the full debt discount associated with the note, in the amount of $3,600,000, was recognized into interest expense during the year ended March 31, 2020.

In October 2019 we received $175,000 in proceeds from the sale of 7,000,000 shares of our common stock and issued 12,400,000 shares of our common stock for services.

In December 2019 we issued 3,218,592 shares of our common stock for services that has not been previously reported in any of our SEC filings.

In January and February 2020 we issued 10,000,000 shares of our common stock for services.

In August and September 2019 we issued 13,000,000 shares of our common stock for proceeds of $325,000.

In July 2019, we entered into a Convertible Promissory Note and received proceeds of $140,000 after incurring loan fees of $3,000. The note incurs interest at 12% per annum and has a maturity date of October 8, 2020. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment.

In August 2019, we entered into a Convertible Promissory Note and received proceeds of $100,000 after incurring loan fees of $3,000. The note incurs interest at 12% per annum and has a maturity date of November 28, 2020. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment.

In September 2019, we entered into a Convertible Promissory Note and received proceeds of $125,000 after incurring loan fees of $3,000. The note incurs interest at 12% per annum and has a maturity date of December 10, 2020. The Convertible Promissory Note has a variable conversion rate that is 65% of the average of the two lowest trading prices during the previous 15-trading-day period, subject to adjustment.

During the six months ended September 30, 2019, we issued 52,215,648 shares of common stock in exchange for net proceeds of $650,000.

In conjunction with the sale of common stock during the year ended March 31, 2018, we provided a guarantee to certain individuals such that we would issue additional shares of our common stock if the average closing price of our common stock fell below $0.02 per share on the 20 days preceding the 18-month anniversary of the date the shares were originally sold. As a result of this guarantee, we had recorded $626,388 in accounts payable and accrued liabilities on our balance sheet as of March 31, 2018. During the year ended March 31, 2019, the 18-month anniversary passed without the common stock falling below the set threshold, therefore, we were released from the guarantee, and we increased additional paid-in capital by $525,000 to remove the previously recorded offering costs. During the six months ended September 30, 2019, the 18-month anniversary passed without the common stock falling below the set threshold, therefore, we were released from the guarantee, and we increased additional paid-in capital by $101,387 to remove the previously recorded offering costs.

Also during the six months ended September 30, 2019, we issued 241,000,000 shares of common stock, valued at $3,865,500 based on the market date on the day of issuance, to multiple employees for services and compensation, which is subject to forfeiture if the employee is not in good standing at the time the shares are fully vested. Of the $3,865,500 value we recognized $1,515,915 as an expense during the six months ending September 30, 2019 and the remaining $2,349,585 will be recognized rateably over the vesting term.

During the six months ended September 30, 2019 we repurchased 5,150 shares of common stock for $102 and we cancelled 22,500,000 shares that were returned in accordance with the terms of a Convertible Promissory Note (see Note 6), reducing common stock by $22,500 and increasing additional paid in capital by the same. We also cancelled 200,000,000 shares returned in conjunction with the termination of a Joint Venture Agreement entered into in March of 2019, reducing common stock by $200,000, reducing additional paid in capital by $3,180,000, offset with a reduction in our prepaid asset of $3,380,000. During the six months ended September 30, 2019 we recorded a beneficial conversion feature of $1,000,000 related to a convertible promissory note entered into with a related party (see Note 5).

On February 7, 2019, the Company executed an amendment to a contract executed on April 8, 2018 for twelve months for consulting services. The Company issued 250,000 shares of common stock at the signing of the contract valued at $30,500 that is being amortized over the life of the contract.

On March 22, 2019, the Company issued 3,260,870 shares of common stock to an institutional investor as part of a promissory note for the first tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $375,000 which was recorded as prepaid until the six-month maturity has passed. The Company also issued 1,000,000 shares of common stock to the institutional investor as a commitment fee. The value of these shares is $115,000.

On April 2, 2019, the Company issued 800,000 shares of common stock pursuant to a capital call notice in relation to an Equity Purchase Agreement dated June 18, 2018. The capital call totalled $59,100.

On May 17, 2019, the Company executed a contract for three months for consulting services. The Company issued 500,000 shares of common stock at the signing of the contract valued at $53,000 that is being amortized over the life of the contract. The contract further indicated that another 500,000 shares were to be issued at the end of three months. The Company issued the second 500,000 shares of common stock on August 20, 2019. The value of the shares is $31,200 and was expensed.

On July 10, 2019, the Company issued 2,692,307 shares of common stock to an institutional investor as part of a promissory note for the second tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $167,462 which was recorded as prepaid until the six-month maturity has passed.

On September 30, 2019, the Company issued 4,000,000 shares of common stock to an institutional investor as part of a promissory note for the third and final tranche payment. These shares are returnable if the Company repays the promissory note before the maturity date. The value of these shares is $280,000 which was recorded as prepaid until the six-month maturity has passed.

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On September 25, 2019, the Company executed a contract for six months for consulting services. The contract included the issuance of 250,000 shares of common stock. The value of these shares is $13,750. The shares had not yet been issued at the nine months ended September 30,2019, so the value was recorded as Shares to be Issued.

During the nine months ended September 30, 2019, the Company issued 4,749,992 shares of common stock to consultants for services rendered in accordance to consulting agreements. The value of these shares is $466,403

During the nine months ended September 30, 2019, the Company issued 20,270,431 shares of common stock for debt conversion totalling $932,667 which includes $889,950 principal, $40,217 accrued interest and $2,500 due diligence fee.

During the year ended March 31, 2018, we issued 267,127,500 shares of common stock for net proceeds of $2,495,338. We issued 125,000 shares of common stock with a value of $7,500 for a one-year consulting agreement, 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement, and 94,250,333 shares of common stock with a value of $6,719,734 for consulting and service agreements; of the value of the shares issued for services and the license agreement $6,846,060 was recorded as expense, $3,555 was recorded as a prepaid asset, and $2,133,620 was recorded as a long-term license agreement during the year ended March 31, 2018. We also issued 239,575,884 shares of our common stock in settlement of debt, wherein accrued liabilities, principal, accrued interest, and derivative liabilities were extinguished in the amounts of $435,892, $2,348,606, $20,696, and $38,557, respectively, and we recognized a loss on the settlement of debt in the amount of $3,186,394 in the statement of operations for the year ended March 31, 2018. In conjunction with the shares issued for the settlement of debt, a gain of $413,012 related to the period prior to the reverse acquisition with Wealth Generators was excluded from the statement of operations. As a result of the reverse acquisition, we issued 1,358,670,942 shares of common stock. During the year ended March 31, 2018, we entered into an equity distribution agreement that provides for cash advances up to $5,000,000 in exchange for shares of our common stock, to be fulfilled at our request. Pursuant to that agreement, we issued 4,273,504 shares of common stock as a commitment fee, recorded a liability of $250,000 for future commitment fees to be paid, and paid cash of $15,000 for due diligence costs. As a result, common stock increased $4,274 and additional paid in capital decreased by $269,274 to offset any proceeds from future equity transactions resulting from the agreement. During the year ended March 31, 2018, we cancelled 250,000 shares of common stock and 1,300 shares of treasury stock, resulting in a decrease in common stock of $251, a decrease in additional paid in capital of $8,338, and a decrease in treasury stock of $8,589.

In conjunction with the sale of common stock during the year ended March 31, 2018, we provided a guarantee to certain individuals such that we would issue additional shares of our common stock if the average closing price of our common stock fell below $0.02 per share on the 20 days preceding the 18-month anniversary of the date the shares were originally sold. As a result of this guarantee we have recorded $626,388 in accounts payable and accrued liabilities on our balance sheet as of March 31, 2018.

During the year ended March 31, 2017, we issued 10,670,840 shares of common stock in exchange for $157,500 of cash proceeds. We issued 6,072,200 shares of common stock with a value of $31,775 for legal and consulting services, of which $18,390 was for current year services and $173,647 was for services incurred in previous periods, therefore we recorded a gain on settlement of debt for $160,262. We issued 21,069,580 and 400,000 shares of stock valued at $983,735 and $25,800 for compensation and director fees, respectively, of which $536,575 was for current year services and $472,960 was for amounts previously accrued. We also issued 72,709,924 shares of common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,994,362, $414,160, and $128,490, respectively, and we recognized a gain on the settlement of debt in the amount of $2,163,813. We also wrote off $250,000 worth of Common Stock Subscription Receivable to Additional Paid in Capital during the year ended March 31, 2017, due to the amounts being uncollectible.

During the six months ended September 30, 2018, we issued 50,000,000 shares of common stock for the acquisition of United Games, LLC and United League, LLC. We also issued 1,000,000 shares of common stock, valued at $10,000 based on the market date on the day of issuance, to an employee for compensation, which is subject to forfeiture if the employee is not in good standing six months after the date of issuance. Also during the six months ended September 30, 2018, we repurchased 7,000,000 shares of common stock for $91,000.

On December 29, 2018, we issued 3,000,000 shares of our common stock to TRITON FUNDS LLC as a donation as agreed in the Common Stock Purchase Agreement with TRITON FUNDS LP.

On January 11, 2019, we entered into a convertible promissory note in the amount of $138,000, with Power Up Lending Group, Ltd. and received proceeds of $138,000. The note incurs interest at 12% per annum and has a maturity date of April 11, 2020.

In February 2019, we entered into a securities purchase agreement and convertible promissory note in the amount of $270,000, with Labrys Fund, LP and received proceeds of $243,000. The note incurs interest at 12% per annum and has a maturity date of August 6, 2019. In accordance with the terms of the note, we issued 22,500,000 shares of common stock to the note holder as a commitment fee, provided, however, these shares must be returned to us if the note is fully repaid and satisfied prior to the date that is 180 days following the issue date.

On March 6, 2019, we entered into a joint venture agreement with AI Data Consulting LLC and Freedom Enterprise LLC under which the parties will operate a joint venture acquiring, reselling, and operating high-speed computer processing equipment. Under the terms of that agreement, we issued an aggregate of 400,000,000 shares of our common stock to those two entities, all of which are subject to forfeiture if the joint venture does not reach certain milestones established in the agreement.

On March 29, 2019, we issued 1,000,000 shares of our common stock to an employee as compensation.

On April 27, 2020, the Company entered into a Securities Purcahse Agreement (“SPA”) and related agreements with DBR Capital, LLC, a Pennsylvania limited liability company (“DBR”), pursuant to which DBR purchased a $1.3 million convertible note and agreed to purchase a $700,000 convertible note, which was funded on May 28, 2020. DBR also agreed to purchase an additional convertible note in the principal amount of $9.0 on or before October 31, 2020. The SPA also contemplated the creation of a new broker-dealer subsidiary for the Company and the exchange of a portion of the equity the new subsidiary to DBR in consideration for the rights to certain proprietary software and other intellectual property owned by DBR. Reference is made to the Company’s Form 8-K filed with the SEC on April 30, 2020 and the exhibits filed as part of the 8-K, including the SPA, a Voting Agreement, Lock-Up Agreement and the $1.3 million convertible note.

The securities represented by each of the transactions described above were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each of the investors is either an “accredited investor” as defined in Rule 501(a) of Regulation D or a sophisticated investor able to bear the risks of the investment. Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock on conversion of the notes, issuances under the restricted stock grants, or upon the exercise of the warrants will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit Number*	Title of Document	Location

Item 2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.01	Contribution Agreement between Investview, Inc., Wealth Generators, LLC, and the members of Wealth Generators, LLC dated March 31, 2017	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2017
Item 3	Articles of Incorporation and Bylaws
3.01	Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999
3.02	Articles of Amendments to the Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999
3.03	Bylaws	Incorporated by reference to the Form 10SB12G filed August 12, 1999
3.04	Amendment to Articles of Incorporation or by-laws	Incorporated by reference to the Current Report on Form 8-K filed February 15, 2007
3.05	Certificate of Change filed pursuant to NRS 78.209	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012
3.06	Articles of Merger filed pursuant to NRS 92.A.200	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012
3.07	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to the Definitive Information Statement filed December 20, 2017
3.08	Amendment of Articles of Incorporation to increase blank check Preferred Shares	Incorporated by reference to the Definitive Information Statement filed December 10, 2019
Item 4	Instruments Defining the Rights of Security Holders, including indentures
4.01	Common Stock Specimen	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018
Item 5	Opinion re Legality
5.01	The Opinion of The Lonergan Law Firm, LLC	Incorporated by reference to the Registration Statement on Form S-1 filed March 3, 2020.
Item 10	Material Contracts
10.01	Form of Common Stock Purchase Warrant dated July 7, 2011	Incorporated by reference to the Current Report on Form 8-K filed July 13, 2011
10.02	Form of Common Stock Purchase Warrant – August 2012	Incorporated by reference to the Current Report on Form 8-K filed August 20, 2012
10.03	2012 Incentive Stock Plan**	Incorporated by reference to the Registration Statement on Form S-8 filed July 25, 2012
10.04	Form of Common Stock Purchase Warrant issued to Allied Global Ventures LLC	Incorporated by reference to the Current Report on Form 8-K filed October 8, 2013
10.05	Form of Common Stock Purchase Warrant	Incorporated by reference to the Current Report on Form 8-K filed June 11, 2014
10.06	Form of Common Stock Purchase Warrant – September 30, 2014	Incorporated by reference to the Current Report on Form 8-K filed October 7, 2014
10.22	Form of Conversion Agreement dated June 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017
10.23	Agreement entered into with CTB Rise International Inc. dated June 7, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017
10.24	Founder Employment Agreement between Investview, Inc. and Ryan Smith, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017
10.25	Founder Employment Agreement between Investview, Inc. and Annette Raynor, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017
10.26	Founder Employment Agreement between Investview, Inc. and Chad Miller, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017
10.27	Founder Employment Agreement between Investview, Inc. and Mario Romano, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017
10.28	Founder Revenue Agreement among Investview, Inc. and Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

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10.29	Contribution and Exchange Agreement between Investview, Inc. and HODO-mania, Inc., entered October 20, 2017	Incorporated by reference to the Current Report on Form 8-K filed October 27, 2017
10.30	Product Contribution Agreement between Investview, Inc. and Priam Technologies, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017
10.31	Exclusive License Agreement between Investview, Inc. and Binnacle Research Marketing, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017
10.32	Product Contribution Agreement between Investview, Inc. and WestMyn Technology Services, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017
10.33	Securities Purchase Agreement between InvestView, Inc., and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017
10.34	Registration Rights Agreement between InvestView, Inc., and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017
10.35	Standby Equity Distribution Agreement between InvestView, Inc., and YAII PN, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017
10.36	Purchase Agreement between United Marketing, LLC and Investview, Inc., entered July 20, 2018	Incorporated by reference from Current Report on Form 8-K filed July 25, 2018
10.37	Product Contribution Agreement between Investview, Inc. and WestMyn Technology Services, Inc., entered May 1, 2018	Incorporated by reference from the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2018, filed September 5, 2018
10.38	Capital Crypto Mining Agreement between Investview, Inc. and WestMyn Technology Services, Inc., entered May 1, 2018	Incorporated by reference from the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed September 5, 2018
10.39	Master Services Agreement between Investview, Inc., its assigns, and BYOBitcoin LLC	Incorporated by reference from Current Report on Form 8-K filed September 25, 2018
10.41	Stock Buyback Letter Agreement between Investview, Inc. and Yorkville Advisors Global, LP and its subsidiaries dated September 13, 2018	Incorporated by reference from Current Report on Form 8-K filed September 26, 2018
10.42	Common Stock Purchase Agreement between Investview, Inc. and TRITON FUNDS, LP., entered December 29, 2018	Incorporated by reference to the Current Report on Form 8-K filed January 7, 2019
10.43	Registration Rights Agreement between Investview, Inc. and TRITON FUNDS, LP., entered December 29, 2018	Incorporated by reference to the Current Report on Form 8-K filed January 7, 2019
10.44	Share Donation Agreement between Investview, Inc. and TRITON FUNDS, LP, Ltd., entered December 29, 2018	Incorporated by reference to the Current Report on Form 8-K filed January 7, 2019
10.45	Joint Venture Agreement among Investview, Inc. and AI Data Consulting, LLC, and Freedom Enterprise, LLC	Incorporated by reference to the Current Report on Form 8-K/A filed March 8, 2019
10.46	Amended Common Stock Purchase Agreement between Investview, Inc. and TRITON FUNDS LP entered March 22, 2019	Incorporated by reference to the Current Report on Form 8-K filed March 26, 2019
10.47	Form of Kuvera, LLC Crypto Mining Agreement	Incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1/A filed April 17, 2019
10.48	Second Amendment of Common Stock Purchase Agreement between Investview, Inc. and TRITON FUNDS LP entered April 11, 2019	Incorporated by reference to the Current Report on Form 8-K filed April 12, 2019
10.49	Securities Purchase and Royalty Agreement between Investview, Inc., and Brian McMullen, dated as of July 23, 2019	Incorporated by reference to the Current Report on Form 8-K filed August 1, 2019

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10.50	Convertible Promissory Note, dated as of July 23, 2019	Incorporated by reference to the Current Report on Form 8-K filed August 1, 2019
10.51	Employment Agreement between Investview, Inc. and Jayme McWidener, effective as of September 15, 2019	Incorporated by reference to the Current Report on Form 8-K filed September 12, 2019
10.52	Revenue Share Agreement dated September 16, 2019, and executed October 1, 2019	Incorporated by reference to the Current Report on Form 8-K filed October 7, 2019
10.53	Agreement to Terminate Joint Venture Agreement of March 5, 2019, dated September 16, 2019, and executed October 1, 2019	Incorporated by reference to the Current Report on Form 8-K filed October 7, 2019
10.54	Employment Agreement between Joseph Cammarata and Investview, Inc. effective December 1, 2019	Incorporated by reference to the Current Report on Form 8-K filed December 4, 2019
10.55.1	Certificate of Amendment of Certificate of Designation of Designation of 13% Series B Cumulative Redeemable Perpetual Preferred Stock, as Amended, filed herewith	Filed with the POS AM as filed with the SEC on June 2, 2020.
10.56.1	Form of Placement Agent Agreement, as Amended	Filed with the S-1/A on March 3, 2020.
10.57	Common Stock Purchase Warrant	Filed with the S-1/A on March 3, 2020.
10.58	Form of Warrant Exercise	Filed as part of Exhibit 10.57.
10.63	Securities Purchase Agreement and related agreements between Investview, Inc. and DBR Capital, LLC; Sales of Unregistered Securities; Departure of Directors or Certain Officers, and Election of Directors,	Incorporated by reference to the Current Report on form 8K/A filed on April 30, 2020
10.64	Consent of Holders of Series B Preferred	Filed with the POS AM as filed with the SEC on June 2, 2020 herewith
10.65	On May 28, 2020, Investview, Inc., and DBR Capital, LLC, completed the second closing under the Securities Purchase Agreement originally entered into between the parties on April 27, 2020. At the second closing, DBR Capital purchased a $700,000 convertible promissory note.	Incorporated by reference to the Current Report on form 8K filed on June 2, 2020
Item 21	Subsidiaries of the Registrant
21.01	Schedule of Subsidiaries	Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1/A filed March 11, 2019
Item 23	Consents of Experts and Counsel
23.01	Consent of Haynie & Company	Filed herewith.
Item 24	Power of Attorney
24.01	Power of Attorney	See signature page to this filing.
Item 101	Interactive Data Files***
101.INS	XBRL Instance Document	Filed herewith.
101.SCH	XBRL Taxonomy Extension Schema	Filed herewith.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Filed herewith.
101.DEF	XBRL Taxonomy Extension Definition Linkbase	Filed herewith.
101.LAB	XBRL Taxonomy Extension Label Linkbase	Filed herewith.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Filed herewith.

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

**	Identifies each management contract or compensatory plan or arrangement required to be filed as an exhibit, as required by Item 15(a)(3) of Form 10-K.

***	Users of this data are advised that, pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or Annual Report for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Exchange Act of 1934 and otherwise are not subject to liability.

The list of exhibits in the Index to Exhibits to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eatontown, New Jersey, on the 21st day of July 2020.

INVESTVIEW, INC.

By:	/s/ Joseph Cammarata
Joseph Cammarata
Chief Executive Officer

By:	/s/ Jayme Lin McWidener
Jayme Lin McWidener
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Joseph Cammarata
Joseph Cammarata	Chief Executive Officer and Director	07/21/2020

/s/ David Rothrock
David Rothrock	Director	07/21/2020

/s/ Mario Romano
Mario Romano	Director	07/21/2020

/s/ Jayme McWidener
Jayme Lin McWidener	Chief Financial Officer and Principal Accounting Officer	07/21/2020

/s/ Annette Raynor
Annette Raynor	Chief Operations Officer	07/21/2020

/s/ James Bell
James Bell	Director	07/21/2020

/s/ William C. Kosoff
William C. Kosoff	Corporate Secretary	07/21/2020

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